    As filed with the Securities and Exchange Commission on August 10, 2001

                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                        CATAWBA VALLEY BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

    NORTH CAROLINA               6712                      56-2137427
   (State or other        (Primary Standard             (I.R.S. Employer
   jurisdiction of            Industrial              Identification No.)
   incorporation or      Classification Code
    organization)              Number)

                             1039 Second Street, NE
                       Hickory, North Carolina 28601-3843
                                 (828) 431-2300
  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                                 R. Steve Aaron
                     President and Chief Executive Officer
                        CATAWBA VALLEY BANCSHARES, INC.
                             1039 Second Street, NE
                       Hickory, North Carolina 28601-3843
                                 (828) 431-2300
 (Name, address, including zip code, and telephone number, including area code of agent for service)

                                ---------------
                                With Copies To:
                            Anthony Gaeta, Jr., Esq.
                               Erik Gerhard, Esq.
                             Gaeta & Glesener, P.A.
                        808 Salem Woods Drive, Suite 201
                         Raleigh, North Carolina 27615
                                 (919) 845-2558

                                ---------------
   Approximate date of commencement of the proposed sale to the public: The date of mailing of the enclosed Joint Proxy Statement-Prospectus to the shareholders of Catawba Valley Bancshares, Inc. and First Gaston Bank of North Carolina.

                                ---------------
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 464(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                         Proposed       Proposed
 Title of Each Class of                  Maximum        Maximum      Amount of
    Securities to be     Amount to be Offering Price   Aggregate    Registration
       Registered         Registered    Per Share    Offering Price     Fee
--------------------------------------------------------------------------------
Common Stock $1.00 Par
 Value.................   1,127,756      $13.25*      $14,942,767*   $3,735.69
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* As provided in the Agreement and Plan of Share Exchange, each outstanding share of common stock of First Gaston Bank of North Carolina will be converted into and exchanged for .8934 shares of the common stock of the Registrant. In accordance with Rule 457(f)(1), the registration fee is based upon the average of the bid and asked price of the common stock of First Gaston Bank of North Carolina on August 7, 2001.

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        JOINT PROXY STATEMENT-PROSPECTUS

                        CATAWBA VALLEY BANCSHARES, INC.
                      FIRST GASTON BANK OF NORTH CAROLINA

                              ACQUISITION PROPOSED
                          YOUR VOTE IS VERY IMPORTANT

   The Boards of Directors of Catawba Valley Bancshares, Inc. and First Gaston Bank of North Carolina have agreed that Catawba Valley Bancshares will become the holding company of First Gaston by exchanging all the outstanding common stock of First Gaston for shares of common stock of Catawba Valley Bancshares.

   Before this transaction can be completed, First Gaston's and Catawba Valley Bancshares' shareholders must vote to approve it. We are sending you this Joint Proxy Statement-Prospectus to ask you to vote in favor of the transaction.

   First Gaston shareholders would receive 0.8934 shares of common stock of Catawba Valley Bancshares for each share of First Gaston that they own just before the transaction. On May 31, 2001, Catawba Valley Bancshares' stock closed at $14.50 per share, making the value of 0.8934 shares of Catawba Valley Bancshares' common stock equal to $12.95 on that date. First Gaston stock
closed at $    per share on the same date.

   You should obtain current market quotations for both Catawba Valley Bancshares and First Gaston which are listed on the OTC Bulletin Board under the symbols "CTVB" and "FGBN".

   Catawba Valley Bancshares' shareholders are separately being asked to
approve (i) the renaming of Catawba Valley Bancshares to "         " and (ii)
the changing of the bylaws of Catawba Valley Bancshares reducing the minimum number of directors from nine (9) to eight (8) as prerequisites to the completion of the share exchange.

   Whether or not you plan to attend the shareholders' meetings, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the renaming of Catawba Valley Bancshares to
"      ", in favor of the bylaw change reducing the minimum number of directors from nine (9) to eight (8), and in favor of the share exchange between First Gaston and Catawba Valley Bancshares. By signing the proxy, you also authorize us to vote in our discretion for any procedural motions, such as a motion for adjournment, that may come up at the meetings.

   The date, time and place of the Catawba Valley Bancshares shareholders' meeting is:

         , 2001        p.m.              Hickory, North Carolina

   The date, time and place of the First Gaston meeting is:

         , 2001        p.m.              Gastonia, North Carolina

   This Joint Proxy Statement-Prospectus provides you with detailed information about the share exchange between Catawba Valley Bancshares and First Gaston and the name and bylaw changes for Catawba Valley Bancshares. We encourage you to read this entire document carefully.

   The Boards of Directors of Catawba Valley Bancshares and First Gaston unanimously recommend a vote "FOR" the proposals described in this document.

             R. Steve Aaron                           W. Alex Hall
 President and Chief Executive Officer   President and Chief Executive Officer
    Catawba Valley Bancshares, Inc.       First Gaston Bank of North Carolina
        Hickory, North Carolina                 Gastonia, North Carolina

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this Joint Proxy Statement-Prospectus. Any representation to the contrary is a criminal offense. These securities are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

   An investment in Catawba Valley Bancshares stock will involve certain risks, including a possible loss of investment. See "Risk Factors" on page .

   This Joint Proxy Statement-Prospectus is dated       , 2001 and is first
mailed to shareholders on       , 2001.

                        CATAWBA VALLEY BANCSHARES, INC.
                             1039 SECOND STREET, NE
                       HICKORY, NORTH CAROLINA 28601-3843

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON       , 2001

To the Shareholders of Catawba Valley Bancshares, Inc.:

   Catawba Valley Bancshares, Inc. will hold a special meeting of shareholders
at       , Hickory, North Carolina, at        p.m. on       , 2001 to vote on
the following proposals:

  1. To authorize the Board of Directors to issue shares of Catawba Valley Bancshares common stock in exchange for all outstanding shares of First Gaston Bank of North Carolina common stock at a ratio of 0.8934 shares of Catawba Valley Bancshares common stock for each share of First Gaston common stock.

  2. To approve the renaming of Catawba Valley Bancshares to "      ".

  3. To approve an amendment to the bylaws of Catawba Valley Bancshares reducing the minimum number of directors from nine (9) to eight (8).

  4. Any other matters that properly come before the special meeting or any adjournments or postponements thereof.

   Record holders of Catawba Valley Bancshares' common stock at the close of
business on       , 2001 will receive notice of and may vote at the special
meeting including any adjournments or postponements. Your Board of Directors cordially invites you to attend the special meeting.

   Please mark, sign, date, and return your proxy promptly whether or not you plan to attend the special meeting. Your board of directors unanimously recommends that you vote for approval of the proposals that you will vote on at the special meeting.

                                          By Order of the Board of Directors

                                          Carole F. Teague
                                          Secretary

Hickory, North Carolina
      , 2001

                      FIRST GASTON BANK OF NORTH CAROLINA
                            804 SOUTH NEW HOPE ROAD
                         GASTONIA, NORTH CAROLINA 28054

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON       , 2001

To the Shareholders of First Gaston Bank of North Carolina:

   First Gaston Bank of North Carolina will hold a special meeting of
shareholders at       , Gastonia, North Carolina, at        p.m. on       ,
2001 to vote on the following proposals:

  1. To approve the Agreement and Plan of Share Exchange between First Gaston Bank of North Carolina and Catawba Valley Bancshares, Inc. and the transactions contemplated by the Agreement including the exchange of all outstanding shares of First Gaston common stock for shares of Catawba Valley Bancshares common stock at a ratio of 0.8934 shares of Catawba Valley Bancshares common stock for each share of First Gaston common stock.

  2. Any other matters that properly come before the special meeting or any adjournments or postponements thereof.

   Record holders of First Gaston's common stock at the close of business on
      , 2001 will receive notice of and may vote at the special meeting including any adjournments or postponements. The Agreement and Plan of Share Exchange requires approval by a majority of the shares of First Gaston's common
stock outstanding on       , 2001. Holders of First Gaston's common stock may
exercise dissenters' rights under Article 13 of the North Carolina Business Corporation Act. We have attached a copy of that law as an appendix to the accompanying Joint Proxy Statement-Prospectus.

   Please mark, sign, date, and return your proxy promptly whether or not you plan to attend the special meeting. Your board of directors unanimously recommends that you vote for approval of the proposal that you will vote on at the special meeting.

                                          By Order of the Board of Directors

                                          Barbara D. Myers
                                          Secretary

Gastonia, North Carolina
      , 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Summary..................................................................    2
Risk Factors.............................................................    7
Market Prices and Dividend Policies......................................    9
Selected Historical Financial Data.......................................   11
Catawba Valley Bancshares and First Gaston Unaudited Pro Forma Combined
 Condensed Financial Information.........................................   15
General Information......................................................   25
Proposal 1: Catawba Valley Bancshares' Share Exchange with First Gaston..   28
  General................................................................   28
  Background of and Reasons for the Share Exchange.......................   28
  Recommendation of First Gaston Board...................................   30
  Recommendation of Catawba Valley Bancshares' Board.....................   30
  Opinion of First Gaston's Financial Advisor............................   30
  Opinion of Catawba Valley Bank's and Catawba Valley Bancshares'
   Financial Advisor.....................................................   38
  Effective Time of the Share Exchange...................................   40
  Distribution of Consideration..........................................   40
  Conditions to Consummation of the Share Exchange.......................   41
  Regulatory Approval....................................................   41
  Waiver, Amendment, and Termination.....................................   42
  Management and Operations After the Share Exchange.....................   43
  Effect on Certain Benefit Plans........................................   43
  Federal Income Tax Consequences of the Share Exchange..................   43
  Accounting Treatment...................................................   45
  Expenses and Fees......................................................   45
  Resales of Catawba Valley Bancshares' Common Stock.....................   45
Dissenters' Rights.......................................................   46
Description of Catawba Valley Bancshares' Capital Stock..................   48
Comparison of the Rights of Shareholders.................................   51
Information About Catawba Valley Bank and Catawba Valley Bancshares......   55
Information About First Gaston...........................................   67
Regulation and Supervision...............................................   74
Proposal 2: Renaming Catawba Valley Bancshares...........................   82
Proposal 3: Reducing the Minimum Number of Directors.....................   83
Legal Matters............................................................   84
Experts..................................................................   84
Forward Looking Statements...............................................   84
Other Matters............................................................   84
Where You Can Get More Information.......................................   85
Information Incorporated by Reference....................................   85
Appendix I: Agreement and Plan of Share Exchange, as amended.............
Appendix II: Opinion of Smith Capital, Inc...............................
Appendix III: Opinion of The Orr Group...................................
Appendix IV: Article 13 of the North Carolina Business Corporation Act
 regarding Dissenters' Rights............................................
Appendix V: Amendment to Article I of the Catawba Valley Bancshares
 Articles of Incorporation...............................................
Appendix VI: Amendment to Article III of the Catawba Valley Bancshares
 Bylaws..................................................................

                             QUESTIONS AND ANSWERS
                ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETINGS

Q:What should I do?

A: After you have carefully read this document, mail your signed and dated proxy card in the enclosed envelope. The instructions on the accompanying proxy card will give you more information on how to vote by mail. This will enable your shares to be represented at the Catawba Valley Bancshares special meeting or the First Gaston special meeting, as applicable.

Q:If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the directions your broker provides. Your failure to instruct your broker to vote your shares will result in your shares not being voted. If you fail to return a proxy card or abstain from voting, the effect will be a vote against the share exchange.

Q:Can I change my vote after I have submitted my proxy with voting instructions?

A: Yes. There are three ways you can change your vote. First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a later dated proxy with new voting instructions. The latest vote actually received by Catawba Valley Bancshares or First Gaston prior to the shareholders' meetings will be your vote. Any earlier votes will be revoked. Third, you may attend the Catawba Valley Bancshares special meeting or the First Gaston special meeting, as applicable, and vote in person. Any earlier votes will be revoked. Simply attending the meeting without voting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions you will receive from your broker to change or revoke your proxy.

Q:Should I send in my stock certificates?

A: No. You should not send in your stock certificates at this time.

  Catawba Valley Bancshares shareholders will not exchange their certificates in the share exchange. The certificates currently representing the shares of Catawba Valley Bancshares common stock will represent an equal number of shares of Catawba Valley Bancshares common stock after the share exchange.

  First Gaston shareholders will exchange their First Gaston common stock certificates for Catawba Valley Bancshares common stock certificates after we complete the transaction. Instructions for exchanging First Gaston common stock certificates will be sent to you promptly after the transaction is completed.

Q:Whom should shareholders call with questions?

A: First Gaston shareholders should call W. Alex Hall, President of First
   Gaston at (704) 865-4202 with any questions about the transaction and related issues.

  Catawba Valley Bancshares shareholders should call R. Steve Aaron, President of Catawba Valley Bancshares at (828) 431-2300.

                                    SUMMARY

   This Summary highlights the material terms of the share exchange between Catawba Valley Bancshares, Inc. and First Gaston Bank of North Carolina. For a more complete description of the terms of this transaction, and the parties to it, you should carefully read this entire document, the documents that accompany this document, and the documents to which we refer you. See Where You Can Get More Information. (Page )

The Share Exchange

   Catawba Valley Bancshares will become the holding company for First Gaston through a share exchange. If the share exchange is completed, shareholders of First Gaston will receive 0.8934 shares of Catawba Valley Bancshares common stock for each share of First Gaston common stock that they own. On May 30, 2001, the closing price of Catawba Valley Bancshares common stock was $14.50 making the value of 0.8934 shares of First Gaston common stock equal to $12.95. Because the market price of Catawba Valley Bancshares' stock fluctuates, you will not know when you vote what the shares will be worth when issued in the share exchange. After the share exchange, the former First Gaston shareholders will own about 40% of the total number of shares of Catawba Valley Bancshares' common stock that will be outstanding.

   The table below illustrates how many shares Catawba Valley Bancshares will issue in the share exchange to shareholders of First Gaston assuming a First Gaston shareholder currently owns the number of shares in the left column.

      Shares
        of
      First            Shares of
      Gaston   Catawba Valley Bancshares
      Owned         to be Received
      ------   -------------------------
       100                89
       500                446
      1,000               893
      10,000             8,934

Federal Income Tax Consequences (Pages   and  )

   We have structured the transaction so that neither Catawba Valley Bancshares nor First Gaston shareholders will recognize any gain or loss for federal income tax purposes. Catawba Valley Bancshares and First Gaston need not complete the share exchange unless they receive an opinion from the accounting firm of Dixon Odom PLLC that the First Gaston shareholders will not recognize any gain or loss for federal income tax purposes as a result of the share exchange. This opinion is not binding on the Internal Revenue Service.

   Since tax matters can be complicated, and tax results may vary among shareholders, we urge you to contact your own tax advisor to understand fully how the transactions will affect you.

Catawba Valley Bancshares Dividend Policy Following the Share Exchange (Page  )

   Although Catawba Valley Bancshares has paid dividends in prior years, it may not pay any in the future. The Board of Catawba Valley Bancshares may decide from time to time whether to pay dividends after evaluating business and financial results and other factors, such as legal restrictions.

Boards Recommend Shareholder Approval (Page  )

   The Boards of Directors of both Catawba Valley Bancshares and First Gaston believe that the share exchange is in the best interests of their respective shareholders and unanimously recommend that the shareholders vote "FOR" approval of the transaction.

   The First Gaston Board believes that shareholders of both companies will have a stake in a larger, better capitalized community bank holding company with the ability to serve depositors in a wider area of Western North Carolina, including Catawba and Gaston Counties. This transaction should allow the enlarged company to increase market share and geographic reach.

   The Boards of Directors of Catawba Valley Bancshares and First Gaston believe that the share exchange will help fulfill their long-term goals of (i) enhancing shareholder value; (ii) adding financial products and services; (iii) diversifying credit risk; (iv) generating growth in assets and deposits; and
(v) reducing operating costs through consolidating some administrative and management functions such as back room operations, accounting, and human resource services.

Fairness Opinions on Exchange Ratio (Pages  ,  )

   In deciding to approve the share exchange between Catawba Valley Bancshares and First Gaston, our Boards considered opinions from our respective financial advisors as to the fairness of the exchange ratio from a financial point of view. First Gaston received an opinion from Smith Capital, Inc., Charlotte, North Carolina and Catawba Valley Bancshares received an opinion from The Orr Group, Winston-Salem, North Carolina. These opinions are attached as Appendices II and III to this Joint Proxy Statement-Prospectus.

   In connection with delivering these opinions, our financial advisors performed a variety of analyses. The analyses included:

  . comparing First Gaston and Catawba Valley Bancshares historical stock prices and other financial information to each other and to those of other selected companies,

  . comparing the financial terms of the share exchange to those of other publicly announced transactions, and

  . estimating the relative values and contributions of First Gaston and Catawba Valley Bancshares based on past and estimated future performances and anticipated benefits of the share exchange.

Catawba Valley Bancshares Special Meeting (Page  )

   Catawba Valley Bancshares will hold its special meeting of shareholders at
   p.m. on       , 2001 at       , Hickory, North Carolina. The purposes of the
meeting are to vote on (i) the authority of Catawba Valley Bancshares to issue shares to the shareholders of First Gaston through the proposed share exchange,
(ii) the renaming of Catawba Valley Bancshares to "      ", and (iii) changing
the bylaws to reduce the minimum number of directors from nine to eight.

First Gaston Special Meeting (Page  )

   First Gaston will hold its special meeting of shareholders at    p.m. on
      , 2001 at       , Gastonia, North Carolina. The purpose of the First
Gaston special meeting is to vote on the share exchange with Catawba Valley Bancshares.

The Companies (Pages  ,  )

                        Catawba Valley Bancshares, Inc.
                              Catawba Valley Bank
                             1039 Second Street, NE
                       Hickory, North Carolina 28601-3843
                                 (828) 431-2300

   Catawba Valley Bancshares is a bank holding company organized under the laws of the State of North Carolina. Catawba Valley Bancshares was formed in 1999 to become the owner of all outstanding shares of Catawba Valley Bank.

   Catawba Valley Bank is a state-chartered commercial bank organized under the laws of the state of North Carolina in 1995. Its main office is in Hickory, North Carolina at the address above. In addition to its main office, Catawba Valley Bank has three branch offices, a mortgage center, and an operations center. It also has a subsidiary corporation, Valley Financial Services, Inc. that provides for various insurance and other financial products through third party affiliations.

                      First Gaston Bank of North Carolina
                            804 South New Hope Road
                      Gastonia, North Carolina 28054-4814
                                 (704) 865-4202

   First Gaston is a state-chartered commercial bank organized under the laws of the State of North Carolina. Its main office and operations center is in Gastonia, North Carolina and it has a branch office in Belmont and Mt. Holly, North Carolina.

Agreement Governing the Share Exchange is Attached

   We have attached the Agreement and Plan of Share Exchange as Appendix I at the back of this Joint Proxy Statement-Prospectus. We encourage you to read the agreement as it is the legal document that governs the transaction.

Majority Vote Required to Approve the Share Exchange (Pages  , )

   Approval of the share exchange requires the affirmative vote of the holders of at least a majority of First Gaston's outstanding shares of common stock. A shareholder's failure to vote will have the effect of a vote against approval of the transaction. As required by Nasdaq Stock Market rules, Catawba Valley Bancshares' shareholders are also voting on whether to permit Catawba Valley Bancshares to issue its shares to the First Gaston shareholders in the share exchange. Only a majority of Catawba Valley Bancshares common stock present and voting at the meeting is required to approve the issuance of shares to First Gaston shareholders.

   Directors and executive officers of Catawba Valley Bancshares own about 26.98% of the shares that may be cast at the meeting, and we expect them to vote in favor of permitting the issuance of shares. Directors and executive officers of First Gaston together own about 10.36% of the shares that may be cast at the meeting, and we also expect them to vote in favor of the share exchange.

   Brokers who hold shares as nominees, or in "street name," will not have the authority to vote such shares in either the holding company reorganization or the share exchange unless they receive instructions from the shareholder whose account they hold.

   If we receive shareholder approvals, we currently expect to complete the share exchange on December 31, 2001, [particularly since we have received approvals from all regulatory authorities][depending upon regulatory approvals].

Record Dates For Meetings are      , 2001 (Catawba Valley Bancshares) and
     , 2001 (First Gaston)

   If you owned shares of Catawba Valley Bancshares at the close of business on
      , 2001, or of First Gaston at the close of business on       , 2001, you
may vote on the matters to be considered at your shareholders' meeting.

   On       , 2001, there were     shares of Catawba Valley Bancshares' common
stock outstanding. On       , 2001, there were     shares of First Gaston's
common stock outstanding. Each Catawba Valley Bancshares' and First Gaston shareholder will have one vote at its respective meeting for each share of stock it owns on such dates.

Conditions to the Share Exchange (Page  )

   The completion of the share exchange depends upon meeting a number of conditions, including the following:

  .  receipt of all regulatory approvals;

  .  the approval by Catawba Valley Bancshares' shareholders of the renaming
     of Catawba Valley Bancshares to "      ";

  . the approval by Catawba Valley Bancshares' shareholders amending the bylaws to reduce the minimum number of directors from nine (9) to eight
     (8);

  . the approval by Catawba Valley Bancshares and First Gaston shareholders of the share exchange;

  . receipt of fairness opinions by both Catawba Valley Bancshares and First Gaston from their respective financial advisors; and

  . receipt of a favorable tax opinion regarding the tax free nature of the share exchange.

We Must Obtain Regulatory Approvals to Complete the Share Exchange (Page  )

   We cannot complete the share exchange unless the Federal Reserve Board approves it. We have filed the required application and notices with the Federal Reserve Board. Once the share exchange is approved, we will have to wait from 15 to 30 days before we can complete it. During that time, the U.S. Department of Justice, or DOJ, can challenge the share exchange.

   [As of the date of this document, we have not yet received the required approval. Although we do not know of any reason why we would not be able to obtain the necessary approval in a timely manner, we cannot be certain when or if we will get them.]

Termination of the Agreement and Plan of Share Exchange (Page  )

   Either party may terminate the agreement upon written notice to the other party.

Pooling of Interests Accounting Treatment to be Used (Page  )

   We expect the share exchange to qualify as a pooling of interests which means that after the transaction we will treat First Gaston as if it had always been a subsidiary of Catawba Valley Bancshares for accounting and financial reporting purposes. This is important to shareholders since we expect the pooling of interests method of accounting to positively impact our financial condition over time. Use of the alternative method--purchase accounting--would not likely have had the same positive financial impact.

Dissenters' Rights (Page  )

   Shareholders of First Gaston Bank common stock who vote against or abstain from voting and properly exercise their dissenters' rights prior to the special shareholders' meetings have the right to receive a cash payment for the fair value of their stock. In order to exercise these rights, shareholders must comply with Article 13 of the North Carolina Business Corporation Act, which is attached as Appendix IV to this Joint Proxy Statement-Prospectus. If you wish to dissent, please read this information carefully as you must take affirmative steps to preserve your rights.

Comparative Per Share Market Price Information (Pages  )

   Shares of Catawba Valley Bancshares common stock are listed on the OTC Bulletin Board under the symbol "CTVB", and shares of First Gaston common stock are listed on the OTC Bulletin Board under the symbol "FGBN". On May 30, 2001, the last full trading day prior to the public announcement of the proposed exchange, Catawba Valley Bancshares stock closed at $14.50 per share and First Gaston stock closed at $11.50 per share. On September , 2001 Catawba Valley
Bancshares stock closed at $    per share and First Gaston stock closed at $
per share.

Listing of Catawba Valley Bancshares' Common Stock

   Catawba Valley Bancshares whose name after completion of the transaction
will be        will apply to list its shares, including those to be issued in connection with the share exchange, on the Nasdaq SmallCap Market [under the
symbol "   "]. Nasdaq will first have to approve our application for this listing.

Operations After the Share Exchange (Page  )

   Following the completion of the transaction, Catawba Valley Bank and First Gaston will operate as separate subsidiary banks of the newly renamed and will continue to use their own names.

Exchange of Share Certificates (Page  )

   Certificates representing shares of First Gaston stock will not
automatically represent shares of the newly renamed      stock. Shareholders
will need to exchange their First Gaston stock certificates for      stock
certificates after the transaction is completed. We will mail you information following the date on which we complete the transaction.

   However, certificates representing Catawba Valley Bancshares stock will
automatically represent shares of      stock. Shareholders of Catawba Valley
Bancshares need not exchange their stock certificates for     certificates.
These certificates will be exchanged as they trade, or if you specifically request, they will be exchanged for new certificates representing shares of
    .

                                  RISK FACTORS

   In addition to the other information contained or incorporated by reference in this Joint Proxy Statement-Prospectus, you should consider the following material risk factors carefully before deciding how to vote at the Catawba Valley Bancshares and First Gaston special meetings. If any of the events described below occur, our business, financial condition, or results of operations could be materially and adversely affected. In that event, the trading price of Catawba Valley Bancshares common stock may decline, in which
case the value of your investment may decline as well. Please see page   under
"Forward Looking Statements" for additional information to bear in mind before casting your vote.

It is Possible That The Transaction May Not Produce the Results We Expect

   The exchange involves numerous risks, including:

  . the fact that focusing on the combination may divert our attention from other business concerns;

  . inability to achieve economies of scale and cost savings by combining certain administrative and management functions; and

  .  inability of the Board of Directors of    , four (4) of whom will be
     selected from Catawba Valley Bancshares and four (4) of whom will be selected from First Gaston, to agree on an ongoing basis to a strategic plan.

Catawba Valley Bancshares' Depends Heavily on its President and CEO, R. Steve Aaron

   Catawba Valley Bancshares currently depends heavily on the services of its President and Chief Executive Officer, R. Steve Aaron, and a number of other key management personnel. The loss of his services or of other key personnel could affect Catawba Valley Bancshares in a material and adverse way. Catawba Valley Bancshares success will also depend in part on its ability to attract and retain additional qualified management personnel who have experience both in sophisticated banking matters and in operating a small to mid-size bank and bank holding company. Competition for such personnel is strong in the banking industry and Catawba Valley Bancshares may not be successful in attracting or retaining the personnel it requires. Catawba Valley Bancshares attempts to effectively compete in this area by offering financial packages that include incentive-based compensation and the opportunity to join in the rewarding work of building a community based financial institution.

First Gaston Depends Heavily on its President and CEO, W. Alex Hall

   First Gaston currently depends heavily on the services of its President and Chief Executive Officer, W. Alex Hall, and a number of other key management personnel. The loss of his services or of other key personnel could affect First Gaston in a material and adverse way. First Gaston's success will also depend in part on its ability to attract and retain additional qualified management personnel who have experience both in sophisticated banking matters and in operating a small to mid-size bank. Competition for such personnel is strong in the banking industry and First Gaston may not be successful in attracting or retaining the personnel it requires. First Gaston attempts to effectively compete in this area by offering financial packages that include incentive-based compensation and the opportunity to join in the rewarding work of building a community based financial institution.

Government Regulations May Prevent or Impair Our Ability to Pay Dividends, Engage in Acquisitions, or Operate in Other Ways

   Current and future legislation and the policies established by federal and state regulatory authorities will affect Catawba Valley Bancshares' operations. Catawba Valley Bancshares is subject to supervision and periodic examination by the Federal Reserve Board and the North Carolina State Banking Commission. First

Gaston and Catawba Valley Bank, as state chartered commercial banks, also receive regulatory scrutiny from the North Carolina State Banking Commission and FDIC. Banking regulations, designed primarily for the protection of depositors, may limit our growth and the return to you, our investors, by restricting our activities, such as:

  .  the payment of dividends to our shareholders;

  .  possible mergers with or acquisitions by other institutions;

  .  our desired investments;

  .  loans and interest rates;

  .  interest rates paid on our deposits;

  .  the possible expansion of our branch offices; and

  .  our ability to provide securities or trust services.

   Catawba Valley Bancshares may be able to overcome some of these regulatory hurdles as a bank holding company, but will have to comply with other federal laws and regulations and could face enforcement actions by regulatory agencies. Catawba Valley Bancshares cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on its business. The cost of compliance with regulatory requirements may adversely affect Catawba Valley Bancshares' ability to operate profitably. (See page )

Our Trading Volume Has Been Low Compared With Larger Bank Holding Companies

   The trading volume in Catawba Valley Bancshares' stock on the OTC Bulletin Board has been comparable to other similarly-sized bank holding companies since trading began in July 1999. Nevertheless, this trading is relatively low when compared with more seasoned companies listed on the OTC Bulletin Board or other stock exchanges. Thus, the market in Catawba Valley Bancshares stock is limited in scope relative to other companies. In addition, we cannot say with any certainty that a more active and liquid trading market for our stock will develop after the transaction.

We Compete With Much Larger Companies for Some of the Same Business

   The banking and financial services business in Catawba Valley Bancshares' and First Gaston's market areas is highly competitive and is becoming more competitive as a result primarily of:

  .  changes in regulation;

  .  changes in technology and product delivery systems; and

  . the accelerating pace of consolidation among financial services providers.

   Catawba Valley Bank and First Gaston may not be able to compete effectively in their markets, and their combined results of operations could be adversely affected by the nature or pace of change in competition. Catawba Valley Bank and First Gaston will compete for loans, deposits and customers with various bank and nonbank financial services providers, many of which are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services. (See page )

                      MARKET PRICES AND DIVIDEND POLICIES

Catawba Valley Bancshares

   Catawba Valley Bancshares' common stock has traded publicly on the OTC Bulletin Board since July 1999 shortly after it became the holding company for Catawba Valley Bank. Prior thereto the prices are that of Catawba Valley Bank common stock. The prices shown below do not include commissions or other expenses charged by brokers. The following table sets forth the high and low sale price information of Catawba Valley Bancshares' common stock for the periods indicated:

                                                           High   Low   Dividend
                                                          ------ ------ --------
   Year Ended December 31, 1999
   First Quarter......................................... $20.67 $18.00   $--
   Second Quarter........................................  20.87  18.92    --
   Third Quarter.........................................  19.23  13.92    --
   Fourth Quarter........................................  15.75  13.50    --
   Year Ended December 31, 2000
   First Quarter......................................... $14.63 $12.60   $--
   Second Quarter........................................  15.30  12.60    .06
   Third Quarter.........................................  14.40  12.72    --
   Fourth Quarter........................................  13.50   8.33    .06
   Year Ended December 31, 2001
   First Quarter......................................... $15.00 $ 9.08   $--
   Second Quarter........................................  15.50  12.25    .06
   Third Quarter (through July 31, 2001).................  15.50  13.25    --

   The above prices have been adjusted to reflect a 10% stock dividend paid on February 28, 2001 and a 10% stock dividend paid November 1, 1999.

   After the exchange, the only funds available to Catawba Valley Bancshares for use in paying dividends would be dividends received from Catawba Valley Bank and First Gaston.

   In addition, North Carolina corporate law precludes any distribution to shareholders, including the payment of a dividend, if, after giving effect to the distribution, Catawba Valley Bancshares:

  . would not be able to pay its debts as they become due in the usual course of business; or

  .  its total assets would be less than the sum of its total liabilities.

   Future dividends will be determined by Catawba Valley Bancshares' Board of Directors in light of circumstances existing from time to time, including Catawba Valley Bancshares:

  .  growth;

  .  financial condition and results of operations;

  .  the continued existence of the restrictions described above; and

  .  other factors that the Board of Directors considers relevant.

First Gaston

   First Gaston's common stock trades publicly on the OTC Bulletin Board. The following table presents quarterly information on the price range of First Gaston stock for the calendar periods indicated. [The table indicates the high
and low bid information for First Gaston common stock as obtained from     .]
The prices shown below do not include commissions or other expenses charged by brokers.

                                                                   High   Low
                                                                  ------ ------
   Year Ended December 31, 1999
   First Quarter................................................. $13.98 $12.43
   Second Quarter................................................  14.55  12.73
   Third Quarter.................................................  12.05  12.05
   Fourth Quarter................................................  12.05  12.05
   Year Ended December 31, 2000
   First Quarter................................................. $12.27 $12.27
   Second Quarter................................................  12.27  12.27
   Third Quarter.................................................  12.05  11.36
   Fourth Quarter................................................  12.05  10.40
   Year Ended December 31, 2001
   First Quarter................................................. $      $
   Second Quarter................................................
   Third Quarter (through       , 2001)..........................

   The above prices have been adjusted to reflect a 10% stock dividend paid on March 23, 2001. To date, First Gaston has not paid any cash dividends.

                       SELECTED HISTORICAL FINANCIAL DATA

   This section presents selected historical financial data of Catawba Valley Bancshares and First Gaston. You should read carefully the financial statements that accompany this Joint Proxy Statement-Prospectus, including the notes to the financial statements. The selected data in this section is not intended to replace the financial statements. We expect that we will incur integration expenses as a result of combining our companies. We also anticipate that the combination will provide the combined company with financial benefits that include enhanced opportunities to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these financial expenses or benefits and, accordingly, does not attempt to predict or suggest future results. The information in the following tables is based on historical financial information that Catawba Valley Bancshares has presented in its prior filings with the SEC and First Gaston has presented in its prior filings with the FDIC. You should read all of the summary financial information included in the SEC filings that we provide in the following tables together with this historical financial information and with the more detailed pro forma financial information we provide in this document, which you can find beginning at page
 . The historical financial information is also incorporated into this document by reference. See "Where You Can Find More Information" on page .

                         CATAWBA VALLEY BANCSHARES, INC

                            SELECTED FINANCIAL DATA
                 (Dollars in thousands, except per share data)

                               Six Months
                             Ended June 30,                      Years Ended December 31,
                          ----------------------  ----------------------------------------------------------
                             2001        2000        2000        1999        1998        1997        1996
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                               (Unaudited)
Statement of Income Data
Net interest income.....  $    2,790  $    2,546  $    5,327  $    3,943  $    2,758  $    1,943  $      967
Provision for loan
 losses.................         225         222         682         394         471         349         362
Noninterest income,
 excluding securities
 transactions...........         967         405       1,062         876         738         443         150
Securities
 transactions...........           0           0         (43)          0           0           0           0
Noninterest income......         967         405       1,019         876         738         443         150
Noninterest expenses....       2,169       1,642       3,332       2,812       1,830       1,429         842
Net income (loss).......         907         706       1,540       1,021         740         518         (87)
Net income (loss)
 applicable to common
 shareholders...........         907         706       1,540       1,021         740         518         (87)

Balance Sheet Data
 (Period End)
Total assets............  $  171,442  $  139,757  $  155,652  $  118,238  $   89,668  $   64,883  $   37,367
Investments(1)..........      36,335      25,887      32,511      17,677      11,656       6,275       5,996
Loans...................     120,710      98,298     112,720      86,082      60,607      42,998      24,991
Allowance for loan
 losses.................       1,824       1,509       1,654       1,341       1,050         683         408
Nonperforming assets....         252          33         194         754         304          34           0
Total earning assets....     165,775     134,115     150,064     111,102      85,361      61,726      35,527
Total deposits..........     141,024     115,834     130,143      97,981      74,821      57,107      29,825
Borrowed funds..........      12,000       8,000       8,000       5,000           0           0           0
Shareholders' equity....      18,083      15,668      16,980      15,021      14,317       7,721       7,197

Per Share Data
Net income per common
 share(2):
 Basic..................  $     0.55  $     0.43  $     0.94  $     0.62  $     0.56  $     0.41  $    (0.07)
 Diluted................        0.53        0.41        0.90        0.59        0.52        0.39       (0.07)
Cash dividends
 declared...............        0.06        0.06        0.12        0.00        0.00        0.00        0.00
Book value per common
 share (period end)(2)..       10.99        9.53       10.32        9.13        8.75        6.07        5.66
Common shares
 outstanding(2):
 Weighted average--
  basic.................   1,644,886   1,644,886   1,644,886   1,642,176   1,332,671   1,270,935   1,270,935
 Weighted average--
  diluted...............   1,705,701   1,725,367   1,712,531   1,743,892   1,419,073   1,335,946   1,270,935
 Period end.............   1,644,886   1,644,886   1,644,886   1,644,886   1,635,811   1,271,843   1,270,935

Financial Ratios
Return on average
 assets.................        1.11%       1.09%       1.12%       0.98%       0.96%       1.01%      (0.35)%
Return on average
 equity.................       10.35        9.20        9.62        6.96        6.72        6.95       (1.21)
Net yield on interest
 earning assets.........        3.37        3.80        4.13        4.13        3.75        4.06        4.08

--------
(1) Investments consist of investment securities and stock in the Federal Home Loan Bank.
(2) Adjusted to reflect the dilutive effect of a 10% stock dividend effective in the first quarter of 2001.

                      FIRST GASTON BANK OF NORTH CAROLINA

                            SELECTED FINANCIAL DATA
                 (Dollars in thousands, except per share data)

                          Six Months Ended June
                                   30,                         Years Ended December 31,
                          ----------------------  -------------------------------------------------------
                             2001        2000        2000        1999        1998       1997       1996
                          ----------  ----------  ----------  ----------  ----------  --------   --------
                               (Unaudited)
Statement of Income Data
Net interest income.....  $    2,136  $    2,110  $    4,447  $    3,436  $    2,786  $  1,918   $    984
Provision for loan
 losses.................         122         280         436         419         438       314        223
Noninterest income,
 excluding securities
 transactions...........         685         330         745         524         445       281        147
Securities
 transactions...........           0           0           0           0         167         0          0
Noninterest income......         685         330         745         524         612       281        147
Noninterest expenses....       1,999       1,637       3,481       2,865       2,503     2,167      1,841
Net income (loss).......         488         523       1,140         676         457      (282)      (933)
Net income (loss)
 applicable to common
 shareholders...........         488         523       1,140         676         457      (282)      (933)
Balance Sheet Data
 (Period End)
Total assets............  $  124,626  $   97,775  $  111,986  $   86,726  $   70,221  $ 54,495   $ 35,810
Investments(1)..........      21,794      14,902      18,352      10,993       8,698     7,486      5,842
Loans...................      90,249      74,898      84,273      62,331      52,672    39,906     22,935
Allowance for loan
 losses.................       1,341       1,170       1,284         990         947       556        254
Nonperforming assets....          95         270         113         453         435         2          0
Total earning assets....     116,803      91,337     104,245      78,111      65,648    49,503     30,087
Total deposits..........     101,149      81,975      92,621      73,101      61,964    47,066     28,892
Borrowed funds(2).......      10,307       4,603       6,937       2,913       1,266       918        256
Shareholders' equity....      12,314      10,790      11,636      10,320       6,701     6,226      6,514
Per Share Data
Net income (loss) per
 common share(3):
 Basic..................  $     0.39  $     0.42  $     0.90  $     0.65  $     0.46  $  (0.28)  $  (0.94)
 Diluted................        0.39        0.41        0.88        0.64        0.45     (0.28)     (0.94)
Cash dividends
 declared...............           0           0           0           0           0         0          0
Book value per common
 share (period end)(3)..  $     9.76  $     8.55  $     9.22  $     8.19  $     6.75  $   6.35   $   6.57
Common shares
 outstanding(3):
 Weighted average--
  basic.................   1,262,319   1,260,150   1,261,592   1,051,147     991,830   991,681    991,681
 Weighted average--
  diluted...............   1,262,319   1,266,549   1,266,175   1,062,385   1,014,489   991,681    991,681
 Period end.............   1,262,319   1,261,822   1,262,350   1,260,080     992,348   991,681    991,681
Financial Ratios
Return on average
 assets.................        0.82%       1.13%       1.17%       0.85%       0.74%    (0.63)%    (3.63)%
Return on average
 equity.................        8.14        9.91       10.46        8.82        7.01     (4.49)    (13.49)
Net yield on interest
 earning assets.........        3.66        4.62        4.85        4.64        4.91      4.82       4.52

--------
(1) Investments consist of investment securities and stock in the Federal Home Loan Bank.
(2) Borrowed funds consist of federal funds purchased, securities sold under agreements to repurchase, and Federal Home Loan Bank advances.
(3) Adjusted to reflect the dilutive effect of a 10% stock dividend effective in the first quarter of 2001 and a six-for-five stock split in 1998.

   The following unaudited pro forma combined selected financial data combined Catawba Valley Bancshares' historical results with First Gaston's historical results, in each case, as of June 30, 2001 and 2000 and for the years ended December 31, 2000 - 1996. Income statement data gives effect to the share exchange as if it had occurred on January 1, 1996. Balance sheet data gives effect to the share exchange as if it had occurred on the indicated balance sheet date. The pro forma data reflects the use of the pooling-of-interests method of accounting for the share exchange. The information in the following table should be read together with the historical financial information of Catawba Valley Bancshares and First Gaston that accompanies this Joint Proxy Statement-Prospectus and the unaudited pro forma combined condensed financial
information beginning at page   of this document. See "Where You Can Find More
Information" on page  .

              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA
   OF CATAWBA VALLEY BANCSHARES, INC. AND FIRST GASTON BANK OF NORTH CAROLINA
                 (Dollars in thousands, except per share data)

                          Six Months Ended June
                                   30,                           Years Ended December 31,
                          ----------------------  ----------------------------------------------------------
                             2001        2000        2000        1999        1998        1997        1996
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Statement of Income Data
Net interest income.....  $    4,926  $    4,656  $    9,774  $    7,379  $    5,544  $    3,860  $    1,950
Provision for loan
 losses.................         347         502       1,118         813         909         663         585
Noninterest income,
 excluding securities
 transactions...........       1,652         735       1,807       1,400       1,183         724         297
Securities
 transactions...........           0           0         (43)          0         167           0           0
Noninterest income......       1,652         735       1,764       1,400       1,350         724         297
Noninterest expenses....       4,168       3,279       6,814       5,677       4,333       3,596       2,683
Net income..............       1,395       1,229       2,679       1,697       1,197         236      (1,020)
Net income applicable to
 common shareholders....       1,395       1,229       2,679       1,697       1,197         236      (1,020)
Balance Sheet Data
 (Period End)
Total assets............  $  296,068  $  237,532  $  267,638  $  204,964  $  159,889  $  119,378  $   73,177
Investments(1)..........      58,129      40,789      50,863      28,670      20,354      13,761      11,542
Loans...................     210,959     173,196     196,993     148,413     113,279      82,904      47,926
Allowance for loan
 losses.................       3,165       2,679       2,938       2,331       1,997       1,239         662
Nonperforming assets....         347         303         307       1,207         739          36           0
Total earning assets....     282,578     225,452     254,310     189,212     151,072     111,229      65,614
Total deposits..........     242,173     197,809     222,764     171,082     136,785     104,173      58,717
Borrowed funds(2).......      22,307      12,603      14,937       7,913       1,266         918         256
Shareholders' equity....      30,197      26,258      28,416      25,141      20,818      13,747      13,511
Per Share Data
Net income (loss) per
 common share(3):
 Basic..................  $     0.50  $     0.44  $      .97  $      .66  $      .54  $      .11  $     (.47)
 Diluted................        0.49        0.43        0.94        0.63        0.51        0.11       (0.47)
Cash dividends
 declared...............        0.06        0.06        0.12        0.00        0.00        0.00        0.00
Book value per common
 share (period end)(3)..       10.89        9.47       10.25        9.07        8.25        6.37        6.26
Common shares
 outstanding(3):
 Weighted average--
  basic.................   2,772,642   2,770,704   2,771,992   2,581,271   2,218,772   2,156,903   2,156,903
 Weighted average--
  diluted...............   2,833,457   2,856,902   2,843,732   2,693,027   2,325,417   2,221,914   2,156,903
 Period end.............   2,772,642   2,772,198   2,772,669   2,770,641   2,522,375   2,157,811   2,156,903
Financial Ratios
Return on average
 assets.................        0.99%       1.11%       1.14%       0.92%       0.86%       0.24%      (2.29)%
Return on average
 equity.................        9.46        9.49        9.97        7.60        6.83        1.72       (7.22)
Net yield on interest
 earning assets.........        3.35        3.54        4.43        4.35        4.25        4.41        4.29

--------
(1) Investments consist of investment securities and stock in the Federal Home Loan Bank.
(2) Borrowed funds consist of federal funds purchased, securities sold under agreements to repurchase, and Federal Home Loan Bank advances.
(3) Adjusted to reflect the dilutive effect of a 10% stock dividend effective in the first quarter of 2001.

              CATAWBA VALLEY BANCSHARES AND FIRST GASTON UNAUDITED
               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma condensed combined balance sheets as of June 30, 2001, December 31, 2000, and December 31, 1999 and the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2001 and for each of the years in the three-year period ended December 31, 2000 give effect to the pending share exchange, accounted for as a pooling of interests.

   The unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2001 has been derived from the unaudited interim financial statements for both Catawba Valley Bancshares and First Gaston, which are included in this Joint Proxy Statement-Prospectus. The unaudited pro forma condensed combined financial information for each of the three years in the three-year period ending December 31, 2000 is based on the historical financial statements of Catawba Valley Bancshares and First Gaston under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements. It gives effect to the share exchange as if it had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings or revenue enhancements in connection with the share exchange.

   The unaudited pro forma condensed combined financial statements should be read together with the historical financial statements of Catawba Valley Bancshares and First Gaston, including the respective notes to those statements. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the share exchange been consummated during the periods or as of the dates for which the pro forma information is presented.

   Pro forma per share amounts for the combined entity are based on the exchange ratio of .8934 shares of Catawba Valley Bancshares stock for each share of First Gaston stock.

                         UNAUDITED PRO FORMA CONDENSED

                             COMBINED BALANCE SHEET

                                At June 30, 2001
                             (Dollars in thousands)

                                     Catawba    First                 Pro Forma
                                      Valley    Gaston   Adjustments  Combined
                                     --------  --------  -----------  ---------
Assets
  Cash and due from banks..........  $  1,285  $  3,771     $--       $  5,056
  Interest-bearing bank balances...     6,745     4,760      --         11,505
  Fed funds sold and resale
   agreements......................     1,984       --       --          1,984
  Investment securities............    36,335    21,794      --         58,129
  Loans............................   120,710    90,249      --        210,959
    Less allowance for loan
     losses........................    (1,824)   (1,341)     --         (3,165)
                                     --------  --------     ----      --------
      Net loans....................   118,886    88,908      --        207,794
  Premises and equipment...........     3,818     3,596      --          7,414
  Intangible assets................       --        --       --            --
  Other assets.....................     2,389     1,797      --          4,186
                                     --------  --------     ----      --------
      Total Assets.................  $171,442  $124,626     $--       $296,068
                                     ========  ========     ====      ========
Liabilities and Shareholders'
 Equity
 Liabilities
  Deposits
    Noninterest-bearing............  $  9,493  $ 12,942     $--       $ 22,435
    Interest-bearing...............   131,531    88,207      --        219,738
                                     --------  --------     ----      --------
      Total deposits...............   141,024   101,149      --        242,173
  Borrowed funds...................    12,000    10,307      --         22,307
  Other liabilities................       335       856      200(1)      1,391
                                     --------  --------     ----      --------
      Total liabilities............   153,359   112,312      200       265,871
                                     --------  --------     ----      --------
  Total shareholders equity........    18,083    12,314     (200)(1)    30,197
                                     --------  --------     ----      --------
Total Liabilities and Shareholders'
 Equity............................  $171,442  $124,626     $--       $296,068
                                     ========  ========     ====      ========


 See notes to the unaudited pro forma condensed combined financial information.

                         UNAUDITED PRO FORMA CONDENSED

                             COMBINED BALANCE SHEET

                              At December 31, 2000
                             (Dollars in thousands)

                                      Catawba    First                Pro Forma
                                       Valley    Gaston   Adjustments Combined
                                      --------  --------  ----------- ---------
Assets
  Cash and due from banks...........  $  1,465  $  3,962     $--      $  5,427
  Interest-bearing bank balances....     3,122     1,620      --         4,742
  Fed funds sold and resale
   agreements.......................     1,712       --       --         1,712
  Investment securities.............    32,511    18,352      --        50,863
  Loans.............................   112,720    84,273      --       196,993
    Less allowance for loan losses..    (1,654)   (1,284)     --        (1,938)
                                      --------  --------     ----     --------
      Net loans.....................   111,066    82,989      --       195,055
  Premises and equipment............     3,394     3,120      --         6,514
  Intangible Assets.................       --        --       --           --
  Other assets......................     2,382     1,943      --         4,325
                                      --------  --------     ----     --------
      Total assets..................  $155,652  $111,986     $--      $268,638
                                      ========  ========     ====     ========
Liabilities and Shareholders' Equity
 Liabilities........................
  Deposits..........................
    Noninterest-bearing.............  $  8,928  $  9,782     $--      $ 18,710
    Interest-bearing................   121,215    82,839      --       204,054
                                      --------  --------     ----     --------
      Total deposits................   130,143    92,621      --       222,764
  Borrowed funds....................     8,000     6,937      --        14,937
  Other liabilities.................       529       792      200(1)     1,521
                                      --------  --------     ----     --------
      Total liabilities.............   138,672   100,350      200      239,222
                                      --------  --------     ----     --------
  Total shareholders equity.........    16,980    11,636      200(1)    28,416
                                      --------  --------     ----     --------
Total Liabilities and Shareholders'
 Equity.............................  $155,652  $111,986     $--      $267,638
                                      ========  ========     ====     ========


 See notes to the unaudited pro forma condensed combined financial information.

                         UNAUDITED PRO FORMA CONDENSED

                             COMBINED BALANCE SHEET

                              At December 31, 1999
                             (Dollars in thousands)

                                                                     Pro Forma
                             Catawba Valley First Gaston Adjustments Combined
                             -------------- ------------ ----------- ---------
Assets
  Cash and due from banks...    $  4,673      $ 5,173       $--      $  9,846
  Interest-bearing bank
   balances.................       5,845        3,457        --         9,302
  Fed funds sold and resale
   agreements...............       1,497        1,330        --         2,827
  Investment securities.....      17,677       10,993        --        28,670
  Loans.....................      86,082       62,331        --       148,413
    Less allowance for loan
     losses.................      (1,341)        (990)       --        (2,331)
                                --------      -------       ----     --------
      Net loans.............      84,741       61,341        --       146,082
  Premises and equipment....       2,802        3,251        --         6,053
  Intangible assets.........           4          --         --             4
  Other assets..............         999        1,181        --         2,180
                                --------      -------       ----     --------
      Total Assets..........    $118,238      $86,726       $--      $204,964
                                ========      =======       ====     ========
Liabilities and
 Shareholders' Equity
 Liabilities................
  Deposits..................
    Noninterest-bearing.....    $  7,021      $ 7,623       $--      $ 14,644
    Interest-bearing........      90,960       65,478        --       156,438
                                --------      -------       ----     --------
      Total deposits........      97,981       73,101        --       171,082
  Borrowed funds............       5,000        2,913        --         7,913
  Other liabilities.........         236          392        200(1)       828
                                --------      -------       ----     --------
      Total liabilities.....     103,217       76,406        200      179,823
                                --------      -------       ----     --------
  Total shareholders
   equity...................      15,021       10,320        200(1)    25,141
                                --------      -------       ----     --------
Total Liabilities and
 Shareholders' Equity.......    $118,238      $86,726       $--      $204,964
                                ========      =======       ====     ========


 See notes to the unaudited pro forma condensed combined financial information.

                         UNAUDITED PRO FORMA CONDENSED

                          COMBINED STATEMENT OF INCOME

                     For the Six Months Ended June 30, 2001
                 (Dollars in thousands, except per share data)

                                                       Catawba First  Pro Forma
                                                       Valley  Gaston Combined
                                                       ------- ------ ---------
Interest income....................................... $6,551  $4,565  $11,116
Interest expense......................................  3,761   2,429    6,190
                                                       ------  ------  -------
  Net interest income.................................  2,790   2,136    4,926
Provision for loan losses.............................    225     122      347
                                                       ------  ------  -------
Net interest income after provision for loan losses...  2,565   2,014    4,579
                                                       ------  ------  -------
Noninterest income....................................    967     685    1,652
Noninterest expenses..................................  2,169   1,999    4,168
                                                       ------  ------  -------
  Income before income taxes..........................  1,363     700    2,063
Income taxes..........................................    456     212      668
                                                       ------  ------  -------
  Net income.......................................... $  907  $  488  $ 1,395
                                                       ======  ======  =======
Net income per common share(2):
  Basic............................................... $ 0.55  $ 0.39  $  0.50
                                                       ======  ======  =======
  Diluted............................................. $ 0.53  $ 0.39  $  0.49
                                                       ======  ======  =======



 See notes to the unaudited pro forma condensed combined financial information.

                         UNAUDITED PRO FORMA CONDENSED

                          COMBINED STATEMENT OF INCOME

                      For the Year Ended December 31, 2000
                 (Dollars in thousands, except per share data)

                                                       Catawba First  Pro Forma
                                                       Valley  Gaston Combined
                                                       ------- ------ ---------
Interest income....................................... $11,712 $8,431  $20,143
Interest expense......................................   6,385  3,984   10,369
                                                       ------- ------  -------
  Net interest income.................................   5,327  4,447    9,774
Provision for loan losses.............................     682    436    1,118
                                                       ------- ------  -------
Net interest income after provision for loan losses...   4,645  4,011    8,656
                                                       ------- ------  -------
Noninterest income....................................   1,019    745    1,764
Noninterest expenses..................................   3,332  3,481    6,813
                                                       ------- ------  -------
  Income before income taxes..........................   2,332  1,275    3,607
Income taxes..........................................     792    135      927
                                                       ------- ------  -------
  Net income.......................................... $ 1,540 $1,140  $ 2,680
                                                       ======= ======  =======
Net income per common share(2):
  Basic............................................... $  0.94 $ 0.90  $  0.97
                                                       ======= ======  =======
  Diluted............................................. $  0.90 $ 0.90  $  0.94
                                                       ======= ======  =======



 See notes to the unaudited pro forma condensed combined financial information.

                         UNAUDITED PRO FORMA CONDENSED

                          COMBINED STATEMENT OF INCOME

                      For the Year Ended December 31, 1999
                 (Dollars in thousands, except per share data)

                                                       Catawba First  Pro Forma
                                                       Valley  Gaston Combined
                                                       ------- ------ ---------
Interest income....................................... $8,022  $6,225  $14,247
Interest expense......................................  4,079   2,789    6,868
                                                       ------  ------  -------
  Net interest income.................................  3,943   3,436    7,379
Provision for loan losses.............................    394     419      813
                                                       ------  ------  -------
Net interest income after provision for loan losses...  3,549   3,017    6,566
                                                       ------  ------  -------
Noninterest income....................................    876     524    1,400
Noninterest expenses..................................  2,812   2,865    5,677
                                                       ------  ------  -------
  Income before income taxes..........................  1,613     676    2,289
Income taxes..........................................    592     --       592
                                                       ------  ------  -------
  Net income.......................................... $1,021  $  676  $ 1,697
                                                       ======  ======  =======
Net income per common share(2):
  Basic............................................... $ 0.62  $ 0.64  $  0.66
                                                       ======  ======  =======
  Diluted............................................. $ 0.59  $ 0.64  $  0.63
                                                       ======  ======  =======



      See notes to the unaudited pro forma combined consolidated financial information.

                         UNAUDITED PRO FORMA CONDENSED

                          COMBINED STATEMENT OF INCOME

                      For the Year Ended December 31, 1998
                 (Dollars in thousands, except per share data)

                                                       Catawba First  Pro Forma
                                                       Valley  Gaston Combined
                                                       ------- ------ ---------
Interest income....................................... $6,025  $5,057  $11,082
Interest expense......................................  3,267   2,271    5,538
                                                       ------  ------  -------
  Net interest income.................................  2,758   2,786    5,544
Provision for loan losses.............................    471     438      909
                                                       ------  ------  -------
Net interest income after provision for loan losses...  2,287   2,348    4,635
                                                       ------  ------  -------
Noninterest income....................................    738     612    1,350
Noninterest expenses..................................  1,830   2,503    4,333
                                                       ------  ------  -------
  Income before income taxes..........................  1,195     457    1,652
Income taxes..........................................    455     --       455
                                                       ------  ------  -------
  Net income.......................................... $  740  $  457  $ 1,197
                                                       ======  ======  =======
Net income per common share(2):
  Basic............................................... $ 0.56  $ 0.46  $  0.54
                                                       ======  ======  =======
  Diluted............................................. $ 0.52  $ 0.45  $  0.52
                                                       ======  ======  =======



      See notes to the unaudited pro forma combined consolidated financial information.

                  UNAUDITED PRO FORMA COMBINED CAPITALIZATION
                                At June 30, 2001
                   (Dollars in thousands, except share data)

                                       Catawba  First                 Pro Forma
                                       Valley  Gaston   Adjustments   Combined
                                       ------- -------  -----------   ---------
Long-Term Debt
  FHLB advances.......................   7,000   1,000        --         8,000
Shareholders' Equity
  Common Stock........................ $ 1,645 $ 6,312    $(5,184)(3)  $ 2,773
  Additional paid in capital..........  15,417   6,107      5,184(3)    26,708
  Retained earnings (deficit).........     506    (335)       --           171
  Accumulated other comprehensive
   income.............................     515     230        --           745
                                       ------- -------    -------      -------
  Total shareholders' equity.......... $18,083 $12,314    $   --       $30,397
                                       ------- -------    -------      -------
  Total capitalization................ $25,083 $13,314    $   --       $38,397
                                       ======= =======    =======      =======

   Adjustment represents change in par value and exchange rate for First
Gaston.




 See notes to the unaudited pro forma condensed combined financial information.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the share exchange been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. It is anticipated that the share exchange will be completed late in the fourth quarter of 2001.

   Under generally accepted accounting principles, the transaction will be accounted for as a pooling of interests and, as such, the assets and liabilities of First Gaston will be combined with those of Catawba Valley Bancshares at book value. In addition, the statements of income of First Gaston will be combined with those of Catawba Valley Bancshares as of the earliest period presented. The unaudited pro forma condensed combined balance sheets and statements of income give effect to the share exchange as if it had occurred at the beginning of the earliest period presented.

   Specific note references to the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

   Note 1.

   The effects of certain one-time transaction charges, net of tax effects, of $200,000 have been recorded in the Unaudited Pro Forma Condensed Combined Balance Sheets. These charges consist of professional fees associated with the transaction, which include fees for the services of financial advisors, legal and accounting fees, and printing charges.

   Note 2.

   The weighted average number of shares outstanding on a pro forma combined basis for the computation of net income per common share reflects the exchange ratio of .8934 shares of Catawba Valley Bancshares common stock for each share of First Gaston common stock, as discussed below in Note 3.

   Note 3.

   Each share of First Gaston common stock outstanding will be converted into .8934 shares of Catawba Valley Bancshares common stock at the effective time of the share exchange, subject to possible adjustments as provided in the share exhange agreement.

   At June 30, 2001, there were 1,262,319 shares of First Gaston common stock outstanding which would be converted into 1,127,756 shares of Catawba Valley Bancshares common stock on a pro forma basis. In order for the conversion to reflect the $1.00 par value of Catawba Valley Bancshares common stock, shareholders' equity is adjusted for the reclassification of $5,184,000 from common stock to additional paid-in capital.

   The number of shares of Catawba Valley Bancshares common stock to be issued on a pro forma basis does not reflect the exercise of options to acquire shares of First Gaston common stock. Options to acquire 229,497 shares of First Gaston common stock were outstanding at June 30, 2001.

                              GENERAL INFORMATION

Catawba Valley Bancshares Special Meeting

   General. This Joint Proxy Statement-Prospectus is being furnished to the shareholders of Catawba Valley Bancshares in connection with the solicitation by the Board of Directors of Catawba Valley Bancshares of proxies for use at the Catawba Valley Bancshares' special meeting of shareholders. The purpose of the Catawba Valley Bancshares' special meeting is (a) to consider and vote on the approval of the issuance of shares of Catawba Valley Bancshares' common stock to First Gaston shareholders, in connection with First Gaston's proposed share exchange with Catawba Valley Bancshares, (b) the approval of the
renaming of Catawba Valley Bancshares to "   ", and (c) the approval of the
reduction in the minimum number of directors required by the bylaws from nine
(9) to eight (8).

   The principal executive offices of both Catawba Valley Bancshares and Catawba Valley Bank are located at 1039 Second Street NE, Hickory, North Carolina 28601-3843. Their telephone number is (828) 431-2300.

   This Joint Proxy Statement-Prospectus is first being mailed to shareholders
on or about      , 2001.

   Record Date; Voting Rights. Catawba Valley Bancshares' shareholders of
record at the close of business on      , 2001 are entitled to vote at the
Catawba Valley Bancshares' special meeting, or at any adjournment or
postponement. As of      , 2001, there were     shares of Catawba Valley
Bancshares' common stock outstanding and entitled to vote held of record by persons. Each share of Catawba Valley Bancshares' common stock entitles the holder to one vote on each matter submitted to a vote at the meeting. Pursuant to the Bylaws of Catawba Valley Bancshares, a majority of the votes entitled to be cast by holders of Catawba Valley Bancshares' common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

   The approval of the issuance of Catawba Valley Bancshares' stock to First Gaston shareholders requires the affirmative vote of a majority of the Catawba Valley Bancshares' shareholders present, in person or by proxy, at the Catawba Valley Bancshares' special meeting.

   The executive officers and directors of Catawba Valley Bancshares and their
affiliates beneficially owned as of      , 2001, an aggregate of     shares or
  % of Catawba Valley Bancshares' common stock (excluding     shares subject
to outstanding stock options). All of such shares are expected to be voted in favor of each of the proposals presented at the special meeting.

 Solicitation, Revocation, and Use of Proxies.

   A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors of Catawba Valley Bancshares to complete, date, sign, and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

   You have three choices on each proposal to be voted at the Catawba Valley Bancshares' special meeting. By checking the appropriate box on the proxy card you may:

  . vote "FOR" (i) the issuance of the Catawba Valley Bancshares' stock in the share exchange with First Gaston (ii) the renaming of Catawba Valley
     Bancshares to "      " and (iii) reducing the minimum number of
     directors from nine (9) to eight (8);

  . vote "AGAINST" (i) the issuance of the Catawba Valley Bancshares' stock in the share exchange with First Gaston (ii) the renaming of Catawba
     Valley Bancshares to "      " and (iii) reducing the minimum number of
     directors from nine (9) to eight (8); or

  .  ""ABSTAIN'' from voting altogether.

   To approve the issuance of Catawba Valley Bancshares' stock in the First Gaston share exchange, we need a majority of those voting, either in person or by proxy, to vote FOR the proposal. Therefore, if you do not submit a proxy card or vote in person, you will not be counted towards the quorum requirement. Although, if a quorum is otherwise present at the meeting, in person or by proxy, your failure to vote would have no outcome on the final vote. If you abstain from voting on these proposals, it would have the effect of a vote "AGAINST" the proposals.

   You may revoke your proxy at any time before it is actually voted at the Catawba Valley Bancshares' special meeting (a) by delivering written notice of revocation to the Secretary of Catawba Valley Bancshares, Carole F. Teague, 1039 Second Street, NE, Hickory, North Carolina 28601-3843 (b) by submitting a subsequently dated proxy, or (c) by attending the special meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the special meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted "FOR" the proposals.

   The expense of preparing, printing, and mailing this Joint Proxy Statement-Prospectus will be shared equally by Catawba Valley Bancshares and First Gaston. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of Catawba Valley Bancshares without additional compensation. Catawba Valley Bancshares will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of Catawba Valley Bancshares' common stock.

First Gaston's Special Meeting

   General. This Joint Proxy Statement-Prospectus is being furnished to
shareholders of First Gaston as of      , 2001, and is accompanied by a form of
proxy which is solicited by the Board of Directors of First Gaston for use at
First Gaston's special meeting to be held on      , 2001 and at any adjournment
or postponement thereof. At First Gaston's special meeting, First Gaston's shareholders will be asked to vote on a proposal to approve the Agreement and Plan of Share Exchange.

   Record Date, Voting Rights. Shareholders of record at the close of business on , 2001 are entitled to vote at First Gaston's special meeting or at any
adjournment or postponement thereof. On      , 2001, there were     shares of
First Gaston common stock outstanding which were held by approximately holders of record. Each share of First Gaston common stock outstanding on
     , 2001 is entitled to one vote on the proposal regarding the share exchange. Approval of the share exchange will require the affirmative vote of a majority of the shares of First Gaston's common stock entitled to vote at First Gaston's special meeting. Failure of the holder of First Gaston common stock to vote such shares, as well as abstentions and broker nonvotes will have the same
effect as a vote "AGAINST" the share exchange. As of the      , 2001, the
directors and executive officers of First Gaston and their affiliates beneficially owned a total of shares or % of First Gaston's common stock,
(excluding     shares subject to outstanding stock options) all of which are expected to be voted in favor of the share exchange.

   Solicitation, Revocation, and Use of Proxies. A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors of First Gaston to complete, date, sign, and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States. The shares of First Gaston common stock represented by properly executed proxies received at or prior to First Gaston's special meeting will be voted as directed by you, unless you revoke it as described below. If no instructions are given, your proxy will be voted "FOR" the share exchange. Such vote will constitute a waiver of the shareholders' right to dissent in any other matters properly presented at First Gaston's special meeting or any adjournment or postponement thereof, that may be properly voted on. We are not aware of any other matters to be presented at First Gaston's special meeting. This proxy is being solicited for First Gaston's special meeting and any adjournment or postponement thereof and will not be used for any other meeting. Your presence at First

Gaston's special meeting will not automatically revoke your proxy. You may, however, revoke a proxy at any time prior to its exercise (a) by filing a written notice of revocation with or by delivering a duly executed proxy bearing a later date to Barbara D. Myers, the Secretary of First Gaston, at 804 South New Hope Road, Gastonia, North Carolina 28054 prior to First Gaston's special meeting (b) by submitting a subsequently dated proxy, or (c) by attending First Gaston's special meeting withdrawing your proxy and voting in person. Your death or incapacity will not revoke your proxy unless, before the shares are voted, notice of death or incapacity is filed with the President of First Gaston or other person authorized to tabulate votes. Whether or not you plan to attend First Gaston's special meeting, you are requested to complete, date, and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

   Authorization to Vote on Adjournment and Other Matters. By signing a proxy, you authorize the proxyholder to vote in his discretion regarding any procedural motions which may come before the special meetings. For example, this authority could be used to adjourn the special meetings if Catawba Valley Bancshares or First Gaston believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. However, proxies voted against the proposals will not be used to adjourn the special meetings. Neither corporation has any plans to adjourn the meetings at this time, but intend to do so, if needed, to promote shareholder interests.

             PROPOSAL 1: CATAWBA VALLEY BANCSHARES' SHARE EXCHANGE
                               WITH FIRST GASTON

   The following information describes material aspects of the proposed transaction by which Catawba Valley Bancshares would acquire all of the stock of First Gaston by a share exchange under the Agreement and Plan of Share Exchange. The Agreement and Plan of Share Exchange is attached as Appendix I and incorporated by reference to this Joint Proxy Statement-Prospectus.

General

   The Agreement and Plan of Share Exchange provides for the share exchange which, when effective, will result in the conversion of each share of First Gaston common stock then issued and outstanding (excluding shares as to which First Gaston shareholders have exercised dissenters' rights) into the right to receive 0.8934 newly issued shares of Catawba Valley Bancshares' $1.00 par value common stock, rounded up or down to the nearest whole share.

   As of June 30, 2001, First Gaston had 1,262,319 shares of common stock outstanding. Based upon the exchange ratio, upon consummation of the share exchange, Catawba Valley Bancshares will issue approximately 1,127,755 shares of Catawba Valley Bancshares' common stock. Accordingly, Catawba Valley Bancshares would then have outstanding approximately 2,772,641 shares of common stock.

Background of and Reasons for the Share Exchange

   Catawba Valley Bank was formed in 1995 in Hickory, North Carolina. Its organization came in the wake of a number of mergers of community banks which left Hickory with no locally owned and organized financial institution. First Gaston was formed in 1995 and its market area, including the western portion of Mecklenburg County, which includes parts of the metropolitan area of Charlotte, also has experienced a significant number of community bank mergers and consolidations. The mergers and consolidations continued throughout the last half of the 1990's. Each new merger left another North Carolina town and/or customer base without its locally controlled bank or disrupted many long-standing banker-customer relationships as branches were closed or consolidated and personnel were either relocated or laid off. These events have lead to the creation of approximately 35 new community financial institutions throughout North Carolina. Every major metropolitan area of North Carolina and numerous smaller towns and communities have seen the successful organization of new community banks in the past five to six years.

   Surveying its growth potential beyond its present market in Hickory, North Carolina, executive management of Catawba Valley Bancshares began having informal discussions with a number of other community bank executives shortly after Catawba Valley Bancshares was created in 1999 to become the bank holding company for Catawba Valley Bank. Those discussions attempted to determine what interest, if any, other community bank leadership might have in the creation of a holding company that would permit some economies of scale while leaving local automony, loan decision making and product pricing in the hands of local executive management. Notwithstanding state-wide branching, North Carolina has had a successful history of creating multi-bank holding companies where certain managerial and administrative functions are centralized at the holding company level while the individual banks retain their local identity and remain semi-autonomous. Many community banks were founded with the desire to have the ownership and control of a community bank centered in their local community. Many community banks have been successful in attracting consumer and small to mid size business customers who prefer more personal, one-on-one service, than that being provided by the larger financial institutions who had acquired former independent community banks. Consequently, many community bank leaders feel the need to retain local automony and independence as well as their local name since, in many instances, these factors weighed prominently in the creation of the community bank.

   Based upon those preliminary discussions, executive management of First Gaston and Catawba Valley Bancshares, together with a third independent
community bank in North Carolina, retained the services in      , 2001 of
Larrowe & Company PLC, the independent certified public accounting firm of First Gaston. Larrowe & Company PLC studied the historical financial results of each of the three institutions and reviewed their projections and three year forecasts as contained in each bank's business plan. Based upon that information, and in an attempt to effect an exchange ratio on the concept of a "merger of equals" basis, Larrowe & Company PLC suggested an exchange ratio in a three way exchange with equal representation from each of the institutions on the Board of Directors of the resulting holding company. Based upon that suggested exchange ratio, Larrowe & Company PLC calculated pro forma book value and net income on an absolute and per share basis. Also calculated were expected accretive/dilutive impacts on each institution's earnings per share and book value. Neither First Gaston nor the other financial institution were organized in the holding company format and it was suggested that to facilitate the reorganization, the corporate structure of Catawba Valley Bancshares, as a holding company, would be the parent corporation and its name would be changed to a name more generically suited to all three financial institutions.

   In May 2001, after careful consideration of the concept of a multi-bank holding company on a "merger of equals" basis, the executive management of both Catawba Valley Bancshares and First Gaston determined to proceed with definitive discussions while executive management of the other financial institution declined to proceed any further. Larrowe & Company PLC adjusted the exchange ratio to effect, on as equal a basis as possible, a book value--for-book value exchange ratio which ultimately resulted in 0.8934 shares of Catawba Valley Bancshares common stock being exchanged for each share of common stock of First Gaston. Likewise it was agreed that Catawba Valley Bancshares and First Gaston would retain equal numbers on the reorganized bank holding company's Board of Directors and that the total number of directors would be eight (8). It was further agreed that upon consummation of the share exchange,
Catawba Valley Bancshares would change its name to "     " Catawba Valley
Bancshares and First Gaston then each retained independent financial advisors to review the exchange ratio suggested by Larrowe & Company PLC. Each financial advisor opined to their respective Boards of Directors that the exchange was fair, from a financial point of view, to their respective shareholders. The opinions of those financial advisors are attached hereto as Appendix II and III.

Consideration by the Parties

   The terms of the share exchange, including the exchange ratio, are the result of the deliberations set forth above. Both boards were presented with the proposal as formulated by Larrowe & Company, PLC and each consulted with its legal advisor regarding the terms of the transaction and with its financial advisor regarding the financial aspects of the proposed transaction and the fairness of the exchange ratio, from a financial point of view, to their respective shareholders. Without assigning any relative or specific weights, the boards considered a number of factors which they both deemed material, both from a short-term and long-term perspective, including the following:

  . the information presented to the management teams of Catawba Valley Bancshares and First Gaston concerning the business, operations, earnings, asset quality, and financial condition of the other party, including the composition of their respective earning assets portfolio;

  . the financial terms of the share exchange, including the relationship of the value of the consideration issuable in the share exchange to the market value, tangible book value, and earnings per share of their respective shares of common stock;

  . the nonfinancial terms of the share exchange, including the treatment of the share exchange as a tax-free reorganization for federal income tax purposes and arrangements relating to the continued involvement of the respective executive management teams;

  . the likelihood of the share exchange being approved by applicable regulatory authorities without undue conditions or delay;

  . the attractiveness of the market position of Catawba Valley Bancshares and First Gaston in their respective markets; and

  . the opinion rendered by The Orr Group to Catawba Valley Bancshares and by Smith Capital to First Gaston as to the fairness, from a financial point of view, of the exchange ratio to their respective holders of common stock.

   The foregoing discussion is not intended to be exhaustive but includes all of the material factors considered by the boards in determining to recommend that shareholders approve the Agreement and Plan of Share Exchange, including the issuance of shares of Catawba Valley Bancshares' common stock pursuant to the Agreement and Plan of Share Exchange. The boards did not quantify or otherwise attempt to assign relative or specific weights to the factors considered in reaching their separate determination that the Agreement and Plan of Share Exchange and the issuance of shares of Catawba Valley Bancshares' common stock pursuant to the Agreement and Plan of Share Exchange are in the best interests of shareholders of both companies.

Recommendation of the First Gaston Board

   The Board of Directors of First Gaston has unanimously approved the Agreement and Plan of Share Exchange contemplated thereby and believes that the share exchange is fair to, and in the best interests of, First Gaston and its shareholders. First Gaston's Board of Directors, therefore, unanimously recommends that the holders of First Gaston Stock vote "FOR" approval of the Agreement and Plan of Share Exchange contemplated thereby. In making its recommendations, the Board of Directors of First Gaston has considered, among other things, the opinion of Smith Capital, Inc. that Catawba Valley Bancshares' proposal is fair to First Gaston's shareholders from a financial point of view. See "Opinion of First Gaston's Financial Advisor" below.

Recommendation of Catawba Valley Bancshares' Board

   The Board of Directors of Catawba Valley Bancshares has unanimously approved the Agreement and Plan of Share Exchange and believes that the share exchange is fair to, and in the best interests of, Catawba Valley Bancshares and its shareholders. Catawba Valley Bancshares' Board of Directors, therefore, unanimously recommends that the holders of Catawba Valley Bancshares' stock vote "FOR" (i) approval of the issuance of shares under the Agreement and Plan of Share Exchange, (ii) approval of the renaming of Catawba Valley Bancshares
to "      ", and (iii) approval of the bylaws amendment reducing the minimum number of directors from nine (9) to eight (8). In making its recommendations, the Board of Directors of Catawba Valley Bancshares has considered, among other things, the opinion of The Orr Group that the share exchange is fair to Catawba Valley Bancshares' shareholders from a financial point of view. See "Opinion of Catawba Valley Bank's and Catawba Valley Bancshares' Financial Advisor" below.

Opinion of First Gaston's Financial Advisor

   First Gaston retained Smith Capital to deliver a fairness opinion in connection with the proposed merger. At the meeting of the First Gaston Board of Directors on June 25, 2001, Smith Capital gave its verbal opinion to the First Gaston Board that, as of that date and based upon and subject to the various considerations mentioned, the exchange ratio pursuant to the Agreement and Plan of Share Exchange was fair from a financial point of view to First Gaston's shareholders. Smith Capital delivered its written opinion to the Board of Directors of First Gaston on July 24, 2001. First Gaston's Board did not limit Smith Capital in any way in the investigations it made or the procedures it followed in giving its opinion. We have attached as Appendix II to this document the full text of Smith Capital's opinion. This opinion sets forth the assumptions made, matters considered and limits on the review undertaken. We incorporate Smith Capital's opinion in this document by reference and urge you to read the opinion in its entirety.

   Smith Capital addressed its opinion to the First Gaston Board. The opinion addresses only the exchange ratio pursuant to the Agreement and Plan of Share Exchange and is not a recommendation to any First Gaston shareholder as to how that shareholder should vote with respect to the share exchange.

   In arriving at its opinion Smith Capital reviewed:

  .  The Agreement and Plan of Share Exchange;

  . Registration Statement on Form S-4 of Catawba Valley Bancshares and the Joint Proxy Statement--Prospectus of Catawba Valley Bancshares and First Gaston;

  . Various publicly available information concerning the businesses of First Gaston and Catawba Valley Bancshares and of several other companies engaged in businesses comparable to those of First Gaston and Catawba Valley Bancshares, and the reported market prices of the securities deemed comparable;

  . The terms of various merger of equals transactions involving companies comparable to First Gaston and Catawba Valley Bancshares;

  . Current and historical market prices of the common stock of First Gaston and Catawba Valley Bancshares;

  . The audited financial statements of First Gaston and Catawba Valley Bancshares for the years ended December 31, 1998, 1999 and 2000;

  . Certain internal financial analyses and forecasts prepared by First Gaston and Catawba Valley Bancshares and their respective managements; and

  . The terms and conditions of other business combinations that Smith Capital deemed relevant.

   Smith Capital also held discussions with the executive management of First Gaston and Catawba Valley Bancshares on numerous aspects of the share exchange, the past and current business operations of First Gaston and Catawba Valley Bancshares; the financial condition and future prospects and operations of First Gaston and Catawba Valley Bancshares, the effects of the merger on the financial condition and future prospects of First Gaston and Catawba Valley Bancshares and other matters that Smith Capital believed necessary or appropriate to its inquiry. In addition, Smith Capital reviewed other financial studies and analyses and considered such other information that it deemed appropriate for the purposes of its opinion.

   Smith Capital relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that First Gaston and Catawba Valley Bancshares furnished to it. Smith Capital is not responsible or liable for the information or its accuracy. Smith Capital did not conduct any valuations or appraisals of any assets or liabilities, nor were any valuations or appraisals provided to Smith Capital. In relying on financial analyses and forecasts provided to it, Smith Capital has assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial conditions of First Gaston and Catawba Valley Bancshares to which those forecast or analyses relate. Smith Capital also assumed that, in the course of obtaining regulatory and third party consents for the share exchange and the other transactions contemplated by the share exchange agreement and this document, no restriction will be imposed that will have a material adverse effect on the future results or financial condition of First Gaston or Catawba Valley Bancshares. Smith Capital also assumed that the share exchange will be accounted for a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax free reorganization for U.S. federal income tax purposes.

   The projections furnished to Smith Capital for First Gaston and Catawba Valley Bancshares were prepared by the respective managements of each company. Neither First Gaston nor Catawba Valley Bancshares publicly discloses internal management projections of the type provided to Smith Capital in connection with Smith Capital's analysis of the share exchange, and the projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including without limitation factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the projections.

   As is customary in the rendering of fairness opinions, Smith Capital based its opinion on economic, market and other conditions as in effect on, and the information made available to Smith Capital as of the date of its opinion. Subsequent developments may affect the opinion, and Smith Capital does not have any obligation to update, review or reaffirm its opinion. Smith Capital expressed no opinion as to the price at which First Gaston or Catawba Valley Bancshares' common stock will trade at any future time.

   In accordance with customary investment banking practice, Smith Capital employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Smith Capital utilized in providing its opinion. We have presented some of the summaries of financial analysis in tabular format. In order to understand the financial analyses used by Smith Capital more fully, you should read the tables together with the text of each summary. The tables do not alone constitute a complete description of Smith Capital's financial analyses.

        COMPARATIVE ANALYSIS OF FINANCIAL CONDITION-PEER GROUP ANALYSIS

   In evaluating First Gaston and Catawba Valley Bancshares, Smith Capital compared their respective financial conditions to a group of publicly traded comparable banks (the "Group"). Smith Capital used these samples to compare financial condition as well as the valuation of the respective banks shares. The Group comprised 16 publicly traded banks with assets from $138 million to $552 million, and an ROA for the year ended December 31, 2000 from 0.73% to 1.62%. The Group consisted of:

        Company Name                                    Ticker
        ------------                                    ------
        Summit Bank Corporation                          SBGA
        Savannah Bancorp, Inc.                           SAVB
        Bank of North Carolina                           BKNC
        First South Bancorp, Inc.                        FSBK
        Southern Community Bank & Trust                  SCMT
        Capital Bank Corporation                         CBKN
        ECB Bancorp, Inc.                                ECBE
        Peoples Bancorp of North Carolina, Inc.          PEBK
        Independent Community Bankshares, Incorporated   ICBX
        Summit Financial Corporation                     SUMM
        Community Bankshares, Inc.                       SCB
        Bank of South Carolina Corporation               BKSC
        Fauquier Bankshares, Inc.                        FBSS
        Premier Community Bankshares Incorporated        PREM
        Central Virginia Bankshares, Inc.                CVBK
        Shore Financial Corporation                      SHBK

   Smith Capital analyzed certain balance sheet ratios, asset quality, growth in assets and deposits, profitability and stock price multiples. The following table shows the various performance measures as of the dates shown:

PERFORMANCE MEASURE AT DECEMBER 31, 2000

                                   KEY RATIOS

                                                 Catawba Valley
                                    First Gaston   Bancshares     Peer Group
                                                                Average Median
                                         %             %           %      %
   Equity/Assets...................    10.39         10.91        9.31   9.27
   Loans/Deposits..................    90.99         86.61       83.91  84.55

PERFORMANCE MEASURE AT JUNE 30, 2001

                                                 Catawba Valley
                                    First Gaston   Bancshares     Peer Group
                                                                Average Median
                                         %             %           %      %
   Equity/Assets...................     9.88         10.55        9.31   9.03
   Loans/Deposits..................    89.22          0.86       84.19  85.53

                                 ASSET QUALITY

PERFORMANCE MEASURE AT DECEMBER 31, 2000

                                                 Catawba Valley
                                    First Gaston   Bancshares     Peer Group
                                                                Average Median
                                         %             %           %      %
   Allowance for Loan Losses to
    Loans..........................     1.52          1.47        1.36   1.39
   Net Charge Offs/Average Loans...     0.19          0.38        0.12   0.10
   Non Performing Assets/Total
    Assets.........................     0.10          0.12        0.30   0.13

PERFORMANCE MEASURE AT JUNE 30, 2001

                                                 Catawba Valley
                                    First Gaston   Bancshares     Peer Group
                                                                Average Median
                                         %             %           %      %
   Allowance for Loan Losses to
    Loans..........................     1.49          1.51        1.33   1.32
   Net Charge Offs/Average Loans...     0.14          0.09        0.24   0.10
   Non Performing Assets/Total
    Assets.........................     0.08          0.15        0.37   0.37

                                 PROFITABILITY

PERFORMANCE MEASURE AT DECEMBER 31, 2000

                                                 Catawba Valley   Peer Group
                                    First Gaston  Banchshares   Average Median
                                         %             %           %      %
   Return on Average Assets........     1.17          1.12        1.14   1.14
   Return on Average Equity........    10.46          9.62       12.03  12.13
   Net Yield on Interest Earning
    Assets.........................     4.85          4.13        4.81   4.84
   Efficiency Ratio................    66.84         50.45       61.63  61.07
   Non Interest Income to Average
    Assets.........................     0.76          0.74        0.85   0.78
   Non Interest Expense to Average
    Assets.........................     3.56          2.43        3.32   3.24

PERFORMANCE MEASURE AT JUNE 30, 2001

                                                 Catawba Valley   Peer Group
                                    First Gaston   Bancshares   Average Median
                                         %             %           %      %
   Return on Average Assets........      .82          1.11        1.10   1.06
   Return on Average Equity........     8.14         10.35       11.92  11.82
   Net Yield on Interest Earning
    Assets.........................     3.66          3.37        4.30   4.16
   Efficiency Ratio................    70.88         57.73%      64.29  64.15
   Non Interest Income to Average
    Assets.........................     1.16%         1.18%       0.93   0.85
   Non Interest Expense to Average
    Assets.........................     3.38%         2.65%       3.20   3.11

   Smith Capital also compared growth rates in assets, deposits, net income and earnings per share of First Gaston and Catawba Valley Bancshares and the Group.

                                                                   Peer Group
Three Year Comparative Measures                   Catawba Valley
-------------------------------      First Gaston   Bancshares   Average Median
Asset Growth
  1998 vs 1997......................    28.86         38.20       31.81  19.29
  1999 vs 1998......................    23.50         31.86       13.13   7.50
  2000 vs 1999......................    29.13         31.64       32.41  19.86
Deposit Growth Rates
  1998 vs 1997......................    31.65         31.02       31.14  18.67
  1999 vs 1998......................    17.97         30.95       12.44  10.33
  2000 vs 1999......................    26.70         32.82       34.23  18.68
Net Income Growth Rates
  1998 vs 1997......................       NM         42.86       19.72  17.10
  1999 vs 1998......................    47.92         37.97       25.80  11.35
  2000 vs 1999......................    68.64         50.83       28.86  18.49
Earnings Per Share Growth Rate
  1998 vs 1997......................       NM         30.00       19.75   9.09
  1999 vs 1998......................    42.22         11.54       22.63  12.65
  2000 vs 1999......................     37.5         55.17       22.10  20.90

COMPARISON OF THE SHARES OF FIRST GASTON AND CATAWBA VALLEY BANCSHARES TO THOSE
                      OF COMPARABLE PUBLICLY TRADED BANKS

   The table below shows a comparison of First Gaston and Catawba Valley Bancshares price multiples to average and median of the Group based on the closing prices of their respective shares as of July 24, 2001.

                                                  Catawba Valley   Peer Group
                                     First Gaston   Bancshares   Average Median
Price to Earnings Multiple Last
 twelve months.....................      11.43         13.48      14.11   13.20
Price to Book Multiple per Share...       1.23          1.25     151.50  154.67
Price to Tangible Book Multiple per
 Share.............................       1.23          1.25     149.23  153.33
Price to Assets....................      12.15%        13.19%     14.08   13.93
Dividend Yield.....................       0.00          1.00%      2.00    2.33
Price per share used (July 24,
 2001).............................     $12.00        $13.75

   Smith Capital also calculated a range of imputed values for a share of First Gaston and a share of Catawba Valley Bancshares based on the ratios for the Group. Smith Capital took a weighted average of the results, weighting values based on earnings at 50%, and values based on book value and assets at 25% each. The imputed value for First Gaston was $14.58 per share using average multiples and $14.14 per share using median multiples.

   The same analysis was performed for Catawba Valley Bancshares, and the values obtained per share were $15.03 and $14.61 using average and median multiples respectively.

DISCOUNTED CASH FLOW ANALYSIS

   Smith Capital used a discounted cash flow analysis to estimate the net present value of distributable capital that First Gaston and Catawba Valley Bancshares could produce on a stand alone basis from 2001 through 2006. Management's projections were through 2003 in each case, and extended by Smith Capital. In both cases an asset growth rate of 15% was used after 2003 and the same ROA as management projected in 2003 of 1.11% for First Gaston and 1.21% for Catawba Valley Bancshares. In addition Smith Capital performed the same analysis after the share exchange. Smith Capital combined projected net income of the banks and added estimated savings or expenses after tax at 36% as follows.

        2001 Transaction Expenses..................................... $119,000
        2002 Savings..................................................   79,000
        2003..........................................................   87,000
        2004..........................................................  256,000
        2005..........................................................  441,000
        2006..........................................................  645,000

   In 2004, Smith Capital estimated $250,000 pretax savings in data processing as the banks could combine under one system. Other expense savings include legal, supplies, insurance, audit and shareholder related items.

   The discounted cash flow analysis indicated a reasonable reference range of $17.47 to $18.25 per share for First Gaston and $20.03 to $20.82 for Catawba Valley. On a combined basis the per share value would be $19.93 to $20.77 or an equivalent range of $17.81 to $18.55 at the exchange ratio for First Gaston shares. At the exchange ratio First Gaston shareholders receive a premium of 1.9% to 1.64% over the respective First Gaston discounted cash flow values.

              ANALYSIS OF COMPARABLE MERGER-OF-EQUALS TRANSACTIONS

   Using publicly available information, Smith Capital examined the following completed bank "merger-of-equals" transactions. The transactions were completed after October 1998, and for the most part represented transactions of smaller banks.

                   BANKS CLASSIFIED AS A MERGER OF EQUALS BY
                                 SNL DATASOURCE

                                                                         Premium
                                                          Ownership    Received by
 Survivor(A)                  Non Survivor(B)              A     B   Non Survivor(1)
 -----------                  ---------------            ----- ----- ---------------
                              Oneida Valley
 Cortland First Finl          Bancshares, Inc.              55    45       9.89%
 Santa Barbara Bancorp        Pacific Capital Bancorp    63.73 36.27      27.35%
 South Branch Valley          Potomac Valley Bank         66.4  33.6       9.14%
 Harbor Bancorp Inc.          Bank of the Pacific         52.5  47.5
 First Capital Inc.           HCB Bancorp                 51.4  48.6       0.00%
 BankIllinois Financial Corp. First Decatur Bancshares    53.6  46.4
 First Sterling Banks Inc.    Main Street Banks Inc.      36.6  63.4
 Marathon Financial Corp.     Rockingham Heritage Bank      44    56      (0.21)%
 Shore Bancshares Inc.        Talbot Bancshares Inc.        36    64       0.71%
 Umpqua Holdings Corp.        VRB Bancorp                   55    45
                              Shoreline Financial
 Chemical Financial Corp.     Corp.                      65.47  34.5
 Catawba Valley Bancshares    First Gaston               59.33 40.67        2.3%

   Based on closing price day before announcement.

                                                             Asset         Equity      Net Income
                                                         Contribution   Contribution  Contribution
                                                         ------------- -------------- -------------
Survivor(A)                      Non Survivor(B)           A      B       A      B      A      B
-----------               ------------------------------ ------ ------ ------- ------ ------ ------
Cortland First Finl       Oneida Valley Bancshares, Inc. 50.11% 49.89%  50.00% 50.00% 51.09% 48.91%
Santa Barbara Bancorp     Pacific Capital Bancorp        66.50% 33.50%  62.70% 37.30% 67.94% 32.06%
South Branch Valley       Potomac Valley Bank            74.98% 25.02%  66.44% 33.56% 66.09% 33.91%
Harbor Bancorp Inc.       Bank of the Pacific            55.67% 44.33%  55.66% 44.34% 51.90% 48.10%
First Capital Inc.        HCB Bancorp                    58.20% 41.80%  58.82% 41.18% 49.55% 50.45%
BankIllinois Financial
 Corp.                    First Decatur Bancshares                      53.50%        53.60%
First Sterling Banks
 Inc.                     Main Street Banks Inc.         40.89% 59.11%  36.63% 63.37% 35.05% 64.95%
Marathon Financial Corp.  Rockingham Heritage Bank       51.58% 48.42%  44.90% 55.10% 48.08% 51.92%
Shore Bancshares Inc.     Talbot Bancshares Inc.         38.41% 61.59% 100.00%  0.00% 33.58% 66.42%
Umpqua Holdings Corp.     VRB Bancorp                    54.64% 45.36%  53.32% 46.68% 49.88% 50.12%
Chemical Financial Corp.  Shoreline Financial Corp.      64.70% 35.30%  75.29% 24.71% 69.15% 30.85%
Catawba Valley
 Bancshares               First Gaston                   59.18% 40.82%  59.64% 40.36% 59.01% 40.99%

CONTRIBUTION ANALYSIS

   Smith Capital reviewed and analyzed the relative contributions to be made by First Gaston and Catawba Valley Bancshares to the combined entity. These contributions were compared to the 40.67% continuing ownership stake that First Gaston shareholders would have in the combined company following the share exchange. In addition Smith Capital determined the market value contributed by First Gaston and Catawba Valley Bancshares to the combined entity. This analysis indicated that as of July 24, 2001, First Gaston contributed 40.67% of the combined entity based on the price per share of $12.28 implied by the Catawba Valley Bancshares proposed exchange ratio and 40.11% based on the closing price of First Gaston on July 24, 2001 of $12.00.

Contribution Basis
Historical Performance as of December 31, 2000

                                                Catawba
                                                 Valley
                                  First Gaston Bancshares First Gaston Combined
                                     (In thousands, except number of shares)
Assets...........................    41.84%    $ 155,682   $ 111,986   $ 267,668
Loans............................    42.77%    $ 111,066   $  82,989   $ 194,055
Deposits.........................    41.58%    $ 130,142   $  92,621   $ 222,763
Common Equity....................    40.66%    $  16,980   $  11,636   $  28,616
Net Income.......................    42.54%    $   1,540   $   1,140   $   2,680
Cash Earnings....................    45.41%    $   1,723   $   1,433   $   3,156
Shares...........................    40.67%    1,644,886   1,127,783   2,772,669
Est. Net Income 2001.............    36.54%    $   1,876   $   1,080   $   2,956
Est. Net Income 2002.............    41.77%    $   2,300   $   1,650   $   3,950
Est. Net Income 2003.............    43.08%    $   2,775   $   2,100   $   4,875

PROFORMA ANALYSIS AND FIRST GASTON EQUIVALENT VALUES

   Smith Capital also calculated the pro forma book value per share, dividend per share and last twelve month ("LTM") earnings per share for the combined companies as of December 31, 2000 through 2006 and multiplied each result by the exchange ratio to determine the equivalent value for First Gaston. These values were compared to First Gaston's projected pre-transaction book value per share, LTM earnings and dividend per share for the same periods. This analysis showed that, based on projections after savings of expenses expected in the transaction, the transaction would be dilutive by 10.27% in 2001 and thereafter accretive increasing from 3.92% in 2002 to 13.9% in 2006, to Catawba Valley Bancshares. On a pro forma equivalent basis the transaction would be accretive to First Gaston shareholders in 2001, and thereafter dilutive by a maximum of 3.89%. Except that in 2006, the transaction would be 1.42% accretive. On a book value per share basis, after taking into account the dividends payable to First Gaston shareholders, and assuming a 10% dividend increase per year, the transaction would be dilutive to Catawba Valley Bancshares by 1.05% in 2001 and less than 1.66% thereafter; except in 2006 when it would be 0.28% accretive. On a pro forma equivalent basis to shareholders of First Gaston, the transaction would be 0.45% dilutive to book value in 2001 and thereafter a maximum of 4.29% dilutive.

   On a dividend basis, First Gaston shareholders would receive a cash dividend, which they had not received before.

   This summary does not purport to be a complete description of the analyses or data presented by Smith Capital. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Smith Capital believes that one must consider its opinion, the summary and its analyses as a whole. Selecting portions of the summary and these analyses, without considering the analyses as a whole, would create an incomplete view of the processes underlying the analyses and opinion.

   Smith Capital based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry specific factors. Smith Capital's analyses are not necessarily indicative of actual values or actual future results that either company or the combined entities might achieve, which values may be higher or lower than those indicated. Analyses based on forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Therefore, none of Smith Capital, First Gaston, Catawba Valley Bancshares or any other person assumes responsibility if future results are materially different from those forecast. Moreover, Smith Capital's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses could actually be bought or sold.

   Smith Capital is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, estate, corporate and other purposes.

Opinion of Catawba Valley Bancshares Financial Advisor:

   Catawba Valley Bancshares retained The Orr Group on June 15, 2001, to render to the Board of Directors of Catawba Valley Bancshares, a written opinion as to the fairness, from a financial point of view, to the stockholders of Catawba Valley Bancshares of the terms of the proposed share exchange.

   The full text of The Orr Group's opinion, dated as of July 17, 2001, is attached as Appendix III hereto and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by The Orr Group in connection with its opinion. Catawba Valley Bancshares's stockholders are urged to read the opinion in its entirety.

   The Orr Group's opinion to Catawba Valley Bancshares's Board of Directors is directed only to the agreed upon exchange ratio and does not address the fairness, from a financial point of view, of any exchange ratio that may be agreed upon by Catawba Valley Bancshares and First Gaston pursuant to the provisions of the share exchange that provides for possible adjustment of the exchange ratio. The Orr Group's opinion does not constitute a recommendation to any stockholder of Catawba Valley Bancshares as to how such stockholder should vote at the Catawba Valley Bancshares Special Meeting.

   Catawba Valley Bancshares selected The Orr Group as its investment banker on the basis of its expertise in merger and acquisition advisory services. The Orr Group is an investment banking firm whose principals have over 75 years of combined banking experience and have been involved with over 40 bank related mergers and acquisitions.

   No limitations were imposed by Catawba Valley Bancshares upon The Orr Group with respect to rendering its opinion.

   In arriving at its opinion, The Orr Group reviewed, among other things: (i) the Catawba Valley Bancshares Agreement; (ii) certain publicly available information concerning Catawba Valley Bancshares and First Gaston, including the respective Annual Reports on Form 10-KSB of Catawba Valley Bancshares and First Gaston for each of the years in the three year period ended December 31, 2000, the respective Quarterly Reports on Form 10-QSB for Catawba Valley Bancshares and First Gaston for the quarter ended March 31, 2001; (iii) certain available financial forecasts concerning the business and operations of Catawba Valley Bancshares and First Gaston, respectively; and (iv) certain publicly available information with respect to other companies that The Orr Group believes to be comparable in certain respects to Catawba Valley Bancshares and First Gaston and the trading markets for such other companies' securities.

   In The Orr Group's review and analysis, The Orr Group assumed and relied upon the accuracy and completeness of all of the financial and other information provided The Orr Group, or that was publicly available, and has not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, The Orr Group assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Catawba Valley Bancshares or First Gaston, as the case may be, and The Orr Group expresses no opinion with respect to such forecasts or the assumptions on which they are based. The Orr Group has not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of Catawba Valley Bancshares or First Gaston.

   The following summary does not purport to be a complete description of the analyses performed or the matters considered by The Orr Group in arriving at its opinion.

   In addressing the fairness, from a financial point of view, of the consideration to be issued by Catawba Valley Bancshares to the stockholders of First Gaston, The Orr Group addressed certain issues relating to the financial fairness of the proposed share exchange, including: (i) how the share exchange compares to similar bank transactions; (ii) the financial impact of the share exchange to the current stockholders of Catawba Valley Bancshares; and (iii) whether First Gaston's operations and capital stock are of similar value to other banks in

First Gaston's peer group. To address the impact of the proposed transaction, The Orr Group reviewed analyses of recently announced bank acquisitions, Catawba Valley Bancshares' contribution to the new combined entity, its analysis of stockholders' claims on the new entity, a present value analysis of Catawba Valley Bancshares common stock on both a stand-alone and combined basis, and First Gaston's operations and capital stock compared to its peers. In summary, The Orr Group reached the conclusions that the proposed transaction is comparable to similar bank transactions, the financial impact to the current stockholders of Catawba Valley Bancshares is positive and fair, and First Gaston's operations and capital stock are well within the range of comparable banks in the industry.

   The Orr Group employed a variety of methodologies in its analyses, including analyses of the financial impact of the transaction based on a pro forma contribution analysis, a shareholder's claims analysis, and a discounted dividend analysis. The pro forma contribution analysis looked at the financial impact of the share exchange on certain balance sheet and income statement items. Such analysis included calculations, among others, that showed the percentage contributions of Catawba Valley Bancshares and First Gaston to the total equity capital of the combined entities would be 59.6% and 40.4%, respectively; and the percent of contribution to market capitalization at March 31, 2001 would be 62% by Catawba Valley Bancshares and 38% by First Gaston.

   Shareholder's Claims Analysis. In its shareholder's claims analysis, The Orr Group calculated an earnings per share claims analysis, and The Orr Group concluded that the share exchange would result in an increase of 1.4% in the earnings per share for FYE 2001.

   Discounted Dividend Analysis. The Orr Group's discounted divided model analyzed the current value of Catawba Valley Bancshares' stock value and then compared Catawba Valley Bancshares value with the value of its stock combined with First Gaston including anticipated synergies. The three-year financial projections were supplied by Catawba Valley Bancshares. The Orr Group discounted the dividends at rates of 13%, 15%, and 17% and assumed a take out value at the end of year five based on price-to-earnings multiples of 13, 15, and 17. The Catawba Valley Bancshares stand-alone discounted values ranged from a low of $14.30 per share to a high of $21.80 per share. The analysis revealed that on a combined basis with First Gaston that the discounted values ranged higher by a margin of $.70 to $1.00 per share.

   Comparable Bank Transactions Analysis. The Orr Group reviewed 27 comparable bank transactions involving sellers with assets between $90-$255 million announced since September 1, 2000. The Orr Group noted the prices paid in these mergers as a multiple of book values and earnings, and The Orr Group reviewed other data in connection with these mergers, including the amount of total assets, the return on average assets and the return on average earnings of the acquired institutions. The Orr Group then compared this data to that of Catawba Valley Bancshares and the value to be paid by Catawba Valley Bancshares stockholders in the share exchange.

   The comparable bank transactions showed a range of transaction values as multiples of book value per share of a low of 1.1 times to a high of 3.7 times and an average of 2.1 times. The range of transaction values as multiples of earnings per share revealed a low of 9.4 times a high of 47.4 times and an average of 22.7 times. The share exchange multiple of book value was 1.21 times and the multiple of earnings per share was 14.55 times.

   No company or transaction used in the above analyses as a comparison is identical to Catawba Valley Bancshares, First Gaston or the proposed transaction. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial growth and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis in and of itself does not necessarily provide meaningful intercompany comparisons.

   The Orr Group will be paid a fee in connection with the proposed transaction which is contingent upon its consummation. Further, Catawba Valley Bancshares has agreed to reimburse legal and other reasonable expenses and to indemnify The Orr Group and its affiliates, directors, agents, employees and controlling persons in connection with certain matters related to rendering its opinion, including liabilities under securities laws.

Effective Time of the Share Exchange

   Subject to the conditions to the obligations of the parties to effect the share exchange (including, without limitation, the receipt of all required approvals of governmental and regulatory authorities), the share exchange will become effective when Articles of Share Exchange are filed with the North Carolina Secretary of State.

   We cannot give any assurance that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the share exchange can or will be satisfied. First Gaston, Catawba Valley Bancshares and Catawba Valley Bank anticipate that all conditions to consummation of the share exchange will be satisfied so that the share exchange can be consummated on December 31, 2001.

   The Board of Directors of either First Gaston or Catawba Valley Bancshares may terminate the Agreement and Plan of Share Exchange at any time.

Distribution of Consideration

   As soon as reasonably practicable, but in any event no more than 20 days following when the share exchange becomes effective by the filing of Articles of Share Exchange with the North Carolina Secretary of State, Catawba Valley Bancshares will cause First-Citizens Bank & Trust Company, the exchange agent, to mail to each former shareholder of First Gaston of record immediately prior to the exchange effective time, written instructions and transmittal materials (including, without limitation, a return mailing envelope addressed to the exchange agent for use in surrendering certificates representing shares of First Gaston common stock outstanding at the exchange effective time to the exchange agent).

First Gaston shareholders should NOT send in their stock certificates until they receive the transmittal letter

   Upon surrender to the exchange agent of certificates for First Gaston common stock, together with properly completed transmittal materials, you will be issued and mailed a certificate or certificates representing the number of shares of common stock to which you are entitled. We will not be obligated to deliver the consideration to which you are entitled as a result of the share exchange until you surrender your certificates representing the shares of First Gaston common stock together with a properly completed transmittal letter. If a
dividend or other distribution is declared by     on its common stock, the
record date for which is at or after the date at which the Articles of Share Exchange are filed with the North Carolina Secretary of State, the declaration
will include dividends or other distributions on all shares of     common stock
issuable pursuant to the Agreement and Plan of Share Exchange. However, no dividend or other distribution payable after the share exchange effective time
with respect to     common stock will be paid to you until you duly surrender
your First Gaston stock certificates. Upon surrender of your First Gaston
common stock certificate, a     common stock certificate, together with all
undelivered dividends or other distributions, if any (without interest) will be delivered and paid with respect to the shares represented by such certificate. If your First Gaston common stock certificate has been lost, stolen, destroyed or is otherwise missing, the exchange agent will issue, in exchange for such lost, stolen, or destroyed certificate, a certificate representing the shares
of     common stock to which you are entitled in accordance with and upon compliance with conditions imposed by the exchange agent or Catawba Valley Bancshares pursuant to the provisions of applicable North Carolina law (including, without limitation, a requirement that you provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory
to the exchange agent and    .)

   At the share exchange effective time, the stock transfer books of First Gaston will be closed to holders of First Gaston common stock. No transfer of shares of First Gaston common stock by a holder will thereafter be made or recognized.

Conditions to Consummation of the Share Exchange

   Consummation of the share exchange is subject to various conditions, including:

  . receipt of the approval of the shareholders of First Gaston of the Agreement and Plan of Share Exchange and receipt of regulatory approval required for consummation of the share exchange;

  .  receipt of the approval of the shareholders of Catawba Valley Bancshares
     of the share exchange, the renaming of the company to "   ", and the
     reduction in the minimum number of directors from nine (9) to eight (8);

  . receipt by First Gaston of a written legal opinion from Gaeta & Glesener, P.A. and by Catawba Valley Bancshares and Catawba Valley Bank of a written legal opinion from Moore & Van Allen, PLLC;

  . receipt by First Gaston of a written opinion of Smith Capital, Inc. and by Catawba Valley Bancshares of a written opinion of The Orr Group as to the fairness of the share exchange from a financial point of view to the shareholders of First Gaston and Catawba Valley Bancshares, respectively;

  . approval of the shares of Catawba Valley Bancshares' common stock issuable pursuant to the share exchange for listing on the Nasdaq SmallCap Market;

  . the registration statement with respect to the Catawba Valley Bancshares' common stock being issued to First Gaston's shareholders being declared effective under the Securities Act of 1933;

  . the accuracy, as of the date of the Agreement and Plan of Share Exchange and as of the share exchange effective time, of the representations and warranties of First Gaston and Catawba Valley Bank and Catawba Valley Bancshares as set forth in the Agreement and Plan of Share Exchange;

  . the performance of all agreements and the compliance with all covenants of First Gaston and Catawba Valley Bancshares as set forth in the Agreement and Plan of Share Exchange;

  . the absence of any law or order or any action taken by any court, governmental, or regulatory authority of competent jurisdiction prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Agreement and Plan of Share Exchange;

  . receipt by Catawba Valley Bancshares and Catawba Valley Bank of agreements from each affiliate of First Gaston; and

  . satisfaction of certain other conditions, including the receipt of various certificates from the officers of First Gaston and Catawba Valley Bancshares and Catawba Valley Bank.

   We are unable to provide assurance as to when or if all of the conditions precedent to the share exchange can or will be satisfied or waived by the party permitted to do so, [although as of the date of this Joint Proxy Statement-Prospectus, we have received all regulatory approvals.] The Agreement and Plan of Share Exchange may be terminated and the share exchange abandoned by the Board of Directors of either First Gaston or Catawba Valley Bancshares at any time.

Regulatory Approval

   The share exchange may not proceed in the absence of receipt of the requisite regulatory approval. Applications for the approval described below have been submitted to the appropriate regulatory authorities [and approval has been received.]

   First Gaston, Catawba Valley Bancshares, and Catawba Valley Bank are not aware of any material governmental approvals or actions that are required for consummation of the share exchange, except as described in this Joint Proxy Statement-Prospectus. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

   The share exchange is subject to the prior approval of the Federal Reserve Board, pursuant to Section 3 of the Bank Holding Company Act [which approval
was granted on       , 2001.] In evaluating the share exchange, the Federal
Reserve Board was required to consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit[ed] the Federal Reserve Board from approving the share exchange if--

  . it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

  . its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the Federal Reserve Board should find that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

   The share exchange may not be consummated until the 30th day (which the Federal Reserve Board reduced, in accordance with applicable law, to 15 days) following the date of the Federal Reserve Board approval, during which time the United States Department of Justice is afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the Federal Reserve Board, unless a court of competent jurisdiction should specifically order otherwise.

   Any regulatory approval that imposes material changes to the Agreement and Plan of Share Exchange or other material conditions could necessitate a resolicitation of shareholder approval.

Waiver, Amendment, and Termination

   To the extent permitted by law, the Agreement and Plan of Share Exchange may be amended by a subsequent writing signed by each of the parties upon the approval of the Board of Directors of each of the parties before or after approval of the matters relating to the Agreement and Plan of Share Exchange required to be approved by the First Gaston shareholders. However, no amendment may be made which modifies the number of shares of Catawba Valley Bancshares' common stock into which each share of First Gaston common stock will be converted without the further approval of the First Gaston shareholders. In addition, prior to or at the filing of the Articles of Share Exchange with the North Carolina Secretary of State either First Gaston or Catawba Valley Bancshares, or both, acting through their respective Boards of Directors, may:

  . waive any default in the performance of any term of the Agreement and Plan of Share Exchange by the other party;

  . waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Agreement and Plan of Share Exchange; and

  . waive any of the conditions precedent to the obligations of such party under the Agreement and Plan of Share Exchange,

except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation and provided that such waiver would not adversely affect the interests of the waiving party or its shareholders. No such waiver will be effective unless written and unless executed by a duly authorized officer of First Gaston or Catawba Valley Bancshares as the case may be.

   The Agreement and Plan of Share Exchange may be terminated and the share exchange abandoned at any time prior to the share exchange effective time, notwithstanding its approval by the First Gaston shareholders:

  . by the mutual consent of the Boards of Directors of First Gaston and Catawba Valley Bancshares; or

  . by the unilateral determination First Gaston Board or Catawba Valley Bancshares Board of Directors.

   If the share exchange is terminated as described above, the Agreement and Plan of Share Exchange will become void and have no effect, except that certain of its provisions including those relating to the obligations to maintain the confidentiality of certain information and the return all documents obtained from the other party, will survive.

Management and Operations After the Share Exchange

   As soon as practicable following the share exchange and subject to any necessary regulatory and shareholder approval, the Catawba Valley Bancshares Board will take steps to have the Board of Catawba Valley Bancshares be reconstituted and comprised of eight individuals, four of whom shall be current members of the Board of Directors of First Gaston and four of whom shall be current members of the Catawba Valley Bancshares' Board of Directors. R. Steve Aaron, currently Catawba Valley Bancshares' President and Chief Executive Officer, and W. Alex Hall, currently First Gaston's President and Chief Executive Officer will be two of the eight members. The current Boards of First Gaston and Catawba Valley Bank will remain intact.

Effect on Certain Benefit Plans

   At the share exchange effective time, each First Gaston Stock Option granted by First Gaston under the First Gaston Stock Plans (each as defined in the Agreement and Plan of Share Exchange) that is outstanding at the share exchange effective time, whether or not exercisable, will be converted into and become a right with respect to Catawba Valley Bancshares' common stock, and Catawba Valley Bancshares will assume each First Gaston Stock Option, in accordance with the terms of the First Gaston Stock Plan and stock option agreement by which it is evidenced. However, from and after the share exchange effective time:

  . Catawba Valley Bancshares and its Executive Committee will be substituted for First Gaston and the committee of the First Gaston Board (including, if applicable, the entire Board of Directors of First Gaston) administering such First Gaston Stock Plan;

  . each First Gaston Option assumed by Catawba Valley Bancshares may be exercised solely for shares of Catawba Valley Bancshares' common stock;

  . the number of shares of Catawba Valley Bancshares' common stock subject to such First Gaston Option will be equal to the number of shares of First Gaston common stock subject to such First Gaston Option immediately prior to the share exchange effective time multiplied by
     0.8934 and rounding to the nearest whole share; and

  . the per share exercise price under each such First Gaston Option will be adjusted by dividing the per share exercise price under each such First Gaston Option by 0.8934 and rounding to the nearest cent.

Federal Income Tax Consequences of the Share Exchange

   The share exchange is intended to qualify as a reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code. The obligation of the parties to consummate the share exchange is conditioned on the receipt of an opinion in form and substance reasonably satisfactory to Catawba Valley Bancshares and First Gaston from Dixon Odom PLLC, which serves as Catawba Valley Bank's independent public accountant, to the effect that the share exchange will constitute such a reorganization. A copy of such opinion has been delivered to Catawba Valley Bancshares and First Gaston. In delivering its opinion, Dixon Odom PLLC received and relied upon certain representations contained in certificates of officers of First

Gaston and Catawba Valley Bancshares and certain other information, data, documentation and other materials as it deemed necessary. Dixon Odom PLLC based tax opinion upon customary assumptions contained therein.

   Neither Catawba Valley Bancshares nor First Gaston intends to seek a ruling from the IRS as to the federal income tax consequences of the share exchange. First Gaston's shareholders should be aware that the opinion of Dixon Odom PLLC will not be binding on the IRS or the courts. First Gaston's shareholders also should be aware that some of the tax consequences of the share exchange are governed by provisions of the Internal Revenue Code as to which there are no final regulations and little or no judicial or administrative guidance. There can be no assurance that future legislation, administrative rulings, or court decisions will not adversely affect the accuracy of the statements contained herein.

   The tax opinion states that, provided the assumptions stated therein are satisfied, the share exchange will constitute a reorganization as defined in
Section 368(a) of the Code, and the following federal income tax consequences will result:

  . No gain or loss will be recognized by the First Gaston shareholders upon receipt of Catawba Valley Bancshares' common stock;

  . The aggregate federal income tax basis of Catawba Valley Bancshares' common stock received by each First Gaston shareholder will be the same as the aggregate federal income tax basis of the First Gaston common stock; and

  . The holding period of the shares of the Catawba Valley Bancshares' common stock received by each First Gaston shareholder will include the period for which the exchanged First Gaston common stock was held as a capital asset by each First Gaston shareholder on the date of the share exchange.

   The foregoing discussion is intended only as a summary of material federal income tax consequences of the share exchange to the shareholders of First Gaston and does not purport to be a complete description of all potential tax effects of the share exchange. The discussion does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under certain federal income tax laws, such as:

  .  dealers in securities;

  .  banks;

  .  insurance companies;

  .  tax-exempt organizations;

  .  non-United States persons;

  . shareholders who do not hold their shares of First Gaston common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code; and

  . shareholders who acquired their shares of First Gaston common stock pursuant to the exercise of options or otherwise as compensation.

   In addition, the discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. Moreover, the tax consequences to holders of First Gaston options, if any, are not discussed. The discussion is based upon the Internal Revenue Code, treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing is subject to change and any such change could affect the continuing validity of this discussion. First Gaston shareholders are urged to consult their own tax advisors concerning the particular federal, state, local and foreign tax consequences of the share exchange to them.

Accounting Treatment

   It is anticipated that the share exchange will be accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of First Gaston will be carried forward at their previously recorded amounts, and current and prior period financial statements will be restated for all periods as though First Gaston had been the wholly-owned subsidiary of Catawba Valley Bancshares at the beginning of the earliest period presented.

Expenses and Fees

   The Agreement and Plan of Share Exchange provides that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Agreement and Plan of Share Exchange, including legal, accounting and financial advisory fees. All expenses associated with the printing and mailing of this Joint Proxy Statement-Prospectus will be shared by Catawba Valley Bancshares and First Gaston equally.

Resales of     Common Stock

       common stock to be issued to shareholders of First Gaston in connection with the share exchange will be registered under the Securities Act of 1933, as
amended. All shares of     common stock received by First Gaston shareholders
will be freely transferable upon consummation of the share exchange by those shareholders who were not "affiliates" of First Gaston. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with First Gaston (generally, this will include executive officers, directors, and 10% or greater shareholders).

                               DISSENTERS' RIGHTS

   Article 13 (entitled "Dissenters' Rights") of the North Carolina Business Corporation Act sets forth the rights of the First Gaston shareholders who object to the share exchange. The following summarizes the material terms of the statutory procedures to be followed by a holder of First Gaston common stock in order to dissent from the share exchange and perfect dissenters' rights under the North Carolina Business Corporation Act. A copy of Article 13 of the North Carolina Business Corporation Act is attached as Appendix IV hereto.

   If you elect to exercise such a right to dissent and demand appraisal, you must satisfy each of the following conditions:

     (a) you must give to First Gaston and First Gaston must actually receive, before the vote on approval or disapproval of the share exchange is taken, written notice of your intent to demand payment for your shares if the share exchange is effectuated (this notice must be in addition to and separate from any proxy or vote against the share exchange; neither voting against, abstaining from voting, nor failing to vote on the share exchange will constitute a notice within the meaning of the North Carolina Business Corporation Act); and

     (b) you must not vote in favor of the share exchange (a failure to vote will satisfy this requirement, but a vote in favor of the share exchange, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval of the share exchange or direction to abstain, will constitute a waiver of your Dissenters' Rights).

   If the requirements of (a) and (b) above are not satisfied and the share exchange becomes effective, you will not be entitled to payment for your shares under the provisions of Article 13 of the North Carolina Business Corporation Act.

   Any notices should be addressed to First Gaston Bank of North Carolina, 804 South New Hope Road, Gastonia, North Carolina 28054, attention: Barbara D. Myers. The notice must be executed by the holder of record of shares of First Gaston common stock as to which Dissenters' Rights are to be exercised. A beneficial owner may assert Dissenters' Rights only if he dissents with respect to all First Gaston common stock of which he is the beneficial owner. With respect to shares of First Gaston common stock which are owned of record by a voting trust or by a nominee, the beneficial owner of such shares may exercise Dissenters' Rights if such beneficial holder also submits to First Gaston the record holder's written consent to such exercise not later than the time such beneficial holder asserts the Dissenters' Rights. A record owner, such as a broker, who holds shares of First Gaston common stock as a nominee for others, may exercise Dissenters' Rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner, provided such record owner dissents with respect to all First Gaston common stock beneficially owned by any one person. In such case, the notice submitted by such broker as record owner must set forth the name and address of the shareholder who is objecting to the share exchange and demanding payment for such person's shares.

   If you properly dissented and the share exchange creating Dissenter's Rights is approved, First Gaston must mail by registered or certified mail, return receipt requested, a written notice to you. This notice must be sent no later than ten days after the shareholder approval of the share exchange. The notice will state where your payment demand must be sent, and where and when certificates for shares of First Gaston common stock must be deposited; supply a form for demanding payment; set a date by which First Gaston must receive your payment demand (not fewer than 30 days nor more than 60 days after the Dissenters' notice is mailed); and include a copy of Article 13 of the North Carolina Business Corporation Act.

   If you receive a Dissenters' notice, you must demand payment and deposit your share certificates in accordance with the terms of the Dissenters' notice. If you demand payment and deposit your share certificates, you retain all other rights of a shareholder until these rights are canceled or modified by the share exchange. If you do not demand payment or deposit your share certificates where required, each by the date set in the Dissenters' notice, you are not entitled to payment for your shares under the North Carolina Business Corporation Act.

   Within 30 days after receipt of your demand for payment, First Gaston is required to pay you the amount First Gaston estimates to be the fair value of your shares, plus interest accrued from the effective date of the share exchange to the date of payment. The payment must be accompanied by:

  . First Gaston's most recent available balance sheet, income statement and statement of cash flows as of the end of or for the fiscal year ending not more than 16 months before the date of payment, and the latest available interim financial statements, if any;

  . an explanation of how First Gaston estimated the fair value of the shares;

  .  an explanation of the interest calculation;

  . a statement of the dissenters' right to demand payment (as described below); and

  .  a copy of Article 13 of the North Carolina Business Corporation Act.

   If the share exchange is not consummated within 60 days after the date set for demanding payment and depositing share certificates, First Gaston must return your deposited certificates. If after returning your deposited certificates the share exchange is consummated, First Gaston must send you a new Dissenters' notice and repeat the payment demand procedure.

   Demand for Payment. You may, however, notify First Gaston in writing of your own estimate of the fair value of your shares and amount of interest due, and demand payment of the excess of your estimate of the fair value of your shares over the amount previously paid by First Gaston if (a) you believe that the amount paid is less than the fair value of First Gaston common stock or that the interest is incorrectly calculated; (b) First Gaston fails to make payment of its estimate of fair value to you within 30 days after receipt of a demand for payment; or (c) the share exchange not having been consummated, First Gaston does not return your deposited certificates within 60 days after the date set for demanding payment. You waive the right to demand payment unless you notify First Gaston of your demand in writing within 30 days of First Gaston's payment of its estimate of fair value (with respect to clause (a) above) or First Gaston's failure to perform (with respect to clauses (b) and
(c) in this paragraph). If you fail to notify First Gaston of your demand within such 30-day period, you shall be deemed to have withdrawn your Shareholder's dissent and demand of payment.

   Appraisal Proceeding. If your demand for payment remains unsettled, you may commence a proceeding within 60 days after the earlier of (a) the date of your payment demand or (b) the date payment is made, by filing a complaint with the Superior Court Division of the North Carolina General Court of Justice to determine the fair value of the shares and accrued interest. If you do not commence the proceeding within such 60-day period, you shall be deemed to have withdrawn the dissent and demand for payment.

   The court in such an appraisal proceeding will determine all costs of the proceeding and assess the costs as it finds equitable. The proceeding is to be tried as in other civil actions; however, you will not have the right to a trial by jury. The court may also assess the fees and expenses of counsel and expenses for the respective parties, in the amounts the court finds equitable:
(a) against First Gaston if the court finds that it did not comply with the statutes; or (b) against First Gaston or you, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that the services of counsel for you were of substantial benefit to other dissenting shareholders, and that the fees for those services should not be assessed against First Gaston, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited.

   The summary set forth above does not purport to be a complete statement of the provisions of the North Carolina Business Corporation Act relating to the rights of dissenting shareholders and is qualified in its entirety by reference to the applicable sections of the North Carolina Business Corporation Act, which are included as Appendix IV to this. Joint Proxy Statement-Prospectus. If you intend to exercise your Dissenters' Rights, you are urged to review carefully Appendix IV and to consult with legal counsel so as to be in strict compliance therewith.

            DESCRIPTION OF CATAWBA VALLEY BANCSHARES' CAPITAL STOCK

   The following is a summary of the material provisions of Catawba Valley Bancshares' Articles of Incorporation and Bylaws.

General

   The Articles of Incorporation of Catawba Valley Bancshares authorize the issuance of capital stock consisting of 9,000,000 shares of common stock, $1.00 par value per share and 1,000,000 shares of no par value preferred stock. There are 1,644,886 shares of Catawba Valley Bancshares' common stock currently issued and outstanding. There are no shares of Catawba Valley Bancshares preferred stock currently issued and outstanding.

   After consummation of the share exchange, pursuant to which each share of First Gaston common stock will be exchanged for 0.8934 shares of Catawba Valley Bancshares' common stock, Catawba Valley Bancshares will have 2,772,641 shares outstanding, subject to the exercise of Dissenters' Rights.

   In the future, the authorized but unissued and unreserved shares of Catawba Valley Bancshares' common stock will be available for issuance for general purposes, including, but not limited to, possible issuance as stock dividends or stock splits, future mergers or acquisitions, or future private placements or public offerings. Except as otherwise may be required to approve a merger or other transaction in which the additional authorized shares of Catawba Valley Bancshares' common stock would be issued, no shareholder approval will be
required for the issuance of those shares. See page     for a discussion of the
rights of the holders of Catawba Valley Bancshares' common stock as compared to the holders of First Gaston common stock.

Common Stock

   General. Each share of Catawba Valley Bancshares' common stock has the same relative rights as, and is identical in all respects to, each other share of Catawba Valley Bancshares' common stock.

   Dividend Rights. As a North Carolina corporation, Catawba Valley Bancshares is not directly subject to the restrictions on the payment of dividends applicable to Catawba Valley Bank or First Gaston. Holders of shares of Catawba Valley Bancshares' common stock will be entitled to receive such cash dividends as the Board of Directors of Catawba Valley Bancshares may declare out of funds legally available therefor. However, the payment of dividends by Catawba Valley Bancshares will be subject to the restrictions of North Carolina law applicable to the declaration of dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. After the share exchange is consummated, the ability of Catawba Valley Bancshares to pay dividends to the holders of shares of Catawba Valley Bancshares' common stock will, at least initially, be completely dependent upon the amount of dividends Catawba Valley Bank and First Gaston pays to Catawba Valley Bancshares. See "Comparison of the Rights of Shareholders--Comparison of the Rights of Holders of First Gaston common stock and Catawba Valley Bancshares' common stock--Payment of Dividends."

   Voting Rights. Each share of Catawba Valley Bancshares' common stock will entitle the holder thereof to one vote on all matters upon which shareholders have the right to vote. Currently, the Board of Directors of Catawba Valley Bancshares is classified so that approximately one-third of the directors will be elected each year. However, upon the effective time of the share exchange the board will be comprised of eight directors all of whom will be elected annually. Shareholders of Catawba Valley Bancshares are not entitled to cumulate their votes for the election of directors. See "Comparison of the Rights of Holders of First Gaston common stock and Catawba Valley Bancshares' common stock--Voting Rights."

   Liquidation Rights. In the event of any liquidation, dissolution, or winding up of Catawba Valley Bancshares, the holders of shares of Catawba Valley Bancshares' common stock will be entitled to receive, after payment of all debts and liabilities of Catawba Valley Bancshares, all remaining assets of Catawba Valley Bancshares available for distribution in cash or in kind. In the event of any liquidation, dissolution, or winding up of Catawba Valley Bank or First Gaston, Catawba Valley Bancshares, as the holder of all shares of Catawba Valley Bank common stock and as the holder of all shares of First Gaston common stock upon completion of the share exchange, would be entitled to receive payment of all debts and liabilities of Catawba Valley Bank and First Gaston (including all deposits and accrued interest thereon) and all remaining assets of Catawba Valley Bank and First Gaston available for distribution in cash or in kind.

   Preemptive Rights; Redemption. Holders of shares of Catawba Valley Bancshares' common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Catawba Valley Bancshares' common stock is not subject to call or redemption.

Certain Articles and Bylaw Provisions Having Potential Anti-Takeover Effects

   General. The following is a summary of the material provisions of Catawba Valley Bancshares' Articles of Incorporation and bylaws which address matters of corporate governance and the rights of shareholders. Certain of these provisions may delay or prevent takeover attempts not first approved by the Board of Directors of Catawba Valley Bancshares (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. All references to the Articles of Incorporation and bylaws are to the Catawba Valley Bancshares' Articles of Incorporation and bylaws in effect as of the date of this Joint Proxy Statement-Prospectus.

   Classification of the Board of Directors. Currently, the bylaws provide that the Board of Directors of Catawba Valley Bancshares shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected. A director elected to fill a vacancy shall serve for the remainder of the term of the present term of office of the class to which he or she was elected. As a result of the current classification of the Board of Directors of Catawba Valley Bancshares, approximately one-third of the members of the Board of Directors of Catawba Valley Bancshares will be elected each year, and two annual meetings will be required for Catawba Valley Bancshares' shareholders to change a majority of the members constituting the Board of Directors of Catawba Valley Bancshares.

   However, if the shareholders of Catawba Valley Bancshares approve the reduction in the minimum number of directors from nine to eight, the bylaws will provide that when there are only eight directors, the terms of all eight directors will expire annually. Therefore, after the effective time there will
be only eight directors of the newly reconstituted board of    , and their
terms shall expire at the next annual meeting of shareholders.

   Removal of Directors, Filling Vacancies. Catawba Valley Bancshares' Bylaws provide that (a) shareholders may remove one or more of the directors with or without cause; (b) a director may be removed by the shareholders only if the number of votes cast for the removal exceeds the number of votes cast against the removal; and (c) a director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. Vacancies occurring in the Board of Directors of Catawba Valley Bancshares may be filled by the shareholders or a majority of the remaining directors, even though less than a quorum or by the sole remaining director.

   Amendment of Bylaws. Subject to certain restrictions described below, either a majority of the Board of Directors or the shareholders of Catawba Valley Bancshares may amend or repeal the bylaws. A bylaw adopted, amended, or repealed by the shareholders may not be readopted, amended or repealed by the Board of

Directors of Catawba Valley Bancshares. Generally, the shareholders of Catawba Valley Bancshares may adopt, amend, or repeal the bylaws in accordance with the North Carolina Business Corporation Act.

   Special Meetings of Shareholders. Catawba Valley Bancshares' bylaws provide that special meetings of shareholders may be called only by the Chairman of the Board, President, or a majority vote of the Board of Directors of Catawba Valley Bancshares.

Transfer Agent and Registrar

   The transfer agent and registrar for the Catawba Valley Bancshares' common stock is First-Citizens Bank & Trust Company.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

   Comparison of the Rights of Holders of First Gaston common stock and Catawba Valley Bancshares' common stock

   General. Upon consummation of the share exchange, shareholders of First Gaston, other than those shareholders who properly exercise Dissenters' Rights, will become shareholders of Catawba Valley Bancshares. Certain legal distinctions exist between owning Catawba Valley Bancshares' common stock and First Gaston common stock. The shareholders of Catawba Valley Bancshares will be governed by and subject to the Articles of Incorporation and bylaws of Catawba Valley Bancshares rather than the Articles of Incorporation and bylaws of First Gaston. Catawba Valley Bancshares is a corporation governed by the laws of the State of North Carolina applicable to business corporations, while First Gaston is a commercial bank governed by the commercial bank laws of North Carolina, which incorporate the corporate laws of North Carolina only to the extent they do not conflict with the commercial bank laws. Neither the First Gaston common stock nor the Catawba Valley Bancshares' common stock are insured by the FDIC or guaranteed by the issuer and are both subject to investment risk, including the possible loss of value.

   The following is only a general summary of certain differences in the rights of holders of Catawba Valley Bancshares' common stock and those of First Gaston common stock. Shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the share exchange.

   Capital Structure. First Gaston's Articles of Incorporation authorize the issuance of up to 20,000,000 shares of common stock, par value $5.00 per share, and there are currently 1,262,319 shares issued and outstanding. Catawba Valley Bancshares' Articles of Incorporation authorize the issuance of up to 10,000,000 shares of capital stock consisting of 9,000,000 shares of $1.00 par value common stock and 1,000,000 shares of no par value preferred stock, and there are 1,644,886 shares of common stock issued and outstanding. No shares of preferred stock are issued and outstanding. Because the exchange of shares by virtue of the share exchange is to be effected at the rate of 0.8934 shares of Catawba Valley Bancshares' common stock for each share of First Gaston common stock, Catawba Valley Bancshares will have 2,772,641 shares of common stock issued and outstanding after consummation of the share exchange (except to the extent that any shareholders of First Gaston perfect their appraisal rights of dissent and receive cash rather than Catawba Valley Bancshares' common stock in connection with the share exchange).

   Voting Rights. In general, each holder of First Gaston common stock and Catawba Valley Bancshares' common stock is entitled to one vote per share on all matters submitted to a vote of shareholders.

   In the election of directors, each holder of First Gaston common stock and of Catawba Valley Bancshares' common stock has the right to vote the number of shares owned by him or her on the record date for as many persons as there are directors to be elected. Cumulative voting is not available with respect to the election of directors of First Gaston or Catawba Valley Bancshares.

   Directors. The bylaws of First Gaston provide that the Board of Directors of First Gaston shall have from seven (7) to twenty (20) members, and the Board of Directors of First Gaston currently has thirteen (13) members. The bylaws of Catawba Valley Bancshares provide that the Board of Directors of Catawba Valley Bancshares shall have from nine (9) to eighteen (18) members, and the Board of Directors of Catawba Valley Bancshares currently has nine (9) members. Subject to shareholder approval, after the share exchange, the bylaws of Catawba Valley Bancshares will provide that the Board of Directors shall have from eight (8) to eighteen (18) members and will have eight (8) members. The Boards of Directors of both First Gaston and Catawba Valley Bancshares may fill vacancies arising in their directorships.

   Currently, the bylaws of Catawba Valley Bancshares provide that the terms of the directors shall be staggered. Catawba Valley Bancshares currently has a staggered Board of Directors. Pursuant to the bylaws,

Catawba Valley Bank's directors are divided into three classes, each consisting of approximately one-third of the total directors. Each year, one class of the directors comes up for election resulting in director terms of three years. However, if the shareholders approve the amendment of the bylaws reducing the minimum number of directors from nine (9) to eight (8), and if there are only eight (8) directors, the directors will be elected annually. First Gaston does not have a staggered Board of Directors.

   Rights to Repurchase Stock. Under the North Carolina banking law, First Gaston may repurchase its stock only after approval by holders of two-thirds of its outstanding common stock and by the North Carolina Banking Commission. Under the Bank Holding Company Act, Catawba Valley Bancshares may purchase its own stock in the open market subject to certain capital adequacy considerations
and the availability of funds therefor. See page   for a description of the
restrictions on the repurchase by Catawba Valley Bancshares of its stock. Catawba Valley Bancshares may consider repurchases of its stock in the future, but there can be no assurance that Catawba Valley Bancshares will conduct such repurchases.

   Payment of Dividends. The ability of First Gaston to pay dividends on its common stock is restricted by North Carolina banking law and by tax considerations related to state-chartered banks. North Carolina law imposes restrictions on the ability of all banks chartered under North Carolina law to pay dividends. First Gaston can only pay dividends out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. In addition, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure the financial soundness of the bank. Although Catawba Valley Bancshares' ability to pay dividends will not be subject to these restrictions, such restrictions will indirectly affect Catawba Valley Bancshares because dividends from First Gaston and Catawba Valley Bank will be, for the foreseeable future, the only sources of funds of Catawba Valley Bancshares for the payment of dividends to its shareholders.

   Catawba Valley Bancshares will be limited by certain restrictions imposed generally on North Carolina corporations. Subject to certain limitations and exceptions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights.

   Limitation of Liability and Indemnification of Directors, Officers and Employees. The Articles of Incorporation of both First Gaston and Catawba Valley Bancshares eliminate a director's personal liability for breach of duty as a director to the fullest extent permitted by law.

   The bylaws of both First Gaston and Catawba Valley Bancshares provide for indemnification to the fullest extent permitted by law. Under the Federal Deposit Insurance Act, both First Gaston and Catawba Valley Bancshares would be prohibited from paying any indemnification with respect to any liability or legal expense incurred by a director, officer, or employee as result of an action or proceeding by a federal banking agency resulting in a civil money penalty or certain other remedies against such person. Currently, there is no pending or threatened litigation involving Catawba Valley Bank, Catawba Valley Bancshares, or First Gaston for which indemnification might be sought.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Catawba Valley Bancshares pursuant to the forgoing provisions, Catawba Valley Bancshares has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   Limitation of liability and indemnification provisions may discourage or deter shareholders or management from bringing a lawsuit against former directors for breach of duty, even though such action, if successful, might otherwise have benefited the corporation and its shareholders.

   Change in Control Regulation. First Gaston and Catawba Valley Bancshares are subject to the protection of the North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act.

   Pursuant to the North Carolina Shareholder Protection Act, no business combination (defined to include any merger, consolidation, share exchange or sale of all or any substantial part of the corporation's assets) involving a corporation which has a class of securities registered under the Securities Exchange Act of 1934, as amended, and any entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation's voting shares may be consummated unless the holders of 95% of the outstanding voting shares approve the business combination. This provision does not apply if the parties comply with certain requirements relating to the value of the consideration paid in the business combination, the composition of the corporation's board of directors, the disclosure to shareholders regarding the business combination and other procedural matters. Neither First Gaston nor Catawba Valley Bancshares has opted out of the Shareholder Protection Act.

   The North Carolina Control Share Acquisition Act applies to a corporation that is incorporated in North Carolina and that has substantial assets in North Carolina, its principal place of business or a principal office within North Carolina, a class of securities registered under the Exchange Act and more than 10% of its shareholders reside in North Carolina or more than 10% of its shares held by North Carolina residents. The North Carolina Control Share Acquisition Act restricts the voting rights of a person who acquires "control shares" in a subject corporation. Control shares are shares that, when added to all other shares of the subject corporation beneficially owned by a person, would entitle that person to voting power equal to or greater than a stated percentage of all voting power. Without shareholder approval by "disinterested shareholders," the shares acquired by the acquiror have no voting rights. Disinterested shareholders are shareholders other than the acquiror and the employee-directors of the subject corporation. If the shares held by the acquiror are accorded voting rights pursuant to the procedure described above and the acquiror beneficially holds more than 50% of the voting power for the election of directors, each of the corporation's other shareholders have the right to require that the corporation redeem their shares at a price not less than the highest price per share paid by the acquiror for any of its shares. Neither First Gaston nor Catawba Valley Bancshares has opted out of the Control Share Acquisition Act.

   The acquisition of more than ten percent of either the outstanding Catawba Valley Bancshares' common stock or the outstanding First Gaston common stock may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act. The FDIC has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of an FDIC-insured, state-chartered, non-member bank, either directly or indirectly through an acquisition of control of its holding company, to provide 60 days' prior written notice and certain financial and other information to the FDIC. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under FDIC regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of voting securities if (a) the bank or holding company has a class of voting securities which is registered under Section 12 of the Securities Exchange Act of 1934, as amended, or (b) the acquiring party would be the largest holder of a class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the FDIC to disapprove a proposed acquisition on certain specified grounds.

   Prior approval of the Federal Reserve would be required for any acquisition of control of First Gaston or Catawba Valley Bancshares by any bank holding company under the Bank Holding Company Act. Control for purposes of the Bank Holding Company Act would be based on, among other things, a twenty-five percent (25%) voting stock test or on the ability of the holding company otherwise to control the election of a majority of the Board of Directors of First Gaston or Catawba Valley Bancshares. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the Bank Holding Company Act.

   The Securities Exchange Act of 1934, as amended, requires that a purchaser of any class of a corporation's securities registered under the Exchange Act notify the SEC and such corporation within ten days after its purchases exceed 5% of the outstanding shares of that class of securities. This notice must disclose the background and identity of the purchaser, the source and amount of funds used for the purchase, the number of shares owned and, if the purpose of the transaction is to acquire control of the corporation, any plans to alter materially the corporation's business or corporate structure. In addition, any tender offer to acquire a corporation's securities is subject to the limitations and disclosure requirements of the Exchange Act.

   Constituency Clause. Catawba Valley Bancshares' Articles of Incorporation provide that in determining what is in the best interests of Catawba Valley Bancshares, the Board of Directors of Catawba Valley Bancshares may consider, among other things, the social and economic effects of the matter to be considered (including a change of control) on Catawba Valley Bancshares and its employees, customers, creditors and the community in which Catawba Valley Bancshares operates. First Gaston's Articles of Incorporation contain no such provision.

   Bylaws. Certain differences exist between the bylaws of First Gaston and the bylaws of Catawba Valley Bancshares. Upon request, First Gaston will provide its shareholders with copies of the bylaws of both First Gaston and Catawba Valley Bancshares free of charge. Requests should be made to W. Alex Hall, at
(704) 865-4202 or mailed to First Gaston's main office, located at 804 South New Hope Road, Gastonia, North Carolina 28054, Attention W. Alex Hall.

                   INFORMATION ABOUT CATAWBA VALLEY BANK AND
                           CATAWBA VALLEY BANCSHARES

Catawba Valley Bancshares

   General. Catawba Valley Bancshares is a business corporation incorporated under the laws of the State of North Carolina on March 8, 1999. The only office of Catawba Valley Bancshares, and its principal place of business, is located at 1039 Second Street, NE, Hickory, North Carolina 28601. Catawba Valley Bancshares' telephone number is (828) 431-2300.

   Catawba Valley Bancshares was organized for the purpose of becoming the holding company of Catawba Valley Bank and became the bank holding company for Catawba Valley Bank at the close of business on June 30, 1999.

   Property. Catawba Valley Bancshares neither owns nor leases any real or personal property but utilizes the premises and property of Catawba Valley Bank without the payment of any rental fees to Catawba Valley Bank.

   Competition. The primary business of Catawba Valley Bancshares is the ongoing business of Catawba Valley Bank. Therefore, the competitive conditions to be faced by Catawba Valley Bancshares will be the same as those faced by Catawba Valley Bank. In addition, many banks and financial institutions have formed, or are in the process of forming holding companies. It is likely that these holding companies will attempt to acquire banks, thrift institutions or companies engaged in bank-related activities. Thus, Catawba Valley Bancshares faces competition in undertaking any such acquisitions and in operating subsequent to any such acquisitions.

   Employees. Catawba Valley Bancshares does not have any employees other than its management. See "Management of Catawba Valley Bancshares." It utilizes the support staff of Catawba Valley Bank from time to time without the payment of any fees to Catawba Valley Bank. Upon consummation of the share exchange, it is the intention of management that certain managerial and administrative functions being performed at both First Gaston and Catawba Valley Bank to be consolidated and performed at the holding company level. This consolidation of functions may result in Catawba Valley Bancshares adding several more non-executive employees.

Catawba Valley Bank

 General.

   Catawba Valley Bank engages in general banking business in the City of Hickory and portions of the four counties called the Unifour area (Catawba, Burke, Caldwell and Alexander counties, North Carolina). Its operations are primarily retail-oriented and aimed at individuals and small- to medium-sized businesses located in its market area. Catawba Valley Bank provides most traditional commercial and consumer banking services, including personal and commercial checking and savings accounts, money market accounts, certificates of deposit, individual retirement accounts and related business and individual banking services. Catawba Valley Bank's lending activities include making commercial loans to individuals and small- to medium-sized businesses located primarily in its market area for various business purposes and various consumer-type loans to individuals, including installment loans, equity lines of credit, overdraft checking credit and credit cards. Also, Catawba Valley Bank makes residential mortgage loans to its customers, which Catawba Valley Bank then sells to another mortgage lender. Catawba Valley Bank issues ATM cards which allow its customers to access their deposit accounts at the automated teller machines of other banks who are linked to the STAR system. Catawba Valley Bank also issues debit cards which allows its customer to have point of sale. transactions at various merchants. Catawba Valley Bank does provide Internet and electronic banking services for its customers. Catawba Valley Bank does not provide trust services and leasing services, except through a correspondent bank.

   Catawba Valley Bank operates four offices, each of which are full-service offices. Catawba Valley Bank's main office is located at 1039 Second Street N.E., in Hickory and Catawba Valley Bank's West Hickory branch is located at 1445 Second Avenue, NW. Catawba Valley Bank also has a Newton branch office located at 2675 Northwest Boulevard, Newton, North Carolina. Catawba Valley Bank's fourth full service office opened in March of 2001 and is located at 2444 Springs Road in Hickory. Catawba Valley Bank does operate a mortgage loan office located at 1125 Second Street NE, Hickory. Catawba Valley Bank has a subsidiary called Valley Financial Services, Inc. that provides for various insurance and other financial products through third party affiliations.

   Commercial banking in Catawba County, and in North Carolina as a whole is extremely competitive with state laws permitting statewide branching. Catawba Valley Bank competes directly for deposits in its market area with other commercial banks, credit unions, brokerage firms and all other organizations and institutions engaged in money market transactions. In its lending activities, Catawba Valley Bank competes with all other financial institutions, as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit. In Catawba Valley Bank's market are, eleven commercial banks operate with multiple offices. Catawba Valley Bank's predominant competitors are Branch Bank and Trust Bank of Granite and People's Bank. These three institutions control approximately 61% of the market's deposits.

   Interest rates, both on loans and deposits, and prices of services are significant competitive factors among financial institutions. Office locations, office hours, customer service, community reputation and continuity of personnel are also important competitive factors. Catawba Valley Bank's predominant competitors have greater resources, broader geographic markets and higher lending limits. They can offer more products, and can better afford and make more effective use of media advertising, support services and electronic technology than Catawba Valley Bank. Catawba Valley Bank depends on its reputation as a community bank in its local market, direct customer contact, its ability to make credit and other business decisions locally, and personalized service to counter these competitive disadvantages.

   The 2000 Annual Report to Shareholders of Catawba Valley Bancshares and its 10-QSB for the quarter ended June 30, 2001 accompany this Joint Proxy Statement-Prospectus and is incorporated herein by reference. Contained in the 2000 Annual Report is Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"). Contained in the MD&A are certain disclosures regarding the assets, liabilities and capital of Catawba Valley Bancshares and Catawba Valley Bank. Additional information regarding Catawba Valley Bancshares and Catawba Valley Bank is presented below and is contained in the Form 10-KSB annual report for the year ended December 31, 2000 filed with the SEC. This information, together with the information in the MD&A, should be read for a fuller understanding of the operations of Catawba Valley Bancshares and Catawba Valley Bank.

               CATAWBA VALLEY BANCSHARES AND CATAWBA VALLEY BANK

                      INTEREST INCOME AND AVERAGE BALANCES
                             (Dollars in thousands)

                                       2000                     1999
                             ------------------------ ------------------------
                                      Interest                 Interest
                             Average  Income/  Yield/ Average  Income/  Yield/
                             Balance  Expense   Cost  Balance  Expense   Cost
                             -------- -------- ------ -------- -------- ------
Interest-earning assets:
  Interest-bearing deposits
   in banks(1).............. $  4,483 $   280   6.25% $  7,978  $  315   3.95%
  Investment securities(2)..   25,094   1,684   6.71%   14,635     873   5.97%
  Federal funds sold........    1,605      82   5.13%    2,004     117   5.86%
  Net loans(3)..............   97,903   9,666   9.87%   70,937   6,717   9.47%
                             -------- -------   ----  --------  ------   ----
Total interest earning
 assets.....................  129,085  11,712           95,554   8,022
                             -------- -------         --------  ------
Yield on average interest-
 earning assets.............                    9.07%                    8.40%
                                                ====                     ====
Noninterest-earning assets:
  Cash and due from banks...    3,069                    3,062
  Premises and equipment....    3,098                    2,376
  Other.....................    1,693                    2,961
                             --------                 --------
Total noninterest-earning
 assets.....................    7,860                    8,399
                             --------                 --------
Total assets................ $136,945                 $103,953
                             ========                 ========
Interest-bearing
 liabilities:
  NOW accounts.............. $ 11,839     332   2.80% $  8,357     226   2.70%
  Money market and savings..   24,602   1,311   5.33%   19,928     859   4.31%
  Time certificates and
   IRAs.....................   69,646   4,277   6.14%   52,471   2,939   5.60%
  Other S-T borrowings......    6,500     465   7.15%    2,500      55   2.20%
                             -------- -------   ----  --------  ------   ----
Total interest-bearing
 liabilities:                 112,587   6,385           83,256   4,079
Cost on average interest-
 bearing liabilities:                           5.67%                    4.90%
                                                ====                     ====
Noninterest-bearing
 liabilities:
  Demand deposits...........    7,975                    5,645
  Other liabilities.........      383                      383
                             --------                 --------
Total noninterest-bearing
 liabilities................    8,358                    6,028
                             --------                 --------
Total liabilities...........  120,945                   89,284
Shareholders' equity........   16,000                   14,669
                             --------                 --------
Total liabilities and
 shareholders' equity....... $136,945                 $103,953
                             ========                 ========
Net interest income.........          $ 5,327                   $3,943
                                      =======                   ======
Net yield on interest-
 earning assets.............                    4.13%                    4.13%
                                                ====                     ====

--------
(1) Interest-bearing deposits in banks include FHLB overnight and time deposits with other institutions.
(2)  Investment securities includes stock in federal home loan bank.
(3) Nonaccruing loans are included in the average loans balance. Income on nonaccruing loans is recognized on a cash basis.

               CATAWBA VALLEY BANCSHARES AND CATAWBA VALLEY BANK

                         RATE/VOLUME VARIANCE ANALYSIS

                             (Dollars in thousands)
                             2000 Compared to 1999

                                                                  Variance
                                                   Interest    Attributed to
                                                Income/Expense ---------------
                                                   Variance     Rate   Volume
                                                -------------- ------  -------
Interest-Earning Assets:
  Interest-Earning Deposits in Banks...........     $  (35)    $  167  $  (202)
  Investment Securities........................        811        124      687
  Federal Funds Sold...........................        (35)       (12)     (23)
  Loans (Net)..................................      2,949        305    2,644
                                                    ------     ------  -------
Total..........................................      3,690        584    3,106
                                                    ------     ------  -------
Interest-Bearings Liabilities:
  Now Accounts.................................        106          9       97
  Money Market and Savings Accounts............        452        213      239
  Time Certificates and IRAs...................      1,338        302    1,036
  Other S-T Borrowings.........................        410        163      247
                                                    ------     ------  -------
Total..........................................      2,306        687    1,619
                                                    ------     ------  -------
Net Interest Income............................     $1,384     $ (103) $ 1,487
                                                    ======     ======  =======

               CATAWBA VALLEY BANCSHARES AND CATAWBA VALLEY BANK

                     ANALYSIS OF ALLOWANCE FOR LOAN LOSSES

                             (Dollars in thousands)

                                                       2000            1999
                                                  --------------  --------------
                                                  Amount Percent  Amount Percent
                                                  ------ -------  ------ -------
Mortgage......................................... $  136   8.22%  $  137  10.22%
Construction.....................................    147   8.89%     120   8.95%
Home Equity......................................     92   5.56%      63   4.70%
Commercial.......................................    914  55.26%     734  54.74%
Installment......................................    175  10.58%     170  12.68%
Other............................................     29   1.75%      44   3.28%
Unallocated......................................    161   9.73%      73   5.44%
                                                  ------ ------   ------ ------
                                                  $1,654 100.00%  $1,341 100.00%
                                                  ====== ======   ====== ======

               CATAWBA VALLEY BANCSHARES AND CATAWBA VALLEY BANK

    DISTRIBUTION OF INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES

                            2000 REPRICING SCHEDULE
                             (Dollars in thousands)

                          One Year    One to    Five to    Over
                          or Less   Five Years Ten Years Ten Years  Total
                          --------  ---------- --------- --------- --------
Interest-earning assets:
  Interest-bearing
   deposits with other
   financial
   institutions.........  $  3,023   $    99    $            $     $  3,122
  Federal funds sold....     1,712                                    1,712
  Investment
   securities...........       174    18,281     11,879     2,177    32,511
Loans:
  Adjustable rate loans:
   Mortgage.............     5,413                                    5,413
   Construction.........    13,017                                   13,017
   Home equity..........     8,330                                    8,330
   Commercial...........    36,815                                   36,815
   Installment..........     4,395                                    4,395
   Other................     1,605                                    1,605
  FIxed rate loans:
   Mortgage.............     3,280    11,214        377        59    14,930
   Construction.........       941       656         74               1,671
   Home equity..........        35        70        755                 860
   Commercial...........     2,938    12,040      1,907       168    17,053
   Installment..........     1,483     6,370        659        25     8,537
   Other................        25        69                             94
                          --------   -------    -------   -------  --------
Total...................  $ 83,186   $48,799    $15,651   $ 2,429  $150,065
                          ========   =======    =======   =======  ========
Interest-bearing
 liabilities:
  Savings, now, money
   market...............  $ 40,396   $          $         $        $ 40,396
  Time certificate of
   deposits over
   $100,000.............    22,003     6,675                         28,678
  Time certificate of
   deposits under
   $100,000.............    35,712    16,428                         52,140
  Federal home loan bank
   advances.............     8,000                                    8,000
                          --------   -------    -------   -------  --------
Total...................  $106,111   $23,103    $     0   $     0  $129,214
                          ========   =======    =======   =======  ========
Interest sensitivity
 gap....................  $(22,925)  $25,696    $15,651   $ 2,429  $ 20,851
                          --------   -------    -------   -------  --------
Cumulative gap..........  $(22,925)  $ 2,771    $18,422   $20,851  $ 20,851
                          ========   =======    =======   =======  ========
Ratio of interest-
 sensitive assets to
 interest-sensitive
 liabilities............     78.40%   211.22%       N/A       N/A    116.14%
Cumulative ratio of
 interest-sensitive
 assets to interest-
 sensitive liabilities..     78.40%   102.14%    114.26%   116.14%   116.14%

   The company owns 5,000 shares of Federal Home Loan Bank Stock valued at $500,000. This is included in with investment securities section above.

                         INVESTMENTS AVAILABLE FOR SALE

                             (Dollars in thousands)

                               Due One  One Year  Five Years
                               Year or  Through    Through   Due After
                                Less   Five Years Ten Years  Ten Years  Total
                               ------- ---------- ---------- --------- -------
Investment securities:
  U.S. Govt. corporations and
   agencies obligations.......  $174    $18,281    $11,879    $1,677   $32,011
  Mortgage-backed securities..   --         --         --        500       500
                                ----    -------    -------    ------   -------
    Total.....................  $174    $18,281    $11,879    $2,177   $32,511
Weighted average yields:
  U.S. govt. corporations and
   agencies obligations.......  6.00%      6.18%      6.63%     6.53%     6.70%
  Federal Home Loan Bank
   Stock......................   --         --         --       7.50%     7.50%
                                ----    -------    -------    ------   -------
    Total.....................  6.00%      6.18%      6.63%     6.75%     6.71%

Properties

   The following table sets forth the location and other related information regarding Catawba Valley Bank's offices and other properties occupied as of June 30, 2001. Catawba Valley Bancshares utilizes the main office of Catawba Valley Bank and does not have any separate office facilities.

         Offices                    Location               Status
         -------                    --------               ------
   Main Office         1039 Second Street NE Hickory, NC   Owned
   West Hickory Branch 1445 Second Avenue NW Hickory, NC   Leased
   Newton Branch       2675 Northwest Boulevard Newton,
                       NC                                  Owned
   Springs Road Branch 2444 Springs Road Hickory, NC       Owned
   Operations Center   1115 Second Street NE Hickory, NC   Owned
   Mortgage Center     1125 Second Street NE Hickory, NC   Leased

Employees

   At June 30, 2001, Catawba Valley Bank had 52 full-time and part-time equivalent employees. None of its employees is represented by any collective bargaining unit. Catawba Valley Bank considers relations with its employees to be good. Catawba Valley Bancshares does not have any employees who are not also officers of Catawba Valley Bank.

Management and Certain Transactions

   Set forth below are the names and other information pertaining to the directors of Catawba Valley Bancshares and Catawba Valley Bank. Those names marked with an "*" will continue to serve as directors of Catawba Valley Bancshares after the share exchange; all will continue to serve as directors of Catawba Valley Bank.

                             Director       Principal Occupation and Business          Term
        Name and Age          Since           Experience During Past 5 Years          Expires
        ------------         --------       ---------------------------------         -------
 R. Steve Aaron* (54)          1995   President and Chief Executive Officer,           2002
                                      Catawba Valley Bancshares, Inc. and Catawba
                                      Valley Bank since January 1995.
 Hal F. Huffman, Jr. (46)      1995   Owner and President, ACE Hardware, Inc.,         2004
                                      Hickory, NC
 Robert P. Huntley (63)        1995   Private Investor; Executive Vice President,      2003
                                      Newton Transportation Company, Inc. (trucking
                                      company) until March 1997.
 W. Steve Ikerd (61)           1995   President and Owner, Ikerd Enterprises,          2002
                                      Hickory, NC (real estate developers).
 Robert T. King (73)           1995   Private investor.                                2004
 Pat M. Moss (60)              1995   Alderwoman, City of Hickory; Private             2002
                                      investor.
 Cloyd Hugh Propst, Jr. (51)   1995   Co-owner, Hickory Sand Co., Inc., Hickory, NC    2003
                                      (utility contractor).
 Howard L. Pruitt (64)         1995   Secretary, Southwood Furniture Company,          2003
                                      Hickory, NC (furniture manufacturer).
 William R. Sigmon, Jr. (40)   1995   Physician and President, Sigmon Radiation        2004
                                      Oncology, P.A., Hickory, NC.

Director Compensation

   Board Fees. In 2001, each director has received $500 for each Board meeting attended and $50 for each committee meeting attended.

   1998 Nonqualified Stock Option Plan for Directors. The shareholders of Catawba Valley Bank at the 1998 annual meeting approved the 1998 Nonqualified Stock Option Plan for Directors pursuant to which options covering 105,035 shares of Catawba Valley Bank's Common stock are available for issuance to members of the Board of Directors and the board of any subsidiary. In 1999, in connection with the reorganization of Catawba Valley Bank into the holding company form of organization which resulted in the creation of Catawba Valley Bancshares, the Nonqualified Stock Option Plan was adopted by Catawba Valley Bancshares and options under such plan are now options of Catawba Valley Bancshares. In April 1998, each of the eight non-employee directors was granted 8,753 options to purchase shares of Catawba Valley Bank's common stock at an exercise price of $14.50, the fair market value of the common stock on the date of grant. As a result of the declaration and payment of stock dividends in 1998 and 1999, the number of options and exercise price have been adjusted pursuant to the terms of the Nonqualified Stock Option Plan. Accordingly, seven non-officer directors currently hold options to purchase 14,443 shares, and due to a previous exercise and disposition, one non-officer director holds options to purchase 13,618 shares, all at an exercise price of $8.78. All options are immediately exercisable for a ten year period from the date of grant and terminate upon such director's resignation or completion of his term without reelection. However, upon retirement from the Board of Directors of either Catawba Valley Bancshares or Catawba Valley Bank or upon a director's death, the options granted such director may be exercised within 12 months of such event.

   Executive Compensation. Executive officers of Catawba Valley Bancshares do not receive any separate compensation for such position. All officers and employees receive compensation only from Catawba Valley Bank. Except for R. Steve Aaron, no current executive officer of Catawba Valley Bancshares or Catawba Valley Bank received compensation for 1998, 1999, or 2000 which exceeded $100,000. The compensation information for R. Steve Aaron is disclosed below:

                           SUMMARY COMPENSATION TABLE

                                                  Long Term
                                                 Compensation
                          Annual Compensation(1)    AWARDS
                          ---------------------- ------------
                                                  Securities
Name and Principal                                Underlying     All Other
Position             Year   Salary      Bonus    Options/SARS Compensation(2)
------------------   ----   ------    ---------- ------------ ---------------
R. Steve Aaron,      2000 $   129,000 $   11,352      -0-         $11,940
 President and Chief
  Executive Officer  1999 $   125,000 $   20,080      -0-         $ 9,900
                     1998 $    90,000 $   10,080    5,000         $ 7,806

--------
(1) Perquisites and personal benefits awarded to R. Steve Aaron did not exceed 10% of the total annual salary and bonus in any year reported.
(2) The amounts disclosed represent annual contributions in 2000, 1999, and 1998, of $7,740, $7,500, and $5,400, respectively, made by Catawba Valley Bank on behalf of R. Steve Aaron to match pre-tax elective deferral contributions (included under salary) made by R. Steve Aaron under Section 401(k) of the Internal Revenue Code of 1986, as amended, and directors' fees paid in each of 2000, 1999, and 1998 of $4,200, $2,400, and $2,400.

   Catawba Valley Bank has entered into an employment and change of control agreement with R. Steve Aaron (dated January 1, 2000) as its President and Chief Executive Officer to establish his duties and compensation and to provide for his continued employment with Catawba Valley Bank. The employment agreement provides for an initial term of three years with an automatic renewal at the end of the initial term and on each anniversary thereafter for an additional one year term unless notified prior thereto in accordance with the employment agreement. The employment agreement provides for an annual base salary of $125,000, and for discretionary bonuses and participation in other pension and profit-sharing retirement plans maintained by Catawba Valley Bank on behalf of its employees, as well as fringe benefits normally associated with Mr. Aaron's position or made available to all other employees. The employment agreement provides that Mr. Aaron may be terminated for "cause" as defined in the employment agreement, and that the employment agreement may otherwise be terminated, in some cases with certain financial consequences incurred, by Catawba Valley Bank or by Mr. Aaron. The employment agreement provides that should Catawba Valley Bank terminate the employment agreement other than for cause or disability within 12 months after a "change in control", or should Mr. Aaron terminate the agreement within such 12 months during which his compensation or responsibilities have been reduced, or his workplace location has been moved more than 35 miles from Hickory, North Carolina, then he shall receive a lump sum equal to 299% of his average annual salary and cash bonus, and be covered by on Catawba Valley Bank's medical and disability programs throughout the remaining term of the agreement. A "Change of Control" shall be deemed to have occurred upon (i) any person becoming the beneficial owner or otherwise acquiring control, directly or indirectly, of securities of Catawba Valley Bank representing twenty-five percent (25%) or more of the voting power of Catawba Valley Bank's then outstanding securities;
(ii) the acquisition by any Person in any manner of the ability to elect, or to control the election, of a majority of the directors of Catawba Valley Bank;
(iii) the merger of Catawba Valley Bank into another entity, the merger of any entity into Catawba Valley Bank or the acquisition of assets by Catawba Valley Bank, in any such case with the result that the beneficial owners of Catawba Valley Bank's outstanding securities immediately prior to such transaction do not beneficially own more than sixty percent (60%) of Catawba Valley Bank's outstanding securities after the consummation of such transaction; (iv) the sale or other transfer of more than fifty percent (50%) of the assets of Catawba Valley Bank to any entity not controlled by the Bank; (v) the consummation of any transaction by Catawba Valley Bank that results (A) in the majority of the Board after the consummation of such transaction not being composed of Incumbent Directors, or (B) the beneficial owners of Catawba Valley Bank's outstanding securities immediately prior to the consummation of such transaction not beneficially owning more than sixty percent (60%) of Catawba Valley Bank's outstanding securities after such transaction; or (vi) the occurrence of any other event or circumstance which the Board determines affects control of Catawba Valley Bank. The term "Incumbent Director" shall mean any director who as of the execution of the employment agreement was a member of the Board, or any individual becoming a member of the Board subsequent to such execution whose election by Catawba Valley Bank shareholders was recommended by at least two-thirds (2/3) of the then incumbent Directors on the Board. The employment agreement also contains a covenant not to compete for one year after termination which prohibits Mr. Aaron, without the consent of Catawba Valley Bank, from being connected with any business located in any county where Catawba Valley Bank or its subsidiaries have offices and which competes with Catawba Valley Bank or its subsidiaries. Such covenant shall not apply in the event that Mr. Aaron is terminated by Catawba Valley Bank without cause.

Option Grants in the 2000 Fiscal Year

   The following table sets forth information with regard to stock options granted under the 1997 Incentive Stock Option Plan of Catawba Valley Bancshares. No options were granted during the fiscal year ended December 31, 2000.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                       AND FISCAL YEAR END OPTION VALUES

                                                Number of Securities
                                               Underlining Unexercised    Value of Unexercised
                                               Options at Fiscal Year    In-the-Money Options at
                           Shares                        End                 Fiscal Year End
                         Acquired on  Value   ------------------------- -------------------------
          Name            Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
R. Steve Aaron..........     -0-       -0-      11,000        8,250      $9,322.50    $4,661.25

   401(k) Savings Plan. Catawba Valley Bank has adopted a tax-qualified savings plan which covers all current full-time employees and any new full-time employees who have been employed by Catawba Valley Bank for six months. Under the savings plan, a participating employee may contribute up to 16% of his or her base salary on a tax-deferred basis through salary reduction as permitted under Section 401(k) of the Internal Revenue Code of 1986, as amended. Catawba Valley Bank contributes an amount equal to 100% of the first 6% of pre-tax salary contributed by each participant and may make additional discretionary profit sharing contributions to the savings plan on behalf of all participants. Such discretionary profit sharing contributions may not exceed 6% of the aggregate of the pre-tax base salaries of all participants in the savings plan and are allocated among all participants on the basis of the participant's age and level of compensation. Amounts deferred above the first 6% of salary are not matched by Catawba Valley Bank. A participant's contributions and Catawba Valley Bank's matching and profit sharing contributions under the savings plan will be held in trust accounts for the benefit of participants. A participant is at all times 100% vested with respect to his or her own contributions under the savings plan, and becomes 100% vested in the account for Catawba Valley Bank's matching and profit sharing contributions after completing five years of service with Catawba Valley Bank. The value of a participant's accounts under the savings plan becomes payable to him or her in full upon retirement, total or permanent disability or termination of employment for any other reason, or becomes payable to a designated beneficiary upon a participant's death. The Savings Plan also will contain provisions for withdrawals in the event of certain hardships. A participant's contributions, vested matching and profit sharing contributions of Catawba Valley Bank, and any income accrued on such contributions, are not subject to federal or state taxes until such time as they are withdrawn by the participant.

Indebtedness and Transactions of Management

   Catawba Valley Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Beneficial Ownership of Voting Securities of Catawba Valley Bancshares

   As of June 30, 2001, the only shareholder known by Catawba Valley Bancshares to own more than 5% of Catawba Valley Bancshares' common stock was Wade E. Moose, Hickory, North Carolina, who owned, to the best knowledge of Catawba Valley Bancshares, 88,627 shares of common stock (5.39% of the total shares outstanding.)

   As of June 30, 2001, the beneficial ownership of Catawba Valley Bancshares' common stock by directors individually, and by directors and executive officers as a group, was as follows:

                                                    Amount and Nature Percent
                                                      of Beneficial      of
               Name of Beneficial Owner              Ownership(1)(3)  Class(2)
               ------------------------             ----------------- --------
   R. Steve Aaron..................................       73,645(4)     4.06%
   Hal F. Huffman, Jr..............................       38,977(5)     2.15%
   Robert P. Huntley...............................       42,438(6)     2.34%
   W. Steve Ikerd..................................       80,030(7)     4.42%
   Robert T. King..................................       32,322        1.78%
   Pat M. Moss.....................................       26,499(8)     1.46%
   Cloyd Hugh Propst, Jr...........................       48,213(9)     2.66%
   Howard L. Pruitt................................       38,998        2.15%
   William R. Sigmon, Jr...........................       39,663        2.19%
   All Directors and Executive Officers as a group
    (11 persons)...................................      492,650       27.19%

--------
(1) Except as otherwise noted, to the best knowledge of Catawba Valley Bancshares' management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned.
(2) The calculation of the percentage of class beneficially owned by each individual and the group is based on a total of 1,811,909 outstanding shares of common stock which equal the sum of (i) 1,644,886 shares outstanding as of June 30, 2001, plus (ii) 167,023 which is the number of shares capable of being issued to directors and executive officers within 60 days upon the exercise of vested stock options.
(3) Included are exercisable options to purchase an aggregate of 167,023 shares (126,188 vested options held by non-officer directors and 40,835 vested options held by executive officers.)
(4) Includes 16,599 shares held by Mr. Aaron's spouse.
(5) Includes 2,961 shares held by Mr. Huffman's spouse.
(6) Includes 7,850 shares held by Mr. Huntley's spouse.
(7) Includes 13,726 shares held by Mr. Ikerd's spouse.
(8) Includes 3,630 shares held by Moss-Marlowe Building Company, a related interest of Mr. Moss.
(9) Includes 1,298 shares held by Mr. Propst's spouse and 9,900 shares held by Hickory Sand Co., Inc., a related interest of Mr. Propst.

                         INFORMATION ABOUT FIRST GASTON

   At June 30, 2001, First Gaston had total assets of approximately $124.6 million, total deposits of approximately $101.1 million and total shareholders' equity of approximately $12.3 million.

   The principal office of First Gaston is located at 804 South New Hope Road, Gastonia, North Carolina 28054. Its telephone number is (704) 865-4202.

Business

   First Gaston Bank of North Carolina was incorporated on March 16, 1995, as a North Carolina-chartered commercial bank, and opened for business on July 11, 1995. Its deposits are insured by the Bank Insurance Fund of the FDIC.

   First Gaston operates for the primary purpose of serving the banking needs of its customers in its market area, while developing a personal, home-town association with its customers. The Bank offers a wide range of banking services, including checking and savings accounts; certificates of deposit; individual retirement accounts; commercial, installment, mortgage and personal loans; safe-deposit boxes, and other associated services. Specifically, First Gaston makes mortgage loans collateralized by residential real estate; home equity loans, which predominately are second mortgage loans collateralized by the equity in a home; consumer loans, which are collateralized by consumer products, such as automobiles, or are unsecured; commercial business loans; commercial real estate loans; and other loans.

   First Gaston's primary sources of revenue are interest income from general lending activities, primarily consisting of commercial loans and first mortgage loans for residential real property located in North Carolina, and interest income from its consumer lending activities, including home equity loans. First Gaston also earns revenues from interest on other loans, interest and dividend income from investments, and fees from lending and deposit activities. The major expenses of First Gaston are interest on deposits and borrowings and general administrative expenses such as salaries and employee benefits, data processing expense, office occupancy and equipment expenses.

   First Gaston's market area consists of the city of Gastonia, North Carolina and the cities of Belmont and Mount Holly and parts of Gaston County, North Carolina. The total population of Gaston is approximately 62,000 people and the total population of Gaston County is approximately 182,000 people.

   First Gaston opened a branch office in Belmont, North Carolina in October 1995 and a branch office in Mount Holly, North Carolina in March 1996. First Gaston operates all locations as full-service offices. There are no plans for further branch expansion.

   First Gaston constructed a new office building at its main location at 804 South New Hope Road in Gastonia during 1996. The new building was occupied on August 12, 1996.

   Commercial banking in Gaston County, and in North Carolina as a whole, is extremely competitive with state laws permitting statewide branching. First Gaston competes directly for deposits in its market area with other commercial banks, credit unions, brokerage firms and all other organizations and institutions engaged in money market transactions. In its lending activities, First Gaston competes with all other financial institutions, as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit. [In First Gaston's market area, nine commercial banks operate with multiple offices. First Gaston's predominate competitors are Branch Banking and Trust Company and First Union National Bank. These two institutions control approximately 42.5% of the market.]

   Interest rates, both on loans and deposits, and prices of services are significant competitive factors among financial institutions. Office locations, office hours, customer service, community reputation and continuity of personnel are also important competitive factors. First Gaston's predominant competitors have greater resources, broader geographic markets and higher lending limits. They can offer more products, and can better afford and make more effective use of media advertising, support services and electronic technology than First Gaston. First Gaston depends on its reputation as a community bank in its local market, direct customer contact, its ability to make credit and other business decisions locally, personalized service, and Saturday banking to counter these competitive disadvantages.

   The Annual Report to shareholders of First Gaston for the year ended December 31, 2000 and its 10-QSB for the quarter ended June 30, 2001 accompany this joint proxy statement-prospectus. Contained therein is Management's Discussion and Analysis of Financial Condition and Results of Operations which contains certain statistical information regarding the assets, liabilities and capital of First Gaston. Such information is incorporated herein by reference and you are encouraged to review that information as well as the other financial information in the Annual Report to shareholders for a full understanding of the business of First Gaston.

Employees

   As of       , 2001, First Gaston employed     full-time employees. First
Gaston is not a party to a collective bargaining agreement, and considers its relations with employees to be good.

Director Compensation

   Board Fees. From January through September 2000, each director (other than Mr. Hall who is a salaried officer of First Gaston) received $250 for each Board meeting attended and $75 for each committee meeting attended. Effective October 2000, each director received $275 for each Board meeting attended and $100 for each committee meeting attended. The Chairman of the Board received an additional $50 per meeting attended and committee chairmen receive an additional $25 per meeting attended. Directors may elect to receive fees in the form of newly issued Shares priced at the fair market value on December 31 each year.

   1995 Stock Option Plan. In 1995 the Board of Directors adopted, and the shareholders and the North Carolina Commissioner of Banks approved, the First Gaston Bank of North Carolina 1995 Stock Option Plan. As adjusted for the six-for-five stock split in 1998, a total of 90,000 options were eligible to be granted to certain officers, key employees and directors of First Gaston, permitting them an opportunity to acquire an ownership interest in First Gaston as an additional incentive to attract and retain such officers, key employees and directors and to encourage them to promote First Gaston's business. All options under the 1995 Plan have been granted to the intended recipients, were granted at the then fair market value of the underlying shares of common stock and are exercisable for a period of ten years after grant. Options applicable to officers and key employees have a required five year vesting schedule prior to the ability of the recipient to exercise options. Pursuant to the 1995 Plan, each director was granted an option to purchase 1,140 Shares, except for two directors who were granted 570 shares.

   1999 Nonqualified Stock Option Plan for Directors. At the Annual Meeting in June 1999, the Board of Directors proposed and the shareholders approved the First Gaston Bank of North Carolina 1999 Nonqualified Stock Option Plan for Directors which was approved by the Commissioner. The purpose of the Nonqualified Plan generally is to assist First Gaston in attracting and retaining directors whose interest are the same as those of shareholders, and to provide an additional incentive for directors to whom nonqualified options are granted to manage First Gaston in a manner that will enhance First Gaston's financial performance and shareholder value. An aggregate of 45,000 shares of common stock have been allocated for the grant of options under the Nonqualified Plan. Grants may be made at the fair market value of the underlying shares of common stock as of the date of grant and are eligible to be exercised for a period of ten years after grant. To date, 42,000 options have been granted under the Nonqualified Plan.

                             EXECUTIVE COMPENSATION

   The following table sets forth certain elements of compensation for the chief executive officer for each of the last three fiscal years. No other current executive officers of First Gaston received compensation for the last three years that exceeded $100,000:

                            Summary of Compensation

                                           All Other   Other Long Term
Name and Position    Year  Salary  Bonus  Compensation  Compensation
-----------------    ---- -------- ------ ------------ ---------------
W. Alex Hall         2000 $153,000 $6,273    $3,780(1)     $28,000(2)
 President and Chief
  Executive Officer  1999 $140,578    -0-    $3,628(1)     $ 3,716(2)
                     1998 $134,569 $6,860    $4,047(1)         --

--------
(1) Amount shown consists of the First Gaston matching contribution to the 401(k) savings plan on behalf of the named executive officer.
(2) Amount shown consists of the vested portion of the annual increase in Mr. Hall's liability reserve account balance under the Supplemental Retirement Plan implemented in 1999.

Employment Agreement

   In 1998, First Gaston entered into an employment agreement with Mr. Hall as President and Chief Executive Officer. Base compensation equaled $134,000 which shall be reviewed annually in July of each year and shall be increased immediately after such review by not less than 10%. The employment agreement terminates on December 31, 2002 unless sooner terminated for "cause" or voluntarily by Mr. Hall. The employment agreement provides for appropriate fringe benefits of an executive officer and accelerates the vesting of any options granted to Mr. Hall under the 1995 Plan to December 31, 2002 unless grants are made thereunder within six months of December 31, 2002. In the later case, such options shall be fully vested on the first day subsequent to the six months following their dates of grant. The employment agreement provides for the payment to Mr. Hall of an amount equal to 2.99 times the total amount of his base salary and most recent annual bonus, if any, should there be a "change in control" of First Gaston followed by a "termination event". For purposes of the employment agreement, "change in control" is defined as the accumulation of 25% or more of the voting power of First Gaston's outstanding securities, the power by any person or group to elect or control the election of a majority of the members of the Board of Directors of First Gaston or the merger of First Gaston into another entity whereby First Gaston's then existing shareholders do not beneficially own more than 60% of First Gaston's outstanding securities after consummation of the transaction, 50% of the assets of First Gaston are sold to an entity and no longer controlled by First Gaston or a majority change in incumbent directors.

Supplemental Retirement Plan

   First Gaston had entered into a Deferred Compensation Plan for Mr. Hall to provide him a retirement benefit upon his retirement at age 65 equal to $50,000 per year for ten years. As part of the Deferred Compensation Agreement, First Gaston had purchased a life insurance policy on Mr. Hall which was owned by First Gaston and designed to reimburse First Gaston for expenses associated with the Deferred Compensation Plan. For the years ended December 31, 1997, 1998 and 1999 First Gaston accrued annual expenses of $42,208, $49,004, and $36,954 to fund the Plan. In 1999, First Gaston terminated the Plan and superseded it with a Supplemental Retirement Plan dated September 9, 1999 which is an unfunded plan and non-qualified under the Employment Retirement Security Act of 1974. The Supplemental Plan will make certain payments to Mr. Hall upon his retirement or to his beneficiaries in the event of his death. First Gaston purchased a life insurance policy owned by First Gaston which funds the Supplemental Plan. Expenses of $2,800 per year for five years, paid to the Supplemental Plan's administrator, are associated with such implementation.

401(k) Savings Plan

   First Gaston has adopted a tax-qualified savings plan which covers all current full-time employees and any new full-time employees who have been employed by the Company for one year. Under the savings plan, a participating employee may contribute up to 15% of his or her base salary on a tax-deferred basis through salary reduction as permitted under Section 401(k) of the Internal Revenue Code of 1986, as amended. First Gaston contributes an amount equal to 50% of the first 6% of pre-tax salary contributed by each participant and may make additional discretionary profit sharing contributions to the Savings Plan on behalf of all participants. Such discretionary profit sharing contributions may not exceed 6% of the aggregate of the pre-tax base salaries of all participants in the Savings Plan and are allocated among all participants on the basis of the participant's age and level of compensation. Amounts deferred above the first 6% of salary are not matched by First Gaston. A participant's contributions and First Gaston's matching and profit sharing contributions under the Savings Plan will be held in trust accounts for the benefit of participants. A participant is at all times 100% vested with respect to his or her own contributions under the Savings Plan, and becomes 100% vested in the account for First Gaston's matching and profit sharing contributions after completing five years of service with First Gaston. The value of a participant's accounts under the Savings Plan becomes payable to him or her in full upon retirement, total or permanent disability or termination of employment for any other reason, or becomes payable to a designated beneficiary upon a participant's death. The Savings Plan also will contain provisions for withdrawals in the event of certain hardships. A participant's contributions, vested matching and profit sharing contributions of First Gaston, and any income accrued on such contributions, are not subject to federal or state taxes until such time as they are withdrawn by the participant.

1999 Incentive Stock Option Plan

   At the 1999 annual meeting, the shareholders approved First Gaston's 1999 Incentive Stock Option Plan. The Incentive Plan was approved by the North Carolina Commissioner of Banks and is designed to assist First Gaston in attracting and retaining employees whose interests are the same as those of shareholders and to provide an additional incentive for employees to whom incentive options are granted to perform at levels that will enhance First Gaston's financial performance and shareholder value. The Incentive Plan is designed to grant "incentive options" pursuant to the provisions of Section 422 of the Internal Revenue Code. The Incentive Plan provides for the issuance and sale of an aggregate of 90,000 Shares upon the exercise of incentive options. To date, 70,614 options have been granted under the Incentive Plan.

   Mr. Hall is entitled to grants of options under First Gaston's stock option plans. The following table shows the number of Shares covered by both exercisable and non-exercisable options as of December 31, 2000.

Stock Option Grants in 2000

              Number of Securities  Percent of Total
                   Underlying      Options Granted to Exercise or Base Expiration
Name            Options Granted    Employees in 2000  Price Per Share     Date
----          -------------------- ------------------ ---------------- ----------
W. Alex Hall         2,600               7.54%             $13.50       1/31/10

   The following table shows the number of shares covered by both exercisable and non-exercisable options as of December 31, 2000. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of First Gaston's shares. Mr. Hall did not exercise any stock options during 2000.

                             2000 OPTION EXERCISES
                                 YEAR END VALUE

                                                                   Value of Unexercised
                                         Number of Unexercised         In-the-Money
              Shares Acquired  Value      Options at 12/31/00       Options at 12/31/00
Name            on Exercise   Realized Exercisable/Unexercisable Exercisable/Unexercisable
----          --------------- -------- ------------------------- -------------------------
W. Alex Hall        -0-         -0-          25,840/6,160              $42,888/$120

--------
(1) Closing price of First Gaston's Shares at December 31, 2000 was $11.45.

Certain Transactions

   Certain First Gaston directors, officers and principal shareholders, and their associates, are customers of, or have had transactions with, First Gaston in the ordinary course of business during 2000. Some of the directors of First Gaston are directors, officers, trustees or principal securities holders of corporations or other organizations which also were customers of, or have had transactions with, First Gaston in the ordinary course of business.

   All outstanding loans and other transactions with the directors, officers and principal shareholders of First Gaston, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectibility or present other unfavorable features. The highest aggregate amount of extensions of credit outstanding during 2000 to any one director, executive officer, or associate thereof, was $1,765,577, which is 15.2% of the equity capital accounts of First Gaston. The highest aggregate amount of extensions of credit outstanding to First Gaston's current directors, executive officers, and associates thereof, during 2000 equaled $7,818,945, which is 67.2% of the equity capital accounts of First Gaston.

   In addition to banking and financial transactions, First Gaston may have had additional transactions with, or used products or services of, various organizations of which directors of First Gaston are associated. The amounts involved in such noncredit transactions have in no case been material in relation to the business of First Gaston, or such other organizations. It is expected that First Gaston will continue to have similar transactions in the ordinary course of its business with such individuals and their associates in the future.

Management and Certain Transactions

   Set forth below are the names and other information pertaining to the directors of First Gaston each of whom will continue to serve as such after the share exchange. Those names marked with an "*" will also serve as directors of
the newly renamed        after the share exchange:

                                Director       Principal Occupation and Business          Term
          Name and Age           Since           Experience During Past 5 Years          Expires
          ------------          --------       ---------------------------------         -------
 John D. Bridgeman (56)           1995   Mr. Bridgeman is President/CEO of the Gaston     2002
                                         Chamber of Commerce, Gastonia, North
                                         Carolina. Mr. Bridgeman also served as a
                                         member of the North Carolina General Assembly
                                         until December 2000.

 William J. P. Carstarphen (36)   1995   Mr. Carstarphen is Vice President of Pharr       2002
                                         Yarns, Inc., McAdenville, North Carolina, a
                                         textile manufacturer.

 David E. Cline (52)              1995   Mr. Cline is President of Cline Seabrook         2002
                                         Company, Waxhaw, North Carolina, a
                                         development firm.

 Ronald W. Digby, M. D. (55)      1995   Dr. Digby is a cardiologist with Gaston          2002
                                         Medical Group, Gastonia, North Carolina and
                                         past Chief of Medical Staff at Gaston
                                         Memorial Hospital.

 Loretta P. Dodgen, Ed.D. (49)    1995   Dr. Dodgen is a management consultant and        2002
                                         Vice President for Multiple Choice, Inc.,
                                         Gastonia, North Carolina, a training and
                                         organizational consulting firm.

 W. Alex Hall, Jr.* (63)          1995   Mr. Hall is President and Chief Executive        2002
                                         Officer of First Gaston Bank of North
                                         Carolina.

 Douglas R. Harris (48)           1995   Mr. Harris is President of Douglas R. Harris     2002
                                         Jewelers, Gastonia, North Carolina, a fine
                                         jewelry designer and gem broker.

 Henry T. Howe (53)               1995   Mr. Howe is Chairman of the Board of Funtees,    2002
                                         Inc., Concord, North Carolina, an apparel
                                         manufacturer.

 John P. Judson (58)              1995   Mr. Judson is President of Pinnix, Inc.,         2002
                                         Gastonia, North Carolina, a general
                                         contractor.

 James B. Macomson, D.D.S. (58)   1995   Dr. Macomson is an orthodontist in private       2002
                                         practice in Gastonia, North Carolina.

 H. Ray McKenney, Jr. (46)        1995   Mr. McKenney is President of McKenney Family     2002
                                         Dealerships, a group of automobile
                                         dealerships in Gaston County, North Carolina
                                         since 1981. He is a director of the board of
                                         Holy Angels, Inc., a specialized care
                                         facility.

 Thomas C. Watson, Jr. (59)       1995   Mr. Watson is President of Watson Insurance      2002
                                         Agency, Inc., Gastonia, North Carolina, an
                                         independent insurance agent and broker.

 Johnathan Williams, M. D. (40)   1995   Dr. Williams is a physician with Gaston          2002
                                         Medical Group, Gastonia, North Carolina.

Beneficial Ownership of Voting Securities of First Gaston

   As of June 30, 2001, the beneficial ownership of First Gaston's common stock by directors individually, and by directors and executive officers as a group, was as follows:

                                                        Amount and
                                                         Nature of    Percent
                                                        Beneficial       of
         Name of Beneficial Owner                     Ownership(1)(3) Class(2)
         ------------------------                     --------------- --------
   John D. Bridgeman.................................       9,887(4)    0.73%
   William J.P. Carstarphen..........................      11,202(5)    0.82%
   David E. Cline....................................      16,040       1.18%
   Ronald W. Digby, M.D..............................      14,097(6)    1.04%
   Loretta P. Dodgen, Ed.D...........................       8,078(7)    0.59%
   W. Alex Hall, Jr..................................      32,444       2.39%
   Douglas R. Harris.................................       7,531(8)    0.55%
   Henry T. Howe.....................................      24,917(9)    1.83%
   John P. Judson....................................      21,649(10)   1.59%
   James B. Macomson, D.D.S..........................      27,349(11)   2.01%
   H. Ray McKenney, Jr...............................      30,632(12)   2.25%
   Thomas C. Watson, Jr..............................      22,856(13)   1.68%
   Johnathan Williams, M.D...........................       6,896(14)   0.51%
   All Directors and Executive Officers as a group
    (13 persons).....................................     233,584      17.20%

--------
(1) Except as otherwise noted, to the best knowledge of First Gaston's management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned.
(2) The calculation of the percentage of class beneficially owned by each individual and the group is based on a total of 1,358,186 outstanding shares of common stock which equal the sum of (i) 1,262,319 shares outstanding as of June 30, 2001, plus (ii) 95,867 which is the number of shares capable of being issued to directors and executive officers within 60 days upon the exercise of vested stock options.
(3) Included are exercisable options to purchase an aggregate of 95,867 shares (66,783 vested options held by non-officer directors and 29,084 vested options held by executive officers.)
(4)  Includes 3,696 shares owned jointly with Mr. Bridgeman's spouse.
(5) Includes 4,620 shares held by a corporation of which Mr. Carstarphen is a director and president.
(6)  Includes 567 shares owned jointly with Dr. Digby's spouse and minor child.
(7)  Includes 436 shares owned jointly with Dr. Dodgen's spouse.
(8) Includes 660 shares owned by Mr. Harris' spouse and 594 shares held by his children.
(9)  Includes 2,200 shares held by Mr. Howe's spouse.
(10) Includes 9,222 shares held by a corporation of which Mr. Judson is a director and president.
(11)  Includes 20,636 shares held by Dr. Macomson's pension plan.
(12) Includes 5,060 shares owned by Mr. McKenney's children, 1,320 shares held by a corporation of which Mr. McKenney is president/secretary, and 12,320 shares held by a trust of which Mr. Kenney is the beneficiary.
(13) Includes 16,478 shares held by a corporation of which Mr. Watson is a director and president.
(14) Includes 308 shares owned jointly with Dr. Williams' spouse and 339 shares owned solely by her.

                           REGULATION AND SUPERVISION

Regulation of Catawba Valley Bancshares

   Federal Regulation. Catawba Valley Bancshares is subject to examination, regulation and periodic reporting under the Bank Holding Company Act of 1956, as amended, as administered by the Federal Reserve Board. The Federal Reserve Board has adopted capital adequacy guidelines for bank holding companies on a consolidated basis.

   Catawba Valley Bancshares is required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval is required for Catawba Valley Bancshares to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly or indirectly, own or control more than five percent of any class of voting shares of such bank or bank holding company.

   The merger or consolidation of Catawba Valley Bancshares with another bank holding company, or the acquisition by Catawba Valley Bancshares of the stock or assets of another bank, or the assumption of liability by Catawba Valley Bancshares to pay any deposits in another bank, will require the prior written approval of the primary federal bank regulatory agency of the acquiring or surviving bank under the federal Bank Merger Act. The decision is based upon a consideration of statutory factors similar to those outlined above with respect to the Bank Holding Company Act. In addition, in certain such cases an application to, and the prior approval of, the Federal Reserve Board under the Bank Holding Company Act and/or the North Carolina Banking Commission may be required.

   Catawba Valley Bancshares is required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of Catawba Valley Bancshares' consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. Such notice and approval is not required for a bank holding company that would be treated as "well capitalized" under applicable regulations of the Federal Reserve Board, that has received a composite "1" or "2" rating at its most recent bank holding company inspection by the Federal Reserve Board, and that is not the subject of any unresolved supervisory issues.

   The status of Catawba Valley Bancshares as a registered bank holding company under the Bank Holding Company Act does not exempt it from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

   In addition, a bank holding company is prohibited generally from engaging in, or acquiring five percent or more of any class of voting securities of any company engaged in, non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking as to be a proper incident thereto are:

  .  making or servicing loans;

  .  performing certain data processing services;

  .  providing discount brokerage services;

  .  acting as fiduciary, investment or financial advisor;


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  .  leasing personal or real property;

  . making investments in corporations or projects designed primarily to promote community welfare; and

  .  acquiring a savings and loan association.

   In evaluating a written notice of such an acquisition, the Federal Reserve Board will consider various factors, including among others the financial and managerial resources of the notifying bank holding company and the relative public benefits and adverse effects which may be expected to result from the performance of the activity by an affiliate of such company. The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern. The required notice period may be extended by the Federal Reserve Board under certain circumstances, including a notice for acquisition of a company engaged in activities not previously approved by regulation of the Federal Reserve Board. If such a proposed acquisition is not disapproved or subjected to conditions by the Federal Reserve Board within the applicable notice period, it is deemed approved by the Federal Reserve Board.

   Capital Requirements. The Federal Reserve Board uses capital adequacy guidelines in its examination and regulation of bank holding companies. If capital falls below minimum guidelines, a bank holding company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

   The Federal Reserve Board's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies:

  . a leverage capital requirement expressed as a percentage of total assets;

  . a risk-based requirement expressed as a percentage of total risk-weighted assets; and

  .  a Tier 1 leverage requirement expressed as a percentage of total assets.

   The leverage capital requirement consists of a minimum ratio of total capital to total assets of 6%, with an expressed expectation that banking organizations generally should operate above such minimum level. The risk-based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of shareholders' equity). The Tier 1 leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly-rated companies, with minimum requirements of 4% to 5% for all others.

   The risk-based and leverage standards presently used by the Federal Reserve Board are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels.

   The Federal Deposit Insurance Corporation Improvement Act of 1991 requires the federal bank regulatory agencies biennially to review risk-based capital standards to ensure that they adequately address interest rate risk, concentration of credit risk and risks from non-traditional activities and, since adoption of the Riegle Community Development and Regulatory Improvement Act of 1994, to do so taking into account the size and activities of depository institutions and the avoidance of undue reporting burdens. In 1995, the agencies adopted regulations requiring as part of the assessment of an institution's capital adequacy the consideration of (a) identified concentrations of credit risks, (b) the exposure of the institution to a decline in the value of its capital due to changes in interest rates and (c) the application of revised conversion factors and netting rules on the institution's potential future exposure from derivative transactions.

   In addition, the agencies in September 1996 adopted amendments to their respective risk-based capital standards to require banks and bank holding companies having significant exposure to market risk arising from,

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among other things, trading of debt instruments, (1) to measure that risk using an internal value-at-risk model conforming to the parameters established in the agencies' standards and (2) to maintain a commensurate amount of additional capital to reflect such risk. The new rules were adopted effective January 1, 1997, with compliance mandatory from and after January 1, 1998.

   Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, depository institutions are liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law is applicable to the extent that Catawba Valley Bancshares maintains as a separate subsidiary a depository institution in addition to Catawba Valley Bank.

   Subsidiary banks of a bank holding company are subject to certain quantitative and qualitative restrictions imposed by the Federal Reserve Act on any extension of credit to, or purchase of assets from, or letter of credit on behalf of, the bank holding company or its subsidiaries, and on the investment in or acceptance of stocks or securities of such holding company or its subsidiaries as collateral for loans. In addition, provisions of the Federal Reserve Act and Federal Reserve Board regulations limit the amounts of, and establish required procedures and credit standards with respect to, loans and other extensions of credit to officers, directors and principal shareholders of Catawba Valley Bank, Catawba Valley Bancshares, any subsidiary of Catawba Valley Bancshares and related interests of such persons. Moreover, subsidiaries of bank holding companies are prohibited from engaging in certain tie-in arrangements (with the holding company or any of its subsidiaries) in connection with any extension of credit, lease or sale of property or furnishing of services.

   Any loans by a bank holding company to a subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to a priority of payment. This priority would also apply to guarantees of capital plans under the Federal Deposit Insurance Corporation Improvement Act of 1991.

   Branching. Under the Riegle Act, the Federal Reserve Board may approve bank holding company acquisitions of banks in other states, subject to certain aging and deposit concentration limits. As of June 1, 1997, banks in one state may merge with banks in another state, unless the other state has chosen not to implement this section of the Riegle Act. These mergers are also subject to similar aging and deposit concentration limits.

   North Carolina "opted-in" to the provisions of the Riegle Act. Since July 1, 1995, an out-of-state bank that did not already maintain a branch in North Carolina was permitted to establish and maintain a de novo branch in North Carolina, or acquire a branch in North Carolina, if the laws of the home state of the out-of-state bank permit North Carolina banks to engage in the same activities in that state under substantially the same terms as permitted by North Carolina. Also, North Carolina banks may merge with out-of-state banks, and an out-of-state bank resulting from such an interstate merger transaction may maintain and operate the branches in North Carolina of a merged North Carolina bank, if the laws of the home state of the out-of-state bank involved in the interstate merger transaction permit interstate merger.

Regulation of Catawba Valley Bank and First Gaston

   Catawba Valley Bank and First Gaston are extensively regulated under both federal and state law. Generally, these laws and regulations are intended to protect depositors and borrowers, not shareholders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of the Catawba Valley Bancshares, Catawba Valley Bank, or First Gaston.


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

   State Law. Catawba Valley Bank and First Gaston are subject to extensive supervision and regulation by the North Carolina Commissioner of Banks. The Commissioner oversees state laws that set specific requirements for bank capital and regulate deposits in, and loans and investments by, banks, including the amounts, types, and in some cases, rates. The Commissioner supervises and performs periodic examinations of North Carolina-chartered banks to assure compliance with state banking statutes and regulations, and Catawba Valley Bank and First Gaston are required to make regular reports to the Commissioner describing in detail the resources, assets, liabilities and financial condition of their respective bank. Among other things, the Commissioner regulates mergers and consolidations of state-chartered banks, the payment of dividends, loans to officers and directors, record keeping, types and amounts of loans and investments, and the establishment of branches.

   Deposit Insurance. As a member institution of the FDIC, Catawba Valley Bank's and First Gaston's deposits are insured up to a maximum of $100,000 per depositor through the Bank Insurance Fund, administered by the FDIC, and each member institution is required to pay semi-annual deposit insurance premium assessments to the FDIC. The BIF assessment rates have a range of 0 cents to 27 cents for every $100 in assessable deposits. Banks with no premium are subject to an annual statutory minimum assessment.

   Capital Requirements. The federal banking regulators have adopted certain risk-based capital guidelines to assist in the assessment of the capital adequacy of a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit, and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

   A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which include off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. "Tier 1," or core capital, includes common equity, qualifying noncumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles, subject to certain exceptions. "Tier 2," or supplementary capital, includes among other things, limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan and lease losses, subject to certain limitations and less required deductions. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. Banks and bank holding companies subject to the risk-based capital guidelines are required to maintain a ratio of Tier 1 capital to risk-weighted assets of at least 4% and a ratio of total capital to risk-weighted assets of at least 8%. The appropriate regulatory authority may set higher capital requirements when particular circumstances warrant. As of June 30, 2001, Catawba Valley Bank was classified as "well-capitalized" with Tier 1 of 13.91% and Total Risk-Based Capital of 15.18% and First Gaston was classified as "well capitalized" with Tier 1 of % and Total Risk--Based Capital of %.

   The federal banking agencies have adopted regulations specifying that they will include, in their evaluations of a bank's capital adequacy, an assessment of the bank's interest rate risk exposure. The standards for measuring the adequacy and effectiveness of a banking organization's interest rate risk management include a measurement of board of director and senior management oversight, and a determination of whether a banking organization's procedures for comprehensive risk management are appropriate for the circumstances of the specific banking organization.

   Failure to meet applicable capital guidelines could subject a banking organization to a variety of enforcement actions, including limitations on its ability to pay dividends, the issuance by the applicable regulatory authority of a capital directive to increase capital and, in the case of depository institutions, the termination of deposit insurance by the FDIC, as well as the measures described under the Federal Deposit Insurance Corporation Improvement Act of 1991 described below, as applicable to undercapitalized institutions.

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

In addition, future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of Catawba Valley Bank and First Gaston to grow and could restrict the amount of profits, if any, available for the payment of dividends to the shareholders.

   Federal Deposit Insurance Corporation Improvement Act of 1991. In December 1991, Congress enacted Federal Deposit Insurance Corporation Improvement Act of 1991, which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made significant revisions to several other federal banking statutes. The act provides for, among other things:

  . publicly available annual financial condition and management reports for certain financial institutions, including audits by independent accountants;

  . the establishment of uniform accounting standards by federal banking agencies;

  . the establishment of a "prompt corrective action" system of regulatory supervision and intervention, based on capitalization levels, with greater scrutiny and restrictions placed on depository institutions with lower levels of capital;

  .  additional grounds for the appointment of a conservator or receiver; and

  . restrictions or prohibitions on accepting brokered deposits, except for institutions which significantly exceed minimum capital requirements.

   The Federal Deposit Insurance Corporation Improvement Act of 1991 also provides for increased funding of the FDIC insurance funds and the implementation of risk-based premiums.

   A central feature of the Act is the requirement that the federal banking agencies take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. Pursuant to the Act, the federal bank regulatory authorities have adopted regulations setting forth a five-tiered system for measuring the capital adequacy of the depository institutions that they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." An institution may be deemed by the regulators to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating with respect to asset quality, management, earnings or liquidity.

   Federal Deposit Insurance Corporation Improvement Act of 1991 provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution. The Act also limits the circumstances under which the FDIC is permitted to provide financial assistance to an insured institution before appointment of a conservator or receiver.

   Miscellaneous. The dividends that may be paid by Catawba Valley Bank and First Gaston are subject to legal limitations. In accordance with North Carolina banking law, dividends may not be paid unless Catawba Valley Bank's or First Gaston's capital surplus is at least 50% of its paid-in capital.

   The earnings of Catawba Valley Bank and First Gaston will be affected significantly by the policies of the Federal Reserve Board, which is responsible for regulating the United States money supply in order to mitigate recessionary and inflationary pressures. Among the techniques used to implement these objectives are open market transactions in United States government securities, changes in the rate paid by banks on bank borrowings, and changes in reserve requirements against bank deposits. These techniques are used in varying combinations to influence overall growth and distribution of bank loans, investments, and deposits, and their use may also affect interest rates charged on loans or paid for deposits.


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

   The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of Catawba Valley Bank or First Gaston.

   Catawba Valley Bank and First Gaston cannot predict what legislation might be enacted or what regulations might be adopted, or if enacted or adopted, the effect thereof on Catawba Valley Bank's and First Gaston's operations.

   Community Reinvestment Act. Catawba Valley Bank and First Gaston are subject to the provisions of the Community Reinvestment Act of 1977, as amended (CRA). Under the terms of the CRA, the appropriate federal bank regulatory agency is required, in connection with the examination of a bank, to assess such bank's record in meeting the credit needs of the community served by that bank, including low and moderate-income neighborhoods. The regulatory agency's assessment of Catawba Valley Bank's and First Gaston's record is made available to the public. Such an assessment is required of any bank which has applied for any application for a domestic deposit-taking branch, relocation of a main office, branch or ATM, merger or consolidation with or acquisition of assets or assumption of liabilities of a federally insured depository institution.

   Under CRA regulations, banks with assets of less than $250,000,000 that are independent or affiliated with a holding company with total banking assets of less than $1 billion, are subject to streamlined small bank performance standards and much less stringent data collection and reporting requirements than larger banks. The agencies emphasize that small banks are not exempt from CRA requirements. The streamlined performance method for small banks focuses on the bank's loan-to-deposit ratio, adjusted for seasonal variations and as appropriate, other lending-related activities, such as loan originations for sale to secondary markets or community development lending or qualified investments; the percentage of loans and, as appropriate, other lending-related activities located in Catawba Valley Bank's and First Gaston's assessment areas; Catawba Valley Bank's and First Gaston's record of lending to and, as appropriate, other lending-related activities for borrowers of different income levels and businesses and farms of different sizes; the geographic distribution of Catawba Valley Bank's and First Gaston's loans given its assessment areas, capacity to lend, local economic conditions, and lending opportunities; and Catawba Valley Bank's and First Gaston's record of taking action, if warranted, in response to written complaints about its performance in meeting the credit needs of its assessment areas.

   Regulatory agencies will assign a composite rating of "outstanding," "satisfactory," "needs to improve," or "substantial noncompliance" to the institution using the foregoing ground rules. A bank's performance need not fit each aspect of a particular rating profile in order for the bank to receive that rating; exceptionally strong performance with respect to some aspects may compensate for weak performance in others, and the bank's overall performance must be consistent with safe and sound banking practices and generally with the appropriate rating profile. To earn an outstanding rating, the bank first must exceed some or all of the standards mentioned above. The agencies may assign a "needs to improve" or "substantial noncompliance" rating depending on the degree to which the bank has failed to meet the standards mentioned above.

   The regulation further states that the agencies will take into consideration these CRA ratings when considering any application and that a bank's record of performance may be the basis for denying or conditioning the approval of an application.

Change of Control

   State and federal law restricts the amount of voting stock of a bank holding company or a bank that a person may acquire without the prior approval of banking regulators. The overall effect of such laws is to make it more difficult to acquire a bank holding company or bank by tender offer or similar means than it might be to acquire control of another type of corporation.

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

   Pursuant to North Carolina law, no person may, directly or indirectly, purchase or acquire voting stock of any bank holding company or bank which would result in the change of control of that entity unless the North Carolina Commissioner of Banks first shall have approved such proposed acquisition. A person will be deemed to have acquired "control" of the bank holding company or the bank if he, she or it, directly or indirectly, (i) owns, controls or has the power to vote 10% or more of the voting stock of the bank holding company or bank, or (ii) possesses the power to direct or cause the direction of its management and policy.

   Federal law imposes additional restrictions on acquisitions of stock in bank holding companies and FDIC-insured banks. Under the federal Change in Bank Control Act and the regulations thereunder, a person or group acting in concert must give advance notice to the Federal Reserve or the FDIC before directly or indirectly acquiring the power to direct the management or policies of, or to vote 25% or more of any class of voting securities of, any bank holding company or federally-insured bank. Upon receipt of such notice, the federal regulator either may approve or disapprove the acquisition. The Change in Bank Control Act generally creates a rebuttable presumption of a change in control if a person or group acquires ownership or control of or the power to vote 10% or more of any class of a bank holding company or bank's voting securities; the bank holding company has a class of securities that are subject to registration under the Securities Exchange Act of 1934, as amended; and, following such transaction, no other person owns a greater percentage of that class of securities.

Government Monetary Policy and Economic Controls

   As a bank holding company whose primary asset is the ownership of the capital stock of a commercial bank, the Catawba Valley Bancshares is directly affected by the government monetary policy and the economy in general. The actions and policies of the Federal Reserve Board which acts as the nation's central bank can directly affect money supply and, in general, affect bank's lending activities by increasing or decreasing their costs and availability of funds. An important function of the Federal Reserve Board is to regulate the national supply of bank credit in order to combat recession and curb inflation pressures. Among the instruments of monetary policy used by the Federal Reserve Board to implement these objectives are open market operations in U.S. Government securities, changes in the discount rate and surcharge, if any, on member bank borrowings, and changes in reserve requirements against bank deposits. These methods are used in varying combinations to influence overall growth of bank loans, investments and deposits, and interest rates charged on loans or paid for deposits. Neither Catawba Valley Bank nor First Gaston is a member of the Federal Reserve System but they are subject to reserve requirements imposed by the Federal Reserve Board on non-member banks. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.

Recent Legislative Developments

   Effective March 11, 2000, the Gramm-Leach-Bliley Act of 1999, which was signed into law on November 12, 1999, allows a bank holding company to qualify as a "financial holding company" and, as a result, be permitted to engage in a broader range of activities that are "financial in nature" and in activities that are determined to be incidental or complementary to activities that are financial in nature. The Gramm-Leach-Bliley Act amends the Bank Holding Company Act to include a list of activities that are financial in nature, and the list includes activities such as underwriting, dealing in and making a market in securities, insurance underwriting and agency activities and merchant banking. The Federal Reserve Board is authorized to determine other activities that are financial in nature or incidental or complementary to such activities. The Gramm-Leach-Bliley Act also authorizes banks to engage through financial subsidiaries in certain of the activities permitted for financial holding companies.

   On September 30, 1996, the Economic Growth and Regulatory Paperwork Reduction Act of 1996, was enacted which contained a comprehensive approach to recapitalize the FDIC's Savings Association Insurance Fund and to assure payment of the Financing Corporation obligations. All of the Bank's deposits are insured by

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the FDIC's Bank Insurance Fund. Under the Growth Act, banks with deposits that are insured under the Bank Insurance Fund are required to pay a portion of the interest due on bonds that were issued by the Financing Corporation to help shore up the ailing Federal Savings and Loan Insurance Corporation in 1987. The Growth Act stipulates that the Bank Insurance Fund assessment rate to contribute toward the Financing Corporation obligations must be equal to one-fifth the Savings Association Insurance Fund assessment rate through year-end 2000, or until the insurance funds are merged, whichever occurs first. The amount of Financing Corporation debt service to be paid by all Bank Insurance Fund-insured institutions is approximately $0.0126 per $100 of Bank Insurance Fund-insured deposits for each year from 1997 through 2000 when the obligation of BIF-insured institutions increases to approximately $0.0240 per $100 of Bank Insurance Fund-insured deposits per year through the year 2019, subject in all cases to adjustments by the FDIC on a quarterly basis. The Growth Act also contained provisions protecting banks from liability for environmental clean-up costs; prohibiting credit unions sponsored by Farm Credit System banks; easing application requirements for most bank holding companies when they acquire a thrift or a permissible non-bank operation; easing Fair Credit Reporting Act restrictions between bank holding company affiliates; and reducing the regulatory burden under the Real Estate Settlement Procedures Act, the Truth-in-Savings Act, the Truth-in-Lending Act and the Home Savings Mortgage Disclosure Act.

   Various legislation, including proposals to substantially change the financial institution regulatory system, expand the powers of banking institutions and bank holding companies, and limit the investments that a depository institution may make with insured funds, is from time to time introduced in the U. S. Congress. This legislation may change banking statutes and the operating environment of the combined company and its subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether this potential legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon the financial condition or results of operations of the combined company or any of its subsidiaries.

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                 PROPOSAL 2: RENAMING CATAWBA VALLEY BANCSHARES

   In accordance with the Agreement and Plan of Share Exchange, attached as Appendix I, and as a condition precedent to the share exchange, we are asking the shareholders of Catawba Valley Bancshares to approve the renaming of the
company to "   ". The proposed amendment to the Articles of Incorporation is attached as Appendix V.

   The Boards of Directors of First Gaston and Catawba Valley Bancshares agreed
on changing the name to "   " to better reflect the new geographic and
philosophical scope of the enlarged holding company. Under the new holding company name, Catawba Valley Bank and First Gaston will continue to operate under their current names and management.

   The Board of Directors of Catawba Valley Bancshares unanimously recommends
that shareholders vote "FOR" the renaming of the company to "   ".

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              PROPOSAL 3: REDUCING THE MINIMUM NUMBER OF DIRECTORS

   In accordance with the Agreement and Plan of Share Exchange, attached as Appendix I, and as a condition precedent to the share exchange, we are asking the shareholders of Catawba Valley Bancshares to approve an amendment to the bylaws reducing the minimum number of directors from nine (9) to eight (8). A copy of the amendment to the bylaws is attached as Appendix VI. Further, if the number of directors is only eight, they all shall be elected annually.

   The Boards of Directors of First Gaston and Catawba Valley Bancshares have agreed to reconstitute the Board of Directors of Catawba Valley Bancshares after the share exchange. The new Board will consist of eight (8) directors made up of four (4) directors from each company. Since the current bylaws requires a minimum of nine (9) directors, the bylaws must be changed to allow the Board to be reconstituted to eight (8) directors.

   The Board of Directors of Catawba Valley Bancshares unanimously recommends that shareholders vote "FOR" the amendment of the bylaws reducing the minimum number of directors to eight (8).

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                                 LEGAL MATTERS

   The validity of the shares of Catawba Valley Bancshares' common stock offered hereby has been passed upon for Catawba Valley Bancshares by Gaeta & Glesener, P.A., Raleigh, North Carolina. Certain legal matters related to this offering have been passed upon for First Gaston by Moore & Van Allen, PLLC, Charlotte, North Carolina.

                                    EXPERTS

   The consolidated financial statements of Catawba Valley Bancshares as of December 31, 2000 and for the period then ended have been included herein and in the Registration Statement in reliance on the report of Dixon Odom PLLC, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The financial statements of First Gaston as of December 31, 2000 have been included herein and in the Registration Statement in reliance on the report of Larrowe & Company, PLC independent accountants, given on the authority of that firm as experts in accounting and auditing.

                           FORWARD LOOKING STATEMENTS

   We have made forward looking statements in this Joint Proxy Statement-Prospectus about the financial condition, results of operations, and business of Catawba Valley Bancshares following the consummation of the share exchange that are subject to risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities:

  . deposit attrition, customer loss, or revenue loss following the share exchange is greater than expected;

  .  competitive pressure in the banking industry increases significantly;

  .  changes in the interest rate environment reduce margins;

  . general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;

  .  changes occur in the regulatory environment; and

  .  changes occur in business conditions and the rate of inflation.

   When used in this Joint Proxy Statement-Prospectus, the words "believes," "estimates," "plans," "expects," "should," "may," "might," "outlook," and "anticipates," and similar expressions as they relate to Catawba Valley Bancshares, First Gaston, or their management are intended to identify forward looking statements.

                                 OTHER MATTERS

   The Boards of Directors know of no other business that will be brought before the special meetings. Should other matters properly come before the special meetings, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

                       WHERE YOU CAN GET MORE INFORMATION

   Catawba Valley Bancshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and as required by the Exchange Act, we file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

   Prior to our formation as the holding company for Catawba Valley Bank in 1999, Catawba Valley Bank was subject to the informational requirements of the Exchange Act and filed reports, proxy statements and other information with the FDIC. Catawba Valley Bank's filings with the FDIC may be inspected and copied, after paying a prescribed fee, at the FDIC's public reference facilities at the Registration, Disclosure and Securities Operations Unit, 550 17th Street, N.W., Room 6043, Washington, DC 20429.

   First Gaston files reports under the Exchange Act with the FDIC. These reports include Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. These reports, as well as annual proxy statements mailed to shareholders and other information are available for you to inspect and copy, after paying a prescribed fee, at the FDIC's public reference facilities at the Registration, Disclosure and Securities Operations Unit, 550 17th Street, N.W., Room 6043, Washington, DC 20429. The Registration, Disclosure and Securities Operations Unit telephone number is (202) 898-8908 and their fax number is (202) 898-3909. After the share exchange is completed, First Gaston will no longer file these reports with the FDIC. Instead, Catawba Valley Bancshares will begin filing such reports with the SEC under its new
name,       .

                     INFORMATION INCORPORATED BY REFERENCE

   The SEC allows us to incorporate by reference information into this Joint Proxy Statement-Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC or FDIC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement-Prospectus, except for any information superseded by information in this Joint Proxy Statement-Prospectus. This Joint Proxy Statement-Prospectus incorporates by reference: (i) First Gaston's and Catawba Valley Bancshares' Annual Report for the year ended December 31, 2000, and
(ii) First Gaston's and Catawba Valley Bancshares, Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, each of which has been filed with the FDIC or SEC, as applicable and is included as an exhibit to the Registration Statement of which this Joint Proxy Statement-Prospectus is a part. The market price information in First Gaston's Annual Report has been adjusted to reflect a 10% stock dividend paid in March 2001 and can be found on page 10 of this Joint Proxy Statement--Prospectus.

   When deciding how to cast your vote, you should rely only on the information contained or incorporated by reference in this Joint Proxy Statement-Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement-Prospectus.
This Joint Proxy Statement-Prospectus is dated      , 2001. You should not
assume that the information contained in this Joint Proxy Statement-Prospectus is accurate as of any date other than such date, and neither the mailing of the Joint Proxy Statement-Prospectus to shareholders nor the issuance of Catawba Valley Bancshares' common stock shall create any implication to the contrary.

                                   APPENDIX I
                                   ----------


                               AGREEMENT AND PLAN

                                OF SHARE EXCHANGE

                                  BY AND AMONG

                              CATAWBA VALLEY BANK,

                         CATAWBA VALLEY BANCSHARES, INC.

                                       AND

                       FIRST GASTON BANK OF NORTH CAROLINA



                                  June 29, 2001

                               TABLE OF CONTENTS

ARTICLE I - THE EXCHANGE
1.01 Names Of Exchanging Corporations
1.02 The Exchange
1.03 Exchange Of Shares
       A. Closing Of First Gaston's Stock Transfer Books
       B. Exchange Procedures
       C. Treatment Of Fractional Shares
       D. Surrender Of Certificates
       E. Anti-Dilutive Adjustments
       F. Dissenters
       G. Lost Certificates
       H. Treatment Of First Gaston's Stock Options
1.04 Closing; Articles Of Share Exchange; Effective Time

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF FIRST GASTON
2.01 Organization; Standing; Power
2.02 First Gaston's Capital Stock
2.03 Subsidiaries
2.04 Convertible Securities, Options, Etc.
2.05 Authorization And Validity Of Agreement
2.06 Validity Of Transactions; Absence Of Required Consents Or Waivers
2.07 First Gaston's Books And Records
2.08 First Gaston Reports
2.09 First Gaston Financial Statements
2.10 Tax Returns And Other Tax Matters
2.11 Absence Of Material Adverse Changes Or Certain Other Events
2.12 Absence Of Undisclosed Liabilities
2.13 Compliance With Existing Obligations
2.14 Litigation And Compliance With Law
2.15 Real Properties
2.16 Loans, Accounts, Notes And Other Receivables
2.17 Securities Portfolio And Investments
2.18 Personal Property And Other Assets
2.19 Environmental Matters
2.20 Absence Of Brokerage Or Finders Commissions
2.21 Material Contracts
2.22 Employment Matters; Employee Relations
2.23 Employment Agreements; Employee Benefit Plans
2.24 Insurance
2.25 Insurance Of Deposits
2.26 Affiliates
2.27 Obstacles To Regulatory Approval, Accounting Treatment, Or Tax Treatment
2.28 Disclosure

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF CATAWBA AND Bancshares
3.01 Organization; Standing; Power
3.02 Bancshares' Capital Stock
3.03 Subsidiaries
3.04 Convertible Securities, Options, Etc.
3.05 Authorization And Validity Of Agreement
3.06 Validity Of Transactions; Absence Of Required Consents Or Waivers
3.07 Catawba's and Bancshares' Books And Records
3.08 Reports
3.09 Financial Statements
3.10 Tax Returns And Other Tax Matters
3.11 Absence Of Material Adverse Changes Or Certain Other Events
3.12 Absence Of Undisclosed Liabilities
3.13 Compliance With Existing Obligations
3.14 Litigation And Compliance With Law
3.15 Real Properties
3.16 Loans, Accounts, Notes And Other Receivables
3.17 Securities Portfolio And Investments
3.18 Personal Property And Other Assets
3.19 Environmental Matters
3.20 Absence Of Brokerage Or Finders Commissions
3.21 Material Contracts
3.22 Employment Matters; Employee Relations
3.23 Employment Agreements; Employee Benefit Plans
3.24 Insurance
3.25 Insurance Of Deposits
3.26 Affiliates
3.27 Obstacles To Regulatory Approval, Accounting Treatment, Or Tax Treatment
3.28 Disclosure

ARTICLE IV - COVENANTS OF FIRST GASTON
4.01 Affirmative Covenants Of First Gaston
     A. "Affiliates" Of First Gaston
     B. Notice Of Certain Changes Or Events
     C. Further Action; Instruments Of Transfer, Etc.
4.02. Negative Covenants Of First Gaston
     A. Amendments To Articles Of Incorporation Or Bylaws
     B. Change In Capital Stock
     C. Options, Warrants, And Rights
     D. Dividends
     E. Employment, Benefit, Or Retirement Agreements Or Plans
     F. Accounting Practices
     G. Changes In Business Practices

ARTICLE V - COVENANTS OF CATAWBA AND Bancshares
5.01 Affirmative Covenants Of Catawba and Bancshares
     A. "Affiliates"
     B. Notice Of Certain Changes Or Events
     C. Further Action; Instruments Of Transfer, Etc.
5.02. Negative Covenants Catawba and Bancshares
     A. Amendments To Articles Of Incorporation Or Bylaws
     B. Change In Capital Stock
     C. Options, Warrants, And Rights
     D. Dividends
     E. Employment, Benefit, Or Retirement Agreements Or Plans
     F. Accounting Practices
     G. Changes In Business Practices
     H. Reconstitution of Bancshares' Board of Directors

ARTICLE VI - MUTUAL AGREEMENTS
6.01 Shareholders' Approvals; Registration Statement; Proxy
     Statement/Prospectus - Listing -Application
     A. Meetings Of Shareholders
     B. Registration Statement
     C. Preparation And Distribution Of Joint Proxy Statement/Prospectus
     D. Recommendation Of First Gaston's Board Of Directors
     E. Information For Proxy Statement/Prospectus And Registration Statement
     F. Listing Application
6.02 Regulatory Approvals
6.03 Access
6.04 Costs
6.05 Confidentiality
6.06 Reorganization For Tax Purposes
6.07 Accounting Treatment

ARTICLE VII - CONDITIONS PRECEDENT TO EXCHANGE
7.01 Conditions To All Parties' Obligations
     A. Approval By Governmental Or Regulatory Authorities; No Disadvantageous
     B. Effectiveness Of Registration Statement; Compliance With Securities And Other "Blue Sky" Requirements
     C. Adverse Proceedings. Injunction. Etc.
     D. Approval By Boards Of Directors And Shareholders
     E. Approval of Charter Amendment
     F. Fairness Opinions
     G. Tax Opinion
     H. Listing of Bancshares' Stock
     I. No Termination Or Abandonment
7.02 Additional Conditions To First Gaston's Obligations
     A. Material Adverse Change

     B. Compliance With Laws
     C. Catawba's And Bancshares' Representations And Warranties And Performance Of Agreements; Officers' Certificate
     D. Legal Opinion Of Catawba's And Bancshares' Counsel
     E. Other Documents And Information From Catawba And Bancshares
     F. Acceptance By First Gaston's Counsel
     G. Exercise of Dissenters' Rights
     H. Accounting Treatment
     I.   Affiliates Agreements
7.03 Additional Conditions To Catawba's And Bancshares' Obligations
     A. Material Adverse Change
     B. Compliance With Laws
     C. First Gaston's Representations And Warranties And Performance Of Agreements; Officers' Certificate
     D. Legal Opinion Of First Gaston's Counsel
     E. Other Documents And Information From First Gaston
     F. Acceptance By Catawba's And Bancshares' Counsel
     G. Exercise Of Dissenters Rights
     H. Accounting Treatment
     I. Affiliates' Agreements

ARTICLE VIII - TERMINATION; BREACH
8.01 Mutual Termination
8.02 Unilateral Termination

ARTICLE IX - MISCELLANEOUS PROVISIONS
9.01 "Previously Disclosed" Information; "Material Adverse Effect" And "Material Adverse Change"
9.02 Waiver
9.03 Amendment
9.04 Notices
9.05 Further Assurances
9.06 Headings And Captions
9.07 Entire Agreement
9.08 Severability Of Provisions
9.09 Assignment
9.10 Enforcement
9.11 Counterparts
9.12 Governing Law
9.13 Survival Of Representations, Warranties, And Other Agreements

                                   Appendix I

                      AGREEMENT AND PLAN OF SHARE EXCHANGE
                        BY AND AMONG CATAWBA VALLEY BANK,
                         CATAWBA VALLEY BANCSHARES, INC.
                     AND FIRST GASTON BANK OF NORTH CAROLINA


         THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (hereinafter called "Agreement") entered into as of the 29th day of June 2001, by and among Catawba Valley Bank ("Catawba"), Catawba Valley Bancshares, Inc. ("Bancshares") and First Gaston Bank of North Carolina ("First Gaston").

         WHEREAS, Catawba is a North Carolina commercial bank with its principal office and place of business located in Hickory, North Carolina; and,

         WHEREAS, Bancshares is a North Carolina corporation with its principal office and place of business located in Hickory, North Carolina and is the owner of all the outstanding shares of common stock of Catawba; and,

         WHEREAS, First Gaston is a North Carolina commercial bank with its principal office and place of business located in Gastonia, North Carolina; and,

         WHEREAS, Bancshares, Catawba and First Gaston have agreed that it is in their mutual best interests and in the best interests of the respective shareholders for Bancshares and First Gaston to consummate a share exchange whereby each of the outstanding shares of First Gaston's common stock would be exchanged for shares of Bancshares' common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

         WHEREAS, to effectuate the foregoing, Bancshares, Catawba and First Gaston desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and,

         WHEREAS, the respective Boards of Directors of each of First Gaston, Bancshares and Catawba have determined that it is in the best interests of their respective companies and their shareholders to consummate the transactions provided for herein; and,

         WHEREAS, the parties intend that the transactions contemplated herein qualify for treatment as a pooling of interests pursuant to APB Opinion No. 16; and

         NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants, and promises herein contained, and subject to the terms and conditions hereof, First Gaston, Bancshares and Catawba hereby adopt and make this Agreement and mutually agree as follows:

                                    ARTICLE I
                                  THE EXCHANGE

         1.01 NAMES OF EXCHANGING CORPORATIONS. The name of the corporation
              --------------------------------
whose shares will be acquired is "First Gaston Bank of North Carolina" and the name of the acquiring corporation is "Catawba Valley Bancshares, Inc."

         1.02 THE EXCHANGE. At the "Effective Time" (as defined in Paragraph
              ------------
1.04 below), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the North Carolina Business Corporation Act, as amended (the "Act"), each share of the $5.00 par value common stock of First Gaston ("First Gaston Stock") (other than any shares to which rights of dissent and appraisal are properly exercised as provided below) shall be exchanged (the "Exchange") for 0.8934 (the "Exchange Rate") newly issued shares of Bancshares' $1.00 par value common stock, rounded to the nearest whole share ("Bancshares Stock"). The Exchange shall have the effects set forth in Section 55-11-06 of the Act.

         1.03 EXCHANGE OF SHARES.
              ------------------

              A. CLOSING OF FIRST GASTON'S STOCK TRANSFER BOOKS. At the
                 ----------------------------------------------
Effective Time, and without any action by First Gaston or Bancshares, First Gaston's stock transfer books shall be closed as to holders of First Gaston Stock immediately prior to the Effective Time and, thereafter, no transfer of First Gaston Stock by any such holder may be made or registered; and the holders of shares of First Gaston Stock shall cease to be, and shall have no further rights as, shareholders of First Gaston other than as provided herein. Following the Effective Time, certificates representing shares of First Gaston Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (1) certificates for the number of whole shares of Bancshares Stock to which such holders shall have become entitled on the basis set forth above (herein sometimes referred to as "New Certificates"), or (ii) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the Act.

              B. EXCHANGE PROCEDURES. As soon as reasonably practicable, but in
                 -------------------
any event no more than twenty (20) days following the Effective Time, Bancshares shall cause First Citizens Bank and Trust Company, Raleigh, North Carolina, the transfer agent for Bancshares Stock (the "Exchange Agent"), to mail to each former shareholder of First Gaston of record immediately prior to the Effective Time ("First Gaston Record Holder") written instructions and transmittal materials (including, without limitation, a return mailing envelope addressed to the Exchange Agent (collectively, a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. All Transmittal Letters shall be sent by United States mail to the First Gaston Record Holders at the addresses set forth on a certified shareholder list to be delivered by First Gaston to Bancshares at the "Closing" (as defined in Paragraph 1.04) and shall also be made available at the offices of the Exchange Agent. As soon as reasonably practicable thereafter, the First Gaston Record Holders of all of the outstanding shares of First Gaston Stock, shall deliver, or cause to be delivered, by United States Postal Service, hand delivery or any other means of delivery selected by such First Gaston Record Holders, to the Exchange Agent, pursuant to the Transmittal Letters, the Old Certificates, and the Exchange Agent shall take prompt action to process such Old Certificates received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects). Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a First Gaston Record Holder of his or her Old Certificates, the Exchange Agent shall register in the name of such First Gaston Record Holder the shares of Bancshares Stock and deliver New Certificates to the First Gaston Record Holder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual First Gaston Record Holder of his or her Old Certificates.

               C. TREATMENT OF FRACTIONAL SHARES. No scrip or certificates
                  ------------------------------
representing fractional shares of Bancshares Stock will be issued in connection with the Exchange, and First Gaston's former shareholders shall have no right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of Bancshares Stock resulting from the Exchange.

               D. SURRENDER OF CERTIFICATES. Subject to Paragraph 1.03.F. below,
                  -------------------------
no certificate for any shares of Bancshares Stock shall be delivered to any former shareholder of First Gaston unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificates formerly representing his or her shares of First Gaston Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by the Exchange Agent for that purpose. Further, until such Old Certificates are so surrendered, no dividend or other distribution payable to holders of record of Bancshares Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificates. However, upon the proper surrender of such Old Certificates, the Exchange Agent shall pay to the registered holder of the shares of Bancshares Stock represented by such Old Certificates the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither Bancshares, First Gaston, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither Bancshares, First Gaston, nor the Exchange Agent shall be liable to a former holder of First Gaston Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

               E. ANTI-DILUTIVE ADJUSTMENTS. If, following the date of this
                  -------------------------
Agreement, Bancshares shall change the number of outstanding shares of Bancshares Stock as a result of a dividend payable in shares of Bancshares Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment shall be made to the Exchange Rate so as to appropriately and proportionately increase or decrease the number of shares of Bancshares Stock to be issued in exchange for each of the shares of First Gaston Stock.

               F.   DISSENTERS.
                    ----------

                    (i) Any shareholder of First Gaston who has and properly exercises the right of dissent and appraisal with respect to the Exchange as provided in Article 13 of the Act ("Dissenters Rights") shall be entitled to receive cash payment of the fair value of all of his or her shares of First Gaston Stock from the Escrow Fund (defined below) in the manner and pursuant to the procedures provided therein, subject further to the conditions set forth in Paragraph 7.03.G. Shares of First Gaston Stock held by persons who exercise Dissenters Rights shall not be exchanged for Bancshares Stock as provided in Paragraph 1.03.A. above. However, if any shareholder of First Gaston who exercises Dissenters Rights shall fail to perfect his or her right to receive cash payment as provided above, or effectively shall waive or lose such right, then each of his or her shares of First Gaston Stock shall be deemed to have been converted into the right to receive Bancshares Stock as of the Effective Time as provided in Paragraph 1.03.A. above.

                    (ii) Upon its receipt of any notice of a First Gaston shareholder's intent to assert Dissenters Rights pursuant to the Act, First Gaston shall establish an escrow fund (the "Escrow Fund") with an independent third party reasonably satisfactory to Bancshares (the "Escrow Agent"), from which the Escrow Agent shall make all payments, whether before or after the Effective Time, necessary with respect to the exercise of such Dissenters Rights. Neither Bancshares nor Catawba shall, directly or indirectly, contribute any funds to the Escrow Fund. First Gaston shall deposit in the Escrow Fund an amount, subject to Catawba's and Bancshares' approval, that First Gaston reasonably believes is sufficient to pay fully the claims of all First Gaston shareholders asserting Dissenters Rights, and shall make additional deposits to the Escrow Fund as First Gaston or Bancshares may reasonably determine to be necessary to satisfy such claims. In the event funds remain in the Escrow Fund after all claims for payment pursuant to Dissenters Rights have finally expired, terminated, or have been finally satisfied or settled, then any balance remaining in the Escrow Fund shall be returned to First Gaston.

               G.   LOST CERTIFICATES. Any First Gaston shareholder whose
                    -----------------
certificate evidencing shares of First Gaston Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Bancshares Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or Bancshares pursuant to the provisions of N.C. Gen. Stat.(S).25-8-405 and N.C. Gen. Stat.(S).25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and Bancshares).

               H.   TREATMENT OF FIRST GASTON'S STOCK OPTIONS.
                    -----------------------------------------

                    (i) At the Effective Time, each option or other right to purchase shares of First Gaston Stock pursuant to stock options ("First Gaston Options") granted by First Gaston under its 1995 Stock Option Plan, 1999 Nonqualified Stock Option Plan, and 1999 Incentive Stock Option Plan (as amended, collectively referred to herein as the "First Gaston Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable shall be converted into and become rights with respect to Bancshares Stock, and Bancshares shall assume each First Gaston Option, in accordance with the terms of the First Gaston Stock Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time (A) Bancshares and its Executive Committee shall be substituted for First Gaston and the Committee of First Gaston's Board of Directors (including, if applicable, the entire Board of Directors of First Gaston) administering the First Gaston Stock Plans, (B) each First Gaston Option assumed by Bancshares may be exercised solely for shares of Bancshares Stock, (C) the number of shares of Bancshares Stock subject to such First Gaston Option shall be equal to the number of shares of First Gaston Stock subject to such First Gaston Option immediately prior to the Effective Time multiplied by the Exchange Rate and rounded to the nearest whole share, and (D) the per share exercise price under each such First Gaston Option shall be adjusted by dividing the per share exercise price under each such First Gaston Option by the Exchange Rate and rounded to the nearest cent.

               (ii) As soon as practicable after the Effective Time, Bancshares shall deliver to the participants in the First Gaston Stock Plans an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to the First Gaston Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by Paragraph 1.03.H(i) after giving effect to the Exchange). At or prior to the Effective Time, Bancshares shall take all corporate action necessary to reserve for issuance sufficient shares of Bancshares Stock for delivery upon exercise of First Gaston Options assumed by it in accordance with this Paragraph 1.03.H. As soon as practicable after the Effective Time, Bancshares shall file a registration statement on Form S-8 (or any successor or other appropriate form), with respect to the shares of Bancshares Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

               (iii) All restrictions or limitations on transfer with respect to First Gaston Stock awarded under the First Gaston Stock Plans or any other plan, program, or arrangement of First Gaston, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plans, program, or arrangement, shall remain in full force and effect with respect to shares of First Gaston Stock into which such restricted stock is converted pursuant to this Agreement.

               (iv) First Gaston agrees to cooperate with Bancshares to insure the implementation of this Paragraph 1.03.H.

     1.04 CLOSING; ARTICLES OF SHARE EXCHANGE; EFFECTIVE TIME. The closing of
          ---------------------------------------------------
the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bancshares in Hickory, North Carolina, or at such other place as Bancshares and First Gaston shall mutually designate, on a date specified by Bancshares and First Gaston (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Exchange by governmental or regulatory authorities. At the Closing, First Gaston, Bancshares and Catawba shall take such actions (including, without limitation, the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Exchange and cause it to become effective, and shall execute Articles of Share Exchange under North Carolina law which shall contain a "Plan of Exchange" substantially in the form attached as Exhibit A hereto.

         Subject to the terms and conditions set forth herein (including, without limitation, the receipt of all required approvals of governmental and regulatory authorities), the Exchange shall be effective on the date and at the time (the "Effective Time") the Articles of Share Exchange are filed with the North Carolina Secretary of State in accordance with law.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF FIRST GASTON

         Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 9.01 below) to Catawba and Bancshares, First Gaston hereby makes the following representations and warranties to Catawba and
Bancshares:

         2.01 ORGANIZATION; STANDING; POWER. First Gaston (i) is duly organized
              -----------------------------
and incorporated, validly existing, and in good standing under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease, and operate its properties and to carry on its business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased, or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on First Gaston, and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on First Gaston.

         2.02 FIRST GASTON'S CAPITAL STOCK. First Gaston's authorized capital
              ----------------------------
stock consists of 20,000,000 shares of common stock, $5.00 par value per share. As of May 31, 2001, 1,262,350 shares of First Gaston Stock were issued and outstanding, which constitute First Gaston's only issued and outstanding securities.

         Each outstanding share of First Gaston Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and, except to the extent set forth in N.C.G.S. 53-42, nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) his been issued pursuant to and in compliance with the requirement of a registration statement or an applicable exemption from the registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

         2.03    SUBSIDIARIES.
                 ------------

                  A. (i) Schedule 2.03 hereto is a list of all of First Gaston's Subsidiaries (defined below) together with the jurisdiction of organization of each such Subsidiary, (ii) First Gaston owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (iii) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any contractual right or obligation or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries are or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (v) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities; (vi) all of the equity securities of each Subsidiary held by First Gaston or its Subsidiaries are fully paid and nonassessable, are owned by First Gaston or its Subsidiaries free and clear of any liens, charges, encumbrances or security interests, have been duly authorized, and are validly issued and outstanding; (vii) none of the equity securities of any Subsidiary held by First Gaston have been issued in violation of the preemptive rights of any shareholder, and all such securities have been issued pursuant to a valid and effective registration statement or pursuant to and in compliance with the requirement of an applicable exemption from the registration requirements under the 1933 Act.

               B. As used in this Agreement, "Subsidiary" shall have the meaning as described to that term in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission ("SEC").

               C. First Gaston does not own beneficially, directly or indirectly, any equity securities or similar interests of any entity, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

               D. Each of First Gaston's Subsidiaries is duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on First Gaston.

         2.04  CONVERTIBLE SECURITIES, OPTIONS, ETC. With the exception of
               ------------------------------------
options to purchase an aggregate of 235,497 shares of First Gaston Stock which have been issued and are outstanding under the First Gaston Stock Plans. First Gaston does not have any outstanding (1) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of First Gaston Stock or any other securities of First Gaston; (ii) options, warrants, rights, calls, or other commitments of any nature which entitle any person to receive or acquire any shares of First Gaston Stock or any other securities of First Gaston; or (iii) plan, agreement or other arrangement pursuant to which shares of First Gaston Stock or any other securities of First Gaston, or options, warrants, rights, calls, or other commitments of any nature pertaining thereto, have been or may be issued.

         2.05  AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been
               ---------------------------------------
duly and validly approved by First Gaston's Board of Directors in the manner required by law and subject only to approval of this Agreement by the shareholders of First Gaston in the manner required by law (as contemplated by Paragraph 6.01.A. below) and by the applicable regulatory authorities (as contemplated by Paragraph 6.02 below), (i) First Gaston has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate action required to authorize First Gaston to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein has been duly and properly taken, and (iii) this Agreement has been duly executed on behalf of First Gaston, and (assuming due authorization, execution and delivery by Bancshares and Catawba) constitutes a valid and binding agreement of First Gaston, enforceable in accordance with its terms (except to the extent enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally; and (b) by legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies), and (c) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

         2.06 VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS.
              -----------------------------------------------------------------
Except where the same would not have a Material Adverse Effect on First Gaston, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by First Gaston with any of its obligations or agreements contained herein, will: (1) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, First Gaston's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which First Gaston is bound or by which it, its business, capital stock, or any properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction, or encumbrance upon any of First Gaston's properties or assets; (iii) violate any applicable federal or state statute, law, rule, or regulation, or any judgment, order, writ, injunction, or decree of any court, administrative or regulatory agency, or governmental body; (iv) result in the acceleration of any obligation or indebtedness of First Gaston; or
(v) interfere with or otherwise adversely affect First Gaston's ability to carry on its business as presently conducted.

         No consents, approvals, or waivers are required to be obtained from any person or entity in connection with First Gaston's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of First Gaston's shareholders as described in Paragraph 7.01.D. below and of governmental or regulatory authorities as described in Paragraph 7.01.A. below, and other consents or approvals, the failure of which to obtain would not have a Material Adverse Effect on First Gaston or its ability to consummate the Exchange.

          2.07 FIRST GASTON'S BOOKS AND RECORDS. First Gaston's books of account
               --------------------------------
and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects First Gaston's items of income and expense and all of its assets, liabilities, and stockholders' equity. The minute books of First Gaston accurately reflect in all material respects the corporate actions which its shareholders and Board of Directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Catawba, Bancshares, and their representatives.

         2.08 FIRST GASTON REPORTS. First Gaston has filed all reports,
              --------------------
registrations, and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Deposit Insurance Corporation ("FDIC"), (ii) the North Carolina Commissioner of Banks (the "Commissioner"), and (iii) any other governmental or regulatory authorities having jurisdiction over First Gaston. All such reports, registrations, and statements filed by First Gaston with the FDIC, the Commissioner, or other such regulatory authority are collectively referred to herein as the "Reports." As of their respective dates, each Report complied in all material respects with all the statutes, rules, and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and First Gaston has not been notified by any such governmental or regulatory authority that any such Report was deficient in any material respect as to form or content. Following the date of this Agreement, First Gaston shall deliver to Bancshares, simultaneous with the filing thereof, a copy of each Report.

         2.09 FIRST GASTON FINANCIAL STATEMENTS. First Gaston has delivered to
              ---------------------------------
Bancshares (1) a copy of its audited balance sheets as of December 31, 2000 and 1999, and its audited statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2000 and 1999, together with notes thereto (the "First Gaston Financial Statements"), and (ii) a copy of its unaudited balance sheet as of March 31, 2001 and its unaudited statement of operations for the three months ended March 31, 2001 (the "First Gaston Interim Financial Statements"). Following the date of this Agreement, First Gaston promptly will deliver to Bancshares and Catawba all other annual or interim financial statements prepared by or for First Gaston. The First Gaston Financial Statements and the First Gaston Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with First Gaston's books and records, and (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly in all material respects First Gaston's financial condition, assets and liabilities, results of operations, changes in stockholders' equity, and changes in cash flows as of the dates indicated and for the periods specified therein. The First Gaston Financial Statements have been audited and certified by First Gaston's independent certified public accountants, Larrowe & Company, PLC.

         2.10 TAX RETURNS AND OTHER TAX MATTERS. (i) First Gaston has timely
              ---------------------------------
filed or caused to be filed all federal, state, and local tax returns and reports which are required by law to have been filed, and to the best knowledge of management of First Gaston, all such returns and reports were true, correct, and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state, and local income, profits, franchise, sales, use occupation, property, excise, and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against First Gaston or its property have been fully paid, and, to the best knowledge of management of First Gaston, with respect to any such taxes to become due from First Gaston for any period or periods through and including March 31, 2001, adequate provision has been made for the payment of all such taxes and such provision is reflected in the First Gaston Financial Statements; (iii) First Gaston has not received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (iv) First Gaston has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of First Gaston have been provided for in the First Gaston Financial Statements in all material respects.

         2.11  ABSENCE OF MATERIAL ADVERSE CHANGES OR Certain OTHER EVENTS.
               -----------------------------------------------------------

         (i) Since December 31, 2000, First Gaston has conducted its business only in the ordinary course and there has been no Material Adverse Change, and there has occurred no event or development and there currently exists no condition or circumstance to the best knowledge of management of First Gaston which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in a Material Adverse Change, in or affecting First Gaston's financial condition or results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations.

         (ii) Since December 31, 2000, and other than in the ordinary course of its business including its normal salary review for 2001, all as Previously Disclosed to Bancshares and Catawba, First Gaston has not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation, or general benefits payable to its employees, suffered any loss, destruction, or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

         2.12  ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously
               ----------------------------------
Disclosed, First Gaston has no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent, or otherwise, whether due or to become due (including, without limitation, tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than
(i) those reflected in the First Gaston Financial Statements or the First Gaston Interim Financial Statements, (ii) obligations or liabilities incurred in the ordinary course of its business since March 31, 2001, or (iii) obligations or liabilities which are not reasonably likely to, individually or in the aggregate, cause a Material Adverse Change in First Gaston.

         2.13  COMPLIANCE WITH EXISTING OBLIGATIONS. First Gaston has performed
               ------------------------------------
in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding, or other undertaking (whether oral or written) to which First Gaston is bound or by which it, its business, capital stock, or any of its properties or assets may be affected, which default or violation would have a Material Adverse Effect on First Gaston.

         2.14  LITIGATION AND COMPLIANCE WITH LAW.
               ----------------------------------

               (i) There are no actions, suits, arbitrations, controversies, or other proceedings or investigations (or, to the best knowledge and belief of management of First Gaston, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending, or, to the best knowledge and belief of management of First Gaston, threatened, contemplated, or probable of assertion, against, relating to, or otherwise affecting First Gaston or any of its properties or assets which, if determined adversely, could result in liability on the part of First Gaston for, or subject it to, monetary damages, fines, or penalties, or an injunction, and which could have a Material Adverse Effect on First Gaston's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations or on the ability of First Gaston to consummate the Exchange;

               (ii) First Gaston has all licenses, permits, orders, authorizations, or approvals ("First Gaston Permits") of any federal, state, local, or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease, and operate its properties, all such First Gaston Permits are in full force and effect, except where the failure to be in force and effect would not have a Material Adverse Effect on First Gaston; no violations are or have been recorded in respect of any such First Gaston Permits; and no proceeding is pending or, to the best knowledge of management of First Gaston, threatened or probable of assertion to suspend, cancel, revoke, or limit any First Gaston Permit;

               (iii) First Gaston is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, or other similar agreement, order, directive, memorandum, or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance, or otherwise; there are no judgments, orders, stipulations, injunctions, decrees, or awards against First Gaston which in any manner limit, restrict, regulate, enjoin, or prohibit any present or past business or practice of First Gaston; and First Gaston has not been advised that any regulatory or other governmental authority or any court is contemplating, threatening, or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree, or award; and,

               (iv) First Gaston is not in violation or default in any material respect under, and First Gaston has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, or decrees of any court or federal, state, municipal, or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties, or assets (including, without limitation, all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by First Gaston) and, to the best knowledge of management of First Gaston, there is no basis for any claim by any person or authority for compensation, reimbursement, or damages or otherwise for any violation of any of the foregoing that would have any Material Adverse Effect on the financial condition of First Gaston.

         2.15 REAL PROPERTIES. First Gaston has Previously Disclosed to Catawba
              ---------------
and Bancshares a listing of all real property owned or leased by First Gaston and its Subsidiaries (including, without limitation, banking facilities and all other real estate or foreclosed properties owned by First Gaston) (the "First Gaston Real Property") and all leases, if any, pertaining to any such First Gaston Real Property to which First Gaston is a party (the "First Gaston Real Property Leases"). With respect to all First Gaston Real Property owned by First Gaston, First Gaston has good and marketable title to such First Gaston Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects, and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially and adversely affect the value of the First Gaston Real Property and which do not and will not materially detract from, interfere with, or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each First Gaston Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by First Gaston or their lessor or which, with the passage of time or the giving of required notices, will or could constitute such an event of default, and (iii) the execution and delivery of this Agreement does not constitute an event of default thereunder.

         To the best knowledge of management of First Gaston, the First Gaston Real Property complies in all material respects with all applicable federal, state, and local laws, regulations, ordinances, or orders of any governmental authority, including those relating to zoning, building and use permits, and the First Gaston Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

         All improvements and fixtures included in or on the First Gaston Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which materially interferes with First Gaston's use or materially and adversely affects the economic value thereof.

         2.16     LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.
                  --------------------------------------------

                   (i) All loans, accounts, notes and other receivables reflected as assets on First Gaston's books and records (a) have resulted from bona fide business transactions in the ordinary course of First Gaston's operations, (b) in all material respects were made in accordance with First Gaston's customary loan policies and procedures, and (c) are owned by First Gaston free and clear of all liens, encumbrances, assignments, participation or repurchase agreements, or other exceptions to title or to the ownership or collection rights of any other person or entity.

                   (ii) All records of First Gaston regarding all outstanding loans, accounts, notes, and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which First Gaston's loan documentation indicates is secured by any real or personal property or property rights ("First Gaston Loan Collateral"), such loan is secured by valid, perfected, and enforceable liens on all such First Gaston Loan Collateral having the priority described in First Gaston's records of such loan.

                   (iii) Each loan reflected as an asset on First Gaston's books, and each guaranty therefor, is the legal, valid, and binding obligation of the obligor or guarantor thereon, and to the best knowledge of management of First Gaston no defense, offset, or counterclaim has been asserted with respect to any such loan or guaranty.

                   (iv) First Gaston has Previously Disclosed to Bancshares a listing of (a) each loan, extension of credit, or other asset of First Gaston which, as of May 31, 2001, is classified by the FDIC, the Commissioner, or by First Gaston as "Loss", "Doubtful", "Substandard", or "Special Mention" (or otherwise by words of similar import), or which First Gaston has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (b) each loan or extension of credit of First Gaston which, as of May 31, 2001, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy, or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

                  (v) To the best knowledge of management of First Gaston, each of First Gaston's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of First Gaston's business in an amount which is not less than the amount at which it is carried on First Gaston's books and records.

           2.17   SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by
                  ------------------------------------
First Gaston (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances, or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of First Gaston to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of First Gaston's business to secure public funds deposits and in connection with repurchase agreements with customers and Federal Home Loan Bank borrowings). There are no voting trusts or other agreements or undertakings to which First Gaston is a party with respect to the voting of any such securities.

           Except for fluctuations in the market values of United States Treasury and agency securities, municipal securities, or other debt securities since May 31, 2001, there has been no material deterioration or Material Adverse Change in the quality, or any material decrease in the value, of First Gaston's securities portfolio.

           2.18   PERSONAL PROPERTY AND OTHER ASSETS. All assets of First Gaston
                  ----------------------------------
(including, without limitation, all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of First Gaston or otherwise used by First Gaston in the operation of its business) are owned by First Gaston free and clear of all liens, leases, encumbrances, title defects, or exceptions to title. All of First Gaston's banking and other equipment is in good operating condition and repair, ordinary wear and tear excepted.

         2.19 ENVIRONMENTAL MATTERS. First Gaston has Previously Disclosed and
              ---------------------
provided to Catawba and Bancshares copies of all written reports, correspondence, notices, or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions, or proceedings, past or pending, of the First Gaston Real Property or any of its First Gaston Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the First Gaston Real Property, any First Gaston Loan Collateral, or otherwise involving First Gaston.

         To the knowledge of management of First Gaston:

                  (i) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, or clean-up, in a reportable or regulated quantity, of any hazardous, toxic, or otherwise regulated materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenols, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance, or material defined as such by the United States Environmental Protection Agency or any other federal, state, or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from, or relating to any parcel of the First Gaston Real Property;

                  (ii) First Gaston has not violated any federal, state, or local law, rule, regulation, order, permit, or other requirement relating to health, safety, or the environment or imposing liability, responsibility, or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders, and other requirements being herein collectively referred to as "Environmental Laws"), and, there has been no violation of any Environmental Laws (including any violation with respect to or relating to any First Gaston Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation First Gaston is or may be responsible or liable;

                  (iii) First Gaston is not subject to any pending claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs, or expenses of any kind and nature which arise out of, under, or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, or clean-up of any Hazardous Substances on, from, or relating to the First Gaston Real Property or any First Gaston Loan Collateral, by First Gaston or any other person or entity; and;

                  (iv) No facts, events, or conditions relating to the First Gaston Real Property or any First Gaston Loan Collateral, or the operations of First Gaston at any of their respective office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial, or corrective actions, obligations, or liabilities (whether accrued, absolute, contingent, unliquidated, or other-wise) pursuant to Environmental Laws.

          For purposes of this Agreement, "Environmental Laws" shall include:

                  (i) all federal, state, and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

                  (ii)    all contractual agreements, and

                  (iii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any Hazardous Substances (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act, and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective
Time) be defined or in effect.

         2.20 ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. All negotiations
              -------------------------------------------
relative to this Agreement and the transactions described herein have been carried on by First Gaston directly with Catawba and Bancshares; no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, First Gaston or its Board of Directors, as a broker, finder, or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and First Gaston has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

         2.21 MATERIAL CONTRACTS. Except as Previously Disclosed, First Gaston
              ------------------
is not a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $25,000 (i) which is material to First Gaston and was not entered into in the ordinary course of business, (ii) which involves hedging, options, or any similar trading activity, or interest rate exchanges or swaps, (iii) which commits First Gaston to extend any loan or credit (with the exception of letters of credit, lines of credit, and loan commitments extended in the ordinary course of First Gaston's business), (iv) which involves the purchase or sale of any assets of First Gaston, or the purchase, sale, issuance, redemption, or transfer of any capital stock or other securities issued by First Gaston, or (v) with any director or officer of First Gaston (including, without limitation, any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of First Gaston's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

         First Gaston is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute a default, under any contract, lease, insurance policy, commitment, or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a Material Adverse Effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations of First Gaston.

         2.22 EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. First Gaston (i) has paid
              --------------------------------------
in full to or accrued on behalf of all its directors, officers, and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when First Gaston has a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (ii) is in compliance with all federal, state, and local laws, statutes, rules, and regulations with regard to employment and employment practices, terms and conditions, and wages and hours, and other compensation matters; and no person has, to the best knowledge of management of First Gaston, asserted that First Gaston is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

         There is no action, suit, or proceeding by any person pending or, to the best knowledge of management of First Gaston, threatened, against First Gaston (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge, or similar claims.

         First Gaston is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union, or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage, or strike involving First Gaston and any of its employees, or any pending or threatened proceeding in which it is asserted that First Gaston has committed an unfair labor practice; and management of First Gaston is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

         2.23     EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS
                  ---------------------------------------------

                  (i) Neither First Gaston nor any its Subsidiaries is a party to or bound by any employment agreements with any of their respective directors, officers, or employees, except for the employment agreements between First Gaston and W. Alex Hall ("Hall"), dated November 30, 1998, Mark T. Skillestad, dated March 15, 2000, and Susan B. Mikels, dated September 6, 2000. First Gaston also has a deferred compensation agreement with Hall dated February 27, 1996.

                  (ii) First Gaston has Previously Disclosed and has delivered or made available to Catawba and Bancshares prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, programs, arrangements or agreements, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by First Gaston for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Benefit Plans"). Schedule 2.23 identifies each such First Gaston Benefit Plan, and further identifies each person who receives benefits under, or is or may become eligible to receive benefits under, each such Benefit Plan. Without limiting the foregoing, Schedule
2.23 also identifies each person for whom First Gaston has agreed to provide "lifetime" health benefits and describes the extent of First Gaston's obligations in that regard. Any of the First Gaston Benefit Plans which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan". No ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Code) or is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA, except as described on Schedule 2.23. Neither First Gaston nor any affiliate of First Gaston has ever been required to contribute to a multi-employer plan, as defined in Section 3(37) of ERISA.

                  (iii) All First Gaston Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Code, and any other applicable laws, rules, or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Gaston. Each ERISA Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and management of First Gaston is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the best knowledge of management of First Gaston, First Gaston has not engaged in a transaction with respect to any First Gaston Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject First Gaston to a tax imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Gaston.

                  (iv) First Gaston has no liability for retiree health and life benefits under any of the First Gaston Benefit Plans and there are no restrictions on the rights of First Gaston to amend or terminate any such Plan without incurring any liability thereunder, except as set forth on Schedule 2.23.

                  (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of First Gaston from First Gaston under any First Gaston Benefit Plan or otherwise, (b) increase any benefits otherwise payable under any First Gaston Benefit Plan or otherwise, or
(c) result in any acceleration of the time of payment or vesting of any such benefit, except as set forth on Schedule 2.23.

                  (vi) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of First Gaston and its beneficiaries have been fully reflected on the First Gaston Financial Statements to the extent required by and in accordance with GAAP. Any adjustments necessary will be made prior to the earlier of Closing and December 31, 2001.

             2.24 INSURANCE. First Gaston has in effect such policies of general
                  ---------
liability, casualty, directors and officers liability, employee fidelity, errors and omissions, and other property and liability insurance (including without limitation a "banker's blanket bond") as have been Previously Disclosed to Catawba and Bancshares (the " First Gaston Policies"). The First Gaston Policies provide coverage in such amounts and against such liabilities, casualties, losses, or risks as is customary or reasonable for entities engaged in First Gaston's businesses or as is required by applicable law or regulation; and, in the reasonable opinion of management of First Gaston, the insurance coverage provided under the First Gaston Policies is reasonable and adequate in all respects for First Gaston. Each of the First Gaston Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina, and First Gaston has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. First Gaston is not in default under the provisions of, has received notice of cancellation or nonrenewal of or any material premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any First Gaston Policy. There are no pending claims with respect to any First Gaston Policy (and there are no facts which would form the basis of any such claim), and First Gaston has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

             2.25 INSURANCE OF DEPOSITS. All deposits of First Gaston are
                  ---------------------
insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from First Gaston to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the best knowledge of management of First Gaston, are contemplated by the FDIC or otherwise to terminate such insurance.

          2.26 AFFILIATES. First Gaston has Previously Disclosed to Catawba and
               ----------
Bancshares a listing of those persons deemed by First Gaston as of the date of this Agreement to be "Affiliates" of First Gaston (as that term is defined in Rule 405 promulgated under the 1933 Act), including persons, trusts, estates, corporations, or other entities related to persons deemed to be Affiliates of First Gaston.

          2.27 OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT, OR TAX
               --------------------------------------------------------------
TREATMENT. To the best knowledge of management of First Gaston, there exists no
---------
fact or condition (including First Gaston's record of compliance with the Community Reinvestment Act) relating to First Gaston that may reasonably be expected to (i) prevent or materially impede or delay Bancshares or First Gaston from obtaining the regulatory approvals required in order to consummate the transactions described herein, (ii) prevent the Exchange from qualifying to be a reorganization under Section 368(a)(1)(B) of the Code, or (iii) prevent the Exchange from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to First Gaston, First Gaston shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to Catawba and Bancshares in writing.

          2.28 DISCLOSURE. To the best knowledge of management of First Gaston,
               ----------
no written statement, certificate, schedule, list, or other written information furnished by or on behalf of First Gaston to Catawba or Bancshares in connection with this Agreement (including, without limitation, information "Previously Disclosed" by First Gaston), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by First Gaston to Catawba or Bancshares is or will be a true and complete copy of such document, unmodified except by another document delivered by First Gaston.


                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF CATAWBA AND BANCSHARES

         Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 9.01 below) to First Gaston, Catawba and Bancshares hereby make the following representations and warranties to First
Gaston:

         3.01 ORGANIZATION; STANDING; POWER. Catawba and Bancshares each (i) is
              -----------------------------
duly organized and incorporated, validly existing, and in good standing under the laws of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease, and operate their respective properties and to carry on their respective business as now being conducted; (iii) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased, or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect on Catawba or Bancshares, and (iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on Catawba or Bancshares.

         3.02 BANCSHARES' CAPITAL STOCK. Bancshares authorized capital stock
              -------------------------
consists of 9,000,000 shares of common stock, $1.00 par value per share and 1,000,000 shares of preferred stock, no par value per share. As of May 31, 2001, 1,644,886 shares of Bancshares Stock were issued and outstanding, which constitute Bancshares' only issued and outstanding securities.

         Each outstanding share of Bancshares Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable, (ii) has not been issued in violation of the preemptive rights of any shareholder, and (iii) his been issued pursuant to and in compliance with the requirement of a registration statement or an applicable exemption from registration requirements under the 1933 Act.

         3.03    SUBSIDIARIES.
                 ------------

                 A. (i) Schedule 3.03 hereto is a list of all of Catawba's and Bancshares' Subsidiaries (defined below) together with the jurisdiction of organization of each such Subsidiary, (ii) Catawba and Bancshares own, directly or indirectly, all the issued and outstanding equity securities of each of their respective Subsidiaries, (iii) no equity securities of any of their respective Subsidiaries are or may become required to be issued (other than to Catawba, Bancshares or their respective wholly-owned Subsidiaries) by reason of any contractual right or obligation or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries are or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to Catawba, Bancshares or their respective wholly-owned Subsidiaries), (v) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities; (vi) all of the equity securities of each Subsidiary held by Catawba, Bancshares, or their respective Subsidiaries are fully paid and nonassessable (except to the extent the common stock of Catawba is assessable as set forth in N.C.G.S. 53-42), are owned by Catawba, Bancshares, or their respective Subsidiaries free and clear of any liens, charges, encumbrances or security interests, have been duly authorized, and are validly issued and outstanding; (vii) none of the equity securities of any Subsidiary held by Catawba or Bancshares have been issued in violation of the preemptive rights of any shareholder, and all such securities have been issued pursuant to a valid and effective registration statement or pursuant to and in compliance with the requirement of an applicable exemption from the registration requirements under the 1933 Act.

                 B. As used in this Agreement, "Subsidiary" shall have the meaning as described to that term in Rule 1-02 of Regulation S-X of the SEC.

                 C. Catawba and Bancshares do not own beneficially, directly or indirectly, any equity securities or similar interests of any entity, or any interest in a partnership or joint venture of any kind, other than their respective Subsidiaries.

                  D. Each of Catawba's and Bancshares' Subsidiaries is duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on Catawba or Bancshares.

             3.04 CONVERTIBLE SECURITIES, OPTIONS, ETC. With the exception of
                  ------------------------------------
options to purchase an aggregate of 233,657 shares of Bancshares Stock which have been issued and are outstanding under the 1996 Incentive Stock Option Plan and the 1996 Nonqualified Stock Option Plan (collectively the "Bancshares Stock Plans"), neither Catawba nor Bancshares have any outstanding (1) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Bancshares Stock or any other securities of Catawba or Banchshares; (ii) options, warrants, rights, calls, or other commitments of any nature which entitle any person to receive or acquire any shares of Bancshares Stock or any other securities of Catawba or Bancshares; or (iii) plan, agreement or other arrangement pursuant to which shares of Bancshares Stock or any other securities of Catawba or Bancshares, or options, warrants, rights, calls, or other commitments of any nature pertaining thereto, have been or may be issued.

             3.05 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has
                  ---------------------------------------
been duly and validly approved by Catawba's and Bancshares' Boards of Directors in the manner required by law and subject only to approval of this Agreement by the shareholders of Catawba and Bancshares in the manner required by law (as contemplated by Paragraph 6.01.A. below) and by the applicable regulatory authorities (as contemplated by Paragraph 6.02 below), (i) Catawba and Bancshares have the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate action required to authorize Catawba and Bancshares to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein has been duly and properly taken, and (iii) this Agreement has been duly executed on behalf of Catawba and Bancshares, and (assuming due authorization, execution and delivery by Bancshares and Catawba) constitutes a valid and binding agreement of Catawba and Bancshares, enforceable in accordance with its terms (except to the extent enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally; and (b) by legal and equitable limitations on the availability of injunctive relief, specific performance, and other equitable remedies), and (c) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

         3.06 VALIDITY OF TRANSACTIONS, ABSENCE OF REQUIRED CONSENTS OR WAIVERS.
              -----------------------------------------------------------------
Except where the same would not have a Material Adverse Effect on Catawba or Bancshares, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Catawba or Bancshares with any of its obligations or agreements contained herein, will: (1) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Catawba's or Bancshares' Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Catawba or Bancshares is bound or by which it, its business, capital stock, or any properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction, or encumbrance upon any of Catawba's or Bancshares' properties or assets; (iii) violate any applicable federal or state statute, law, rule, or regulation, or any judgment, order, writ, injunction, or decree of any court, administrative or regulatory agency, or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Catawba or Bancshares; or (v) interfere with or otherwise adversely affect Catawba's or Bancshares' ability to carry on its business as presently conducted.

         No consents, approvals, or waivers are required to be obtained from any person or entity in connection with Catawba's or Bancshares' execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Bancshares' shareholders as described in Paragraph 7.01.D. below and of governmental or regulatory authorities as described in Paragraph 7.01.A. below, and other consents or approvals, the failure of which to obtain would not have a Material Adverse Effect on Catawba or Banchshares or their respective abilities to consummate the Exchange.

         3.07 CATAWBA'S AND BANCSHARES' BOOKS AND RECORDS. Catawba's and
              -------------------------------------------
Bancshares' respective books of account and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Catawba's or Bancshares' respective items of income and expense and all of its assets, liabilities, and stockholders' equity. The minute books of Catawba and Bancshares accurately reflect in all material respects the corporate actions which their shareholders and Boards of Directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to First Gaston and its representatives.

         3.08 REPORTS. Catawba and Bancshares have filed all reports,
              -------
registrations, and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the Commissioner, (iii) the SEC, (iv) the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and (v) any other governmental or regulatory authorities having jurisdiction over Catawba or Bancshares. All such reports, registrations, and statements filed by Catawba or Bancshares with the FDIC, the Commissioner, the SEC, the Federal Reserve, or other such regulatory authority are collectively referred to herein as the "Catawba Reports." As of their respective dates, each Catawba Report complied in all material respects with all the statutes, rules, and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and neither Catawba nor Bancshares has been notified by any such governmental or regulatory authority that any such Catawba Report was deficient in any material respect as to form or content. Following the date of this Agreement, Catawba and Bancshares shall deliver to First Gaston, simultaneous with the filing thereof, a copy of each Catawba Report.

         3.09 FINANCIAL STATEMENTS. Bancshares has delivered to First Gaston (1)
              --------------------
a copy of its audited consolidated balance sheets as of December 31, 2000 and 1999, and its audited consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2000 and 1999, together with notes thereto (the "Catawba Financial Statements"), and (ii) a copy of its unaudited consolidated balance sheet as of March 31, 2001 and its unaudited statement of operations for the three months ended March 31, 2001 (the "Catawba Interim Financial Statements"). Following the date of this Agreement, Bancshares promptly will deliver to First Gaston all other annual or interim financial statements prepared by or for Bancshares. The Catawba Financial Statements and the Catawba Interim Financial Statements (including any related notes and schedules thereto) (i) are in accordance with Bancshares' books and records, and (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly in all material respects Bancshares' consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equities, and changes in cash flows as of the dates indicated and for the periods specified therein. The Catawba Financial Statements have been audited and certified by Bancshares' independent certified public accountants, Dixon Odom PLLC.

         3.10 TAX RETURNS AND OTHER TAX MATTERS. (i) Catawba and Bancshares have
              ---------------------------------
timely filed or caused to be filed all federal, state, and local tax returns and reports which are required by law to have been filed, and to the best knowledge of management of Catawba and Bancshares, all such returns and reports were true, correct, and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state, and local income, profits, franchise, sales, use, occupation, property, excise, and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Catawba or Bancshares or their respective property have been fully paid, and, to the best knowledge of management of Catawba and Bancshares, with respect to any such taxes to become due from Catawba or Bancshares for any period or periods through and including March 31, 2001, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Catawba Financial Statements; (iii) Catawba and Bancshares have not received any indication of the pendency of any audit or examination in connection with any tax return or report and have no knowledge that any such return or report is subject to adjustment; and (iv) Catawba and Bancshares have not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Catawba or Bancshares have been provided for in the Catawba Financial Statements in all material respects.

         3.11 ABSENCE OF MATERIAL ADVERSE CHANGES OR Certain OTHER EVENTS.
              -----------------------------------------------------------

         (i) Since December 31, 2000, Catawba and Bancshares have conducted their business only in the ordinary course and there has been no Material Adverse Change, and there has occurred no event or development and there currently exists no condition or circumstance to the best knowledge of management of Catawba or

Bancshares which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in a Material Adverse Change, in or affecting Bancshares' consolidated financial condition or results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations.

         (ii) Since December 31, 2000, and other than in the ordinary course of its business including its normal salary review for 2001, all as Previously Disclosed to First Gaston, Catawba and Bancshares have not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation, or general benefits payable to their employees, suffered any loss, destruction, or damage to any of their properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

         3.12 ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously
              ----------------------------------
Disclosed, Catawba and First Gaston have no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent, or otherwise, whether due or to become due (including, without limitation, tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Catawba Financial Statements or the Catawba Interim Financial Statements, (ii) obligations or liabilities incurred in the ordinary course of its business since March 31, 2001, or (iii) obligations or liabilities which are not reasonably likely to, individually or in the aggregate, cause a Material Adverse Change in Catawba or Bancshares.

         3.13 COMPLIANCE WITH EXISTING OBLIGATIONS. Catawba and Bancshares have
              ------------------------------------
performed in all material respects all obligations required to be performed by them under, and they are not in default in any material respect under, or in violation in any material respect of, the terms and conditions of their Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding, or other undertaking (whether oral or written) to which Catawba or Bancshares is bound or by which they, their business, capital stock, or any of their properties or assets may be affected, which default or violation would have a Material Adverse Effect on Catawba or Bancshares.

         3.14 LITIGATION AND COMPLIANCE WITH LAW.
              ----------------------------------

              (i) There are no actions, suits, arbitrations, controversies, or other proceedings or investigations (or, to the best knowledge and belief of management of Catawba and Bancshares, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending, or, to the best knowledge and belief of management of Catawba and Bancshares, threatened, contemplated, or probable of assertion, against, relating to, or otherwise affecting Catawba or Bancshares or any of their respective properties or assets which, if determined adversely, could result in liability on the part of Catawba or Bancshares for, or subject it to, monetary damages, fines, or penalties, or an injunction, and which could have a Material Adverse Effect on Catawba's or Bancshare's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations or on the ability of Bancshares to consummate the Exchange;

              (ii) Catawba and Bancshares have all licenses, permits, orders, authorizations, or approvals ("Catawba Permits") of any federal, state, local, or foreign governmental or regulatory body that are material to or necessary for the conduct of their business or to own, lease, and operate its properties, all such Catawba Permits are in full force and effect, except where the failure to be in force and effect would not have a Material Adverse Effect on Catawba or Bancshares; no violations are or have been recorded in respect of any such Catawba Permits; and no proceeding is pending or, to the best knowledge of management of Catawba or Bancshares, threatened or probable of assertion to suspend, cancel, revoke, or limit any Catawba Permit;

              (iii) Catawba and Bancshares are not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, or other similar agreement, order, directive, memorandum, or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance, or otherwise; there are no judgments, orders, stipulations, injunctions, decrees, or awards against Catawba or Bancshares which in any manner limit, restrict, regulate, enjoin, or prohibit any present or past business or practice of Catawba or Bancshares; and neither Catawba nor Bancshares has been advised that any regulatory or other governmental authority or any court is contemplating, threatening, or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree, or award; and,

              (iv) Neither Catawba nor Bancshares is in violation or default in any material respect under, and Catawba and Bancshares have complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, or decrees of any court or federal, state, municipal, or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties, or assets (including, without limitation, all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Catawba or Bancshares) and, to the best knowledge of management of Catawba and Bancshares, there is no basis for any claim by any person or authority for compensation, reimbursement, or damages or otherwise for any violation of any of the foregoing that would have any Material Adverse Effect on the financial condition of Catawba or Bancshares.

         3.15 REAL PROPERTIES. Catawba and Bancshares have Previously Disclosed
              ---------------
to First Gaston a listing of all real property owned or leased by Catawba or Bancshares and their respective Subsidiaries (including, without limitation, banking facilities and all other real estate or foreclosed properties owned by Catawba or Bancshares) (the "Catawba Real Property") and all leases, if any, pertaining to any such Catawba Real Property to which Catawba or Bancshares is a party (the "Catawba Real Property Leases"). With respect to all Catawba Real Property owned by Catawba or Bancshares, Catawba and Bancshares have good and marketable title to such Catawba Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects, and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially and adversely affect the value of the Catawba Real Property and which do not and will not materially detract from, interfere with, or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Catawba Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Catawba or Bancshares or their lessor or which, with the passage of time or the giving of required notices, will or could constitute such an event of default, and (iii) the execution and delivery of this Agreement does not constitute an event of default thereunder.

         To the best knowledge of management of Catawba or Bancshares, the Catawba Real Property complies in all material respects with all applicable federal, state, and local laws, regulations, ordinances, or orders of any governmental authority, including those relating to zoning, building and use permits, and the Catawba Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

          All improvements and fixtures included in or on the Catawba Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which materially interferes with Catawba's or Bancshares' use or materially and adversely affects the economic value thereof.

         3.16 LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.
              --------------------------------------------

              (i) All loans, accounts, notes and other receivables reflected as assets on Catawba's or Bancshares' books and records (a) have resulted from bona fide business transactions in the ordinary course of Catawba's or Bancshares' operations, (b) in all material respects were made in accordance with Catawba's or Bancshares' customary loan policies and procedures, and (c) are owned by Catawba or Bancshares free and clear of all liens, encumbrances, assignments, participation or repurchase agreements, or other exceptions to title or to the ownership or collection rights of any other person or entity.

              (ii) All records of Catawba and Bancshares regarding all outstanding loans, accounts, notes, and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which Catawba's or Bancshares' loan documentation indicates is secured by any real or personal property or property rights ("Catawba Loan Collateral"), such loan is secured by valid, perfected, and enforceable liens on all such Catawba Loan Collateral having the priority described in Catawba's or Bancshares' records of such loan.

              (iii) Each loan reflected as an asset on Catawba's and Bancshares' books, and each guaranty therefor, is the legal, valid, and binding obligation of the obligor or guarantor thereon, and to the best knowledge of management of Catawba and Bancshares no defense, offset, or counterclaim has been asserted with respect to any such loan or guaranty.

              (iv) Catawba and Bancshares has Previously Disclosed to First Gaston a listing of (a) each loan, extension of credit, or other asset of Catawba or Bancshares which, as of May 31, 2001, is classified by the FDIC, the Commissioner, or by Catawba or Bancshares as "Loss", "Doubtful", "Substandard", or "Special Mention" (or otherwise by words of similar import), or which Catawba or Bancshares has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (b) each loan or extension of credit of Catawba or Bancshares which, as of May 31, 2001, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy, or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

              (v) To the best knowledge of management of Catawba or Bancshares, each of Catawba's or Bancshares' loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of Catawba's or Bancshares' business in an amount which is not less than the amount at which it is carried on Catawba's or Bancshares' books and records.

         3.17 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by
              ------------------------------------
Catawba and Bancshares (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances, or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Catawba or Bancshares to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of Catawba's or Bancshares' business to secure public funds deposits and in connection with repurchase agreements with customers and Federal Home Loan Bank borrowings). There are no voting trusts or other agreements or undertakings to which Catawba or Bancshares is a party with respect to the voting of any such securities.

         Except for fluctuations in the market values of United States Treasury and agency securities, municipal securities, or other debt securities since May 31, 2001, there has been no material deterioration or Material Adverse Change in the quality, or any material decrease in the value, of Catawba's or Bancshares' securities portfolio.

         3.18 PERSONAL PROPERTY AND OTHER ASSETS. All assets of Catawba and
              ----------------------------------
Bancshares (including, without limitation, all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of Catawba or Bancshares or otherwise used by Catawba or Bancshares in the operation of its business) are owned by Catawba or Bancshares free and clear of all liens, leases, encumbrances, title defects, or exceptions to title. All of Catawba's or Bancshares' banking and other equipment is in good operating condition and repair, ordinary wear and tear excepted.

         3.19 ENVIRONMENTAL MATTERS. Catawba and Bancshares have Previously
              ---------------------
Disclosed and provided to First Gaston copies of all written reports, correspondence, notices, or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions, or proceedings, past or pending, of the Catawba Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Catawba Real Property, any Loan Collateral, or otherwise involving Catawba or Bancshares.

          To the knowledge of management of Catawba and Bancshares:

              (i) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, or clean-up, in a reportable or regulated quantity, of any hazardous, toxic, or otherwise regulated materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenols, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance, or material defined as such by the United States Environmental Protection Agency or any other federal, state, or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from, or relating to any parcel of the Catawba Real Property;

              (ii) Catawba and Bancshares have not violated any federal, state, or local law, rule, regulation, order, permit, or other requirement relating to health, safety, or the environment or imposing liability, responsibility, or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders, and other requirements being herein collectively referred to as "Environmental Laws"), and, there has been no violation of any Environmental Laws (including any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Catawba or Bancshares is or may be responsible or liable;

              (iii) Catawba and Bancshares are not subject to any pending claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs, or expenses of any kind and nature which arise out of, under, or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, or clean-up of any Hazardous Substances on, from, or relating to the Catawba Real Property or any Catawba Loan Collateral, by Catawba or Bancshares or any other person or entity; and;

              (iv) No facts, events, or conditions relating to the Catawba Real Property or any Catawba Loan Collateral, or the operations of Catawba or Bancshares at any of their respective office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial, or corrective actions, obligations, or liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise) pursuant to Environmental Laws.

          For purposes of this Agreement, "Environmental Laws" shall include:

              (i) all federal, state, and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

              (ii)  all contractual agreements, and

              (iii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any Hazardous Substances (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act, and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective
Time) be defined or in effect.

         3.20 ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. All negotiations
              -------------------------------------------
relative to this Agreement and the transactions described herein have been carried on by Catawba and Bancshares directly with First Gaston; no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Catawba or Bancshares or their Boards of Directors, as a broker, finder, or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and neither Catawba nor Bancshares have agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

         3.21 MATERIAL CONTRACTS. Except as Previously Disclosed, neither
              ------------------
Catawba nor Bancshares is a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $25,000 (i) which is material to Catawba or Bancshares and was not entered into in the ordinary course of business, (ii) which involves hedging, options, or any similar trading activity, or interest rate exchanges or swaps, (iii) which commits Catawba or Bancshares to extend any loan or credit (with the exception of letters of credit, lines of credit, and loan commitments extended in the ordinary course of Catawba's or Bancshares' business), (iv) which involves the purchase or sale of any assets of Catawba or Bancshares, or the purchase, sale, issuance, redemption, or transfer of any capital stock or other securities issued by Catawba or Bancshares, or (v) with any director or officer of Catawba or Bancshares (including, without limitation, any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of Catawba's or Bancshare's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

         3.22 EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. Catawba and Bancshares (i)
              --------------------------------------
have paid in full to or accrued on behalf of all its directors, officers, and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when Catawba or Bancshares have a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (ii) is in compliance with all federal, state, and local laws, statutes, rules, and regulations with regard to employment and employment practices, terms and conditions, and wages and hours, and other compensation matters; and no person has, to the best knowledge of management of Catawba and Bancshares, asserted that Catawba or Bancshares is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

         There is no action, suit, or proceeding by any person pending or, to the best knowledge of management of Catawba and Bancshares, threatened, against Catawba or Bancshares (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge, or similar claims.

         Neither Catawba nor Bancshares is a party to or bound by any collective bargaining agreement with any of its employees, any labor union, or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage, or strike involving Catawba or Bancshares and any of its employees, or any pending or threatened proceeding in which it is asserted that Catawba or Bancshares has committed an unfair labor practice; and management of Catawba and Bancshares is not aware of any activity involving them or any of their employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

         3.23 EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS.
              ---------------------------------------------

              (i) Neither Catawba nor Bancshares is a party to or bound by any employment agreements with any of their respective directors, officers, or employees, except for the employment agreement between Catawba and R. Steve Aaron ("Aaron"), dated January 1, 1999.

              (ii) Catawba and Bancshares have Previously Disclosed and have delivered or made available to First Gaston prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, programs, arrangements or agreements, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Catawba or Bancshares for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Catawba Benefit Plans"). Schedule 3.23 identifies each such Catawba Benefit Plan, and further identifies each person who receives benefits under, or is or may become eligible to receive benefits under, each such Catawba Benefit

Plan. Without limiting the foregoing, Schedule 3.23 also identifies each person for whom Catawba or Bancshares has agreed to provide "lifetime" health benefits and describes the extent of Catawba's or Bancshares' obligations in that regard. Any of the Catawba Benefit Plans which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan." No ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Code) or is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA, except as described on Schedule 3.23. Neither Catawba nor Bancshares has ever been required to contribute to a multi-employer plan, as defined in Section 3(37) of ERISA.

              (iii) All Catawba Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Code, and any other applicable laws, rules, or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Catawba or Bancshares. Each ERISA Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and management of Catawba and Bancshares is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the best knowledge of management of Catawba and Bancshares, neither Catawba nor Bancshares has engaged in a transaction with respect to any Catawba Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Catawba or Bancshares to a tax imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Catawba or Bancshares.

              (iv) Neither Catawba nor Bancshares has liability for retiree health and life benefits under any of the Catawba Benefit Plans and there are no restrictions on the rights of Catawba or Bancshares to amend or terminate any such Plan without incurring any liability thereunder, except as set forth on
Schedule 3.23.

              (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Catawba or Bancshares from Catawba or Bancshares under any Catawba Benefit Plan or otherwise, (b) increase any benefits otherwise payable under any Catawba Benefit Plan or otherwise, or (c) result in any acceleration of the time of payment or vesting of any such benefit, except as set forth on Schedule 3.23.

              (vi) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Catawba or Bancshares and its beneficiaries have been fully reflected on the Catawba Financial Statements to the extent required by and in accordance with GAAP. Any adjustments necessary will be made prior to the earlier of Closing and December 31, 2001.

         3.24 INSURANCE. Catawba and Bancshares have in effect such policies of
              ---------
general liability, casualty, directors and officers liability, employee fidelity, errors and omissions, and other property and liability insurance (including without limitation a "banker's blanket bond") as have been Previously Disclosed to First Gaston (the "Catawba Policies"). The Catawba Policies provide coverage in such amounts and against such liabilities, casualties, losses, or risks as is customary or reasonable for entities engaged in Catawba's or Bancshares' businesses or as is required by applicable law or regulation; and, in the reasonable opinion of management of Catawba or Bancshares, the insurance coverage provided under the Catawba Policies is reasonable and adequate in all respects for Catawba or Bancshares. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina, and Catawba and Bancshares have taken all requisite actions (including the giving of required notices) under each such Catawba Policy in order to preserve all rights thereunder with respect to all matters. Neither Catawba nor Bancshares is in default under the provisions of, has received notice of cancellation or nonrenewal of or any material premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Catawba Policy. There are no pending claims with respect to any Catawba Policy (and there are no facts which would form the basis of any such claim), and neither Catawba nor Bancshares has any knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

         3.25 INSURANCE OF DEPOSITS. All deposits of Catawba are insured by the
              ---------------------
Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Catawba to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the best knowledge of management of Catawba, are contemplated by the FDIC or otherwise to terminate such insurance.

          3.26 AFFILIATES. Catawba and Bancshares have Previously Disclosed to
               ----------
First Gaston a listing of those persons deemed by Catawba and Bancshares as of the date of this Agreement to be "Affiliates" of Catawba or Bancshares (as that term is defined in Rule 405 promulgated under the 1933 Act), including persons, trusts, estates, corporations, or other entities related to persons deemed to be Affiliates of Catawba or Bancshares.

          3.27 OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT, OR TAX
               --------------------------------------------------------------
TREATMENT. To the best knowledge of management of Catawba and Bancshares, there
---------
exists no fact or condition (including Catawba's record of compliance with the Community Reinvestment Act) relating to Catawba or Bancshares that may reasonably be expected to (i) prevent or materially impede or delay Catawba, Bancshares or First Gaston from obtaining the regulatory approvals required in order to consummate transactions described herein, (ii) prevent the Exchange from qualifying to be a reorganization under Section 368(a)(1)(B) of the Code, or (iii) prevent the Exchange from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to Catawba or Bancshares, Catawba or Bancshares shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to First Gaston in writing.

         3.28 DISCLOSURE. To the best knowledge of management of Catawba and
              ----------
Bancshares, no written statement, certificate, schedule, list, or other written information furnished by or on behalf of Catawba or Bancshares to First Gaston in connection with this Agreement (including, without limitation, information "Previously Disclosed" by Catawba or Bancshares), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Catawba or Bancshares to First Gaston is or will be a true and complete copy of such document, unmodified except by another document delivered by Catawba or Bancshares.


                                   ARTICLE IV
                            COVENANTS OF FIRST GASTON

         4.01 AFFIRMATIVE COVENANTS OF FIRST GASTON. First Gaston hereby
              -------------------------------------
covenants and agrees as follows with Catawba and Bancshares:

              A. "AFFILIATES" OF FIRST GASTON. First Gaston will use its best
                  ---------------------------
efforts to cause each person who is an Affiliate of First Gaston (as defined in Paragraph 2.26 above), to execute and deliver to Catawba and Bancshares at least five (5) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Bancshares Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to Catawba and Bancshares. Certificates for the shares of Bancshares Stock issued to Affiliates of First Gaston shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

              B. NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution
                 -----------------------------------
of this Agreement and up to the Effective Time, First Gaston promptly will notify Catawba and Bancshares in writing of and provide to them such information as either of them shall request regarding (1) any Material Adverse Change or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such Material Adverse Change, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation, or warranty of First Gaston herein, or any information that has been Previously Disclosed by First Gaston to Catawba or Bancshares, to be or become materially inaccurate, misleading, or incomplete, or which has resulted or may or could cause, create, or result in the material breach or violation of any of First Gaston's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.03 below.

              C. FURTHER ACTION; INSTRUMENTS OF TRANSFER, ETC. First Gaston
                 --------------------------------------------
covenants and agrees with Catawba and Bancshares that it (i) will use its reasonable best efforts in good faith to take or cause to be taken all action reasonably required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date,
(ii) shall perform all acts and execute and deliver to Catawba and Bancshares all documents or instruments reasonably required herein or as otherwise shall be reasonably necessary or useful to or reasonably requested by either of them in consummating such transactions, and, (iii) will cooperate with Catawba and Bancshares in every reasonable way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

        4.02. NEGATIVE COVENANTS OF FIRST GASTON. First Gaston hereby covenants
              ----------------------------------
and agrees that, between the date hereof and the Effective Time, neither First Gaston nor any First Gaston Subsidiary will do any of the following things or take any of the following actions without the prior written consent and authorization of Catawba and Bancshares:

              A. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. First Gaston
                 -------------------------------------------------
will not amend its Articles of Incorporation or Bylaws (except as may be required by applicable law or regulation).

              B. CHANGE IN CAPITAL STOCK. First Gaston will not (1) make any
                 -----------------------
change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine, or split any shares of its capital stock or other securities issued by First Gaston, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

              C. OPTIONS, WARRANTS, AND RIGHTS. First Gaston will not grant or
                 -----------------------------
issue any options, warrants, calls, puts, or other rights of any kind relating to the purchase, redemption, or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

              D. DIVIDENDS. First Gaston will not declare or pay any dividends
                 ---------
or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

              E. EMPLOYMENT, BENEFIT, OR RETIREMENT AGREEMENTS OR PLANS. Except
                 ------------------------------------------------------
as required by law, First Gaston will not (i) enter into or become bound by any contract, agreement, or commitment for the employment or compensation of any officer, employee, or consultant which is not immediately terminable by First Gaston without cost or other liability on no more than thirty (30) days notice;
(ii) adopt, enter into, or become bound by any new or additional profit-sharing, bonus, incentive, change in control, or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life, or other), or similar contract, agreement, commitment, understanding, plan, or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees, or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

              F. ACCOUNTING PRACTICES. Neither First Gaston nor any First Gaston
                 --------------------
Subsidiary will make any changes in its accounting methods, practices, or procedures or in depreciation or amortization policies, schedules, or rates heretofore applied (except as required by GAAP or governmental regulations).

              G. CHANGES IN BUSINESS PRACTICES. Except as may be required by the
                 -----------------------------
FDIC, the Commissioner, or any other governmental or other regulatory agency or as shall be required by applicable law, regulation, or this Agreement, neither First Gaston nor any First Gaston Subsidiary will (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or
(iii) change in any material respect its lending, investment, asset-liability management, or other material banking or business policies (except to the extent required by Paragraph 4.01.C. above).

                                    ARTICLE V
                       COVENANTS OF CATAWBA AND Bancshares

          5.01 AFFIRMATIVE COVENANTS OF CATAWBA AND BANCSHARES. Catawba and
               -----------------------------------------------
Bancshares hereby covenant and agree as follows with First Gaston:

               A. "AFFILIATES". Catawba and Bancshares will use their best
                   ----------
efforts to cause each person who is an Affiliate of Catawba or Bancshares (as defined in Paragraph 3.26 above), to execute and deliver to Catawba or Bancshares at least five (5) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Bancshares Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to First Gaston. Certificates for the shares of Bancshares Stock issued to Affiliates of Catawba or Bancshares shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

              B. NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of
                 -----------------------------------
this Agreement and up to the Effective Time, Catawba and Bancshares promptly will notify First Gaston in writing of and provide to them such information as either of them shall request regarding (1) any Material Adverse Change in Catawba's or Bancshares' and each of their respective Subsidiary's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties, or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such Material Adverse Change, or (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation, or warranty of Catawba or Bancshares herein, or any information that has been Previously Disclosed by Catawba or Bancshares to First Gaston, to be or become materially inaccurate, misleading, or incomplete, or which has resulted or may or could cause, create, or result in the material breach or violation of any of Catawba's or Bancshares' covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.03 below.

              C. FURTHER ACTION; INSTRUMENTS OF TRANSFER, ETC. Catawba and
                 --------------------------------------------
Bancshares covenant and agree with First Gaston that they (i) will use their reasonable best efforts in good faith to take or cause to be taken all action reasonably required of them hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date, (ii) shall perform all acts and execute and deliver to First Gaston all documents or instruments reasonably required herein or as otherwise shall be reasonably necessary or useful to or reasonably requested by either of them in consummating such transactions, and, (iii) will cooperate with First Gaston in every reasonable way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

              D. RECONSTITUTION OF BANCSHARES' BOARD OF DIRECTORS. Bancshares
                 ------------------------------------------------
agrees to cause its Board of Directors, effective immediately after the Effective Time, to be reconstituted and to be comprised of eight (8) individuals, four (4) of whom shall be current members of the Board of Directors of Bancshares (with R. Steve Aaron being one of such four individuals) and four
(4) of whom shall be current members of the Board of Directors of First Gaston (with W. Alex Hall being one of the four individuals). Bancshares shall cause such resignations from its current Board of Directors so as to fulfill this covenant and such remaining Directors shall appoint the four (4) First Gaston Directors to fill the vacancies so created. Bancshares' directors and shareholders shall take the appropriate actions to achieve the amendment of Bancshares' bylaws to reduce the minimum number of directors from nine (9) to eight (8).

        5.02. NEGATIVE COVENANTS OF CATAWBA AND BANCSHARES. Catawba and
              --------------------------------------------
Bancshares hereby covenant and agree that, between the date hereof and the Effective Time, neither Catawba nor Bancshares will do any of the following things or take any of the following actions without the prior written consent and authorization of First Gaston:

              A. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Neither
                 -------------------------------------------------
Catawba nor Bancshares will amend its Articles of Incorporation or Bylaws (except as required under Paragraph 7.01.D. of this agreement or may be required by applicable law or regulation).

              B. CHANGE IN CAPITAL STOCK. Neither Catawba nor Bancshares will
                 -----------------------
(1) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (ii) issue, sell, purchase, redeem, retire, reclassify, combine, or split any shares of its capital stock or other securities issued by Catawba or Bancshares or any Catawba or Bancshares Subsidiary, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

              C. OPTIONS, WARRANTS, AND RIGHTS. Neither Catawba nor Bancshares
                 -----------------------------
will grant or issue any options, warrants, calls, puts, or other rights of any kind relating to the purchase, redemption, or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

              D. DIVIDENDS. Neither Catawba nor Bancshares will declare or pay
                 ---------
any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders other than the $0.06 per share dividend scheduled for payment to Bancshares' shareholders in November 2001.

              E. EMPLOYMENT, BENEFIT, OR RETIREMENT AGREEMENTS OR PLANS. Except
                 ------------------------------------------------------
as required by law, neither Catawba nor Bancshares will (i) enter into or become bound by any contract, agreement, or commitment for the employment or compensation of any officer, employee, or consultant which is not immediately terminable by Catawba or Bancshares without cost or other liability on no more than thirty (30) days notice; (ii) adopt, enter into, or become bound by any new or additional profit-sharing, bonus, incentive, change in control, or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life, or other), or similar contract, agreement, commitment, understanding, plan, or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees, or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

              F. ACCOUNTING PRACTICES. Neither Catawba nor Bancshares will make
                 --------------------
any changes in its accounting methods, practices, or procedures or in depreciation or amortization policies, schedules, or rates heretofore applied (except as required by GAAP or governmental regulations).

              G. CHANGES IN BUSINESS PRACTICES. Except as may be required by the
                 -----------------------------
FDIC, the Commissioner, the SEC, the Federal Reserve, or any other governmental or other regulatory agency or as shall be required by applicable law, regulation, or this Agreement, neither Catawba nor Bancshares will (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business, or (iii) change in any material respect its lending, investment, asset-liability management, or other material banking or business policies (except to the extent required by Paragraph 5.01.C. above).

                                   ARTICLE VI
                                MUTUAL AGREEMENTS

         6.01 SHAREHOLDER APPROVALS; REGISTRATION STATEMENT; PROXY
              -----------------------------------------------------
STATEMENT/PROSPECTUS; LISTING APPLICATION.
-----------------------------------------

              A. MEETINGS OF SHAREHOLDERS. First Gaston shall cause a special
                 ------------------------
meeting of its shareholders (the "First Gaston Shareholder Meeting") to be held for the purpose of First Gaston's shareholders voting on the approval of this Agreement and the transactions contemplated hereby. Bancshares shall cause a special meeting of its shareholders (the "Bancshares Shareholder Meeting") to be held for the purposes of voting on the Agreement including changing Bancshares' name to "United Community Banks, Inc." In connection with the call and conduct of and all other matters relating to the First Gaston Shareholder Meeting and the Catawba Shareholder Meeting (including the solicitation of proxies), First Gaston and Catawba shall fully comply with all provisions of applicable law and regulations and with their respective Articles of Incorporation and Bylaws.

              B. REGISTRATION STATEMENT. As soon as practicable following
                 ----------------------
the execution of this Agreement, Catawba, Bancshares, and First Gaston shall in consultation with each other prepare, and Bancshares shall file with the SEC, a registration statement on Form S-4 (or on such other form as Bancshares shall determine to be appropriate) (the "Registration Statement") covering the Bancshares Stock to be issued to shareholders of First Gaston pursuant to this Agreement, and will use their respective reasonable best efforts in good faith to see that the Registration Statement is declared effective by the SEC under the 1933 Act. Additionally, Bancshares and First Gaston shall in consultation with each other take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the Bancshares Stock to be issued upon consummation of the Exchange, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws,
(ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock.

              C. PREPARATION AND DISTRIBUTION OF JOINT PROXY
                 -------------------------------------------
STATEMENT/PROSPECTUS. Bancshares and First Gaston jointly will prepare a "Proxy
--------------------
Statement/Prospectus" for distribution to both First Gaston's and Bancshares shareholders as the proxy statement relating to their solicitation of proxies for use at the First Gaston Shareholder Meeting, the Bancshares Shareholder Meeting, and as Bancshares' prospectus relating to the offer and distribution of Bancshares Stock as described herein. The Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the First Gaston Shareholder Meeting, the Bancshares Shareholders Meeting, and this Agreement, the parties hereto, and the transactions described or contemplated herein as is required by applicable law and regulations and otherwise as shall be agreed upon by First Gaston and Bancshares. Bancshares shall include the Proxy Statement/Prospectus as the prospectus in the Registration Statement. First Gaston shall cause the Proxy Statement/Prospectus to be filed with the FDIC for review; and each party hereto will cooperate with the others in good faith and will use its respective reasonable best efforts in good faith to respond to any comments of the FDIC or the SEC thereon.

              First Gaston and Bancshares will mail the Proxy
Statement/Prospectus to its shareholders as soon as practicable following the date on which it is cleared by the FDIC and the Registration Statement is declared effective by the SEC.

              D. RECOMMENDATION OF FIRST GASTON'S AND BANCSHARES' BOARDS OF
                 ----------------------------------------------------------
DIRECTORS. Unless, due to a material change in circumstances or for any other
---------
reason either First Gaston's or Bancshares' Board of Directors reasonably believes, based on a written opinion of outside counsel, that such a recommendation would violate the directors' duties or obligations as such to First Gaston, Bancshares, or to their respective shareholders under applicable law, including, without limitation, the Act, First Gaston's and Bancshares' Boards of Directors will recommend to and actively encourage their respective shareholders that they vote their shares of First Gaston Stock and Bancshares Stock at the First Gaston Shareholder Meeting and the Bancshares Shareholders Meeting to approve and adopt this Agreement and the Exchange, and the Proxy Statement/Prospectus mailed to First Gaston's and Bancshares' shareholders will so indicate and state that First Gaston's and Bancshares' Boards of Directors considers the Exchange to be advisable and in the best interests of First Gaston, Bancshares and their respective shareholders.

              E. INFORMATION FOR PROXY STATEMENT/PROSPECTUS AND REGISTRATION
                 -----------------------------------------------------------
STATEMENT. Bancshares, Catawba, and First Gaston each agrees to respond
---------
promptly, and to use its reasonable best efforts to cause its directors, officers, counsel, accountants, and affiliates to respond promptly to requests by any other party or its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus and the Registration Statement. Bancshares, Catawba, and First Gaston each hereby covenant that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

              F. LISTING APPLICATION. Bancshares shall use its reasonable best
                 -------------------
efforts to cause the shares of Bancshares Stock to be issued pursuant to this Agreement in the Exchange to be included in the Nasdaq SmallCap Market.

        6.02  REGULATORY APPROVALS. Promptly following the date of this
              --------------------
Agreement, Bancshares, Catawba, and First Gaston each shall use their respective reasonable best efforts in good faith to (i) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the Federal Reserve, and to any other applicable federal or state banking, securities, or other regulatory authority as may be required), and (ii) obtain all necessary regulatory approvals required for consummation of the transactions described herein. The parties shall cooperate in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements, or other material that may be required by the other party to complete any such application; and, before the filing thereof, each party to this Agreement (and its counsel) shall have the right to review and comment on the form and content of any such application to be filed by the other party. Should the appearance of any of the officers, directors, employees, or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

        6.03  ACCESS. Following the date of this Agreement and to and including
              ------
the Effective Time, First Gaston, Bancshares, and Catawba shall provide, and shall cause each of its Subsidiaries to provide, to each other and their employees, accountants, and counsel, access to all their respective books, records, files, and other information (whether maintained electronically or otherwise), to all their respective properties and facilities, and to all their respective employees, accountants, counsel, and consultants, for purposes of the conduct of such reasonable investigation and review as First Gaston, Catawba, and Bancshares and their employees, accountants, and counsel shall, in their sole discretion, consider to be necessary or appropriate; provided, however, that any such review conducted by First Gaston, Bancshares, or Catawba shall be performed in such a manner as will not interfere unreasonably with First Gaston's, Bancshares', or Catawba's normal operations, or with First Gaston's, Bancshares', or Catawba's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

        6.04  COSTS. Whether or not this Agreement shall be terminated or the
              -----
Exchange shall be consummated, First Gaston, Bancshares and Catawba each shall pay its own legal, accounting, and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including, without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of First Gaston, all fees owed to Smith Capital, Inc. for the cost of First Gaston's fairness opinion described in Paragraph 7.01.E. below, and, in the case of Bancshares, all fees owed to The Orr Group for the cost of Bancshares' fairness opinion described in Paragraph 7.01E. below). All costs incurred in connection with the printing and mailing of the Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid fifty percent (50%) by First Gaston and fifty percent (50%) by Bancshares.

        6.05  CONFIDENTIALITY. Catawba, Bancshares, and First Gaston each agrees
              ---------------
that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the others during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers, or financial condition of such other parties; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (1) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.05), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC, FDIC or other regulatory authorities in connection with the transactions described herein, or (iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law. Catawba, Bancshares, and First Gaston shall cause their respective Subsidiaries and affiliates, and all of their respective officers, directors, employees and agents to comply with the provisions of this Paragraph 6.08.

         In the event this Agreement is terminated for any reason, each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them or their Subsidiaries or affiliates during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers, or financial condition of such other parties.

         The parties' obligations of confidentiality under this Paragraph 6.05 shall survive and remain in effect following any termination of this Agreement.

        6.06  REORGANIZATION FOR TAX PURPOSES. Catawba, Bancshares, and First
              -------------------------------
Gaston each undertakes and agrees to use its reasonable best efforts to cause the Exchange to qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code, and that it will not intentionally take any action that would cause the Exchange to fail to so qualify.

        6.07  ACCOUNTING TREATMENT. Catawba, Bancshares, and First Gaston each
              --------------------
undertakes and agrees to use its reasonable best efforts to cause the Exchange to qualify to be treated as a "pooling-of-interests" for accounting purposes and that it will not intentionally take any action that would cause the Exchange to fail to so qualify.

                                   ARTICLE VII
                        CONDITIONS PRECEDENT TO EXCHANGE

        7.01  CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other
              --------------------------------------
provision of this Agreement to the contrary, the obligations of each of the parties to this

Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

              A. APPROVAL BY GOVERNMENTAL OR REGULATORY AUTHORITIES; NO
                 ------------------------------------------------------
DISADVANTAGEOUS CONDITIONS. (i) The Exchange and the other transactions
--------------------------
described herein shall have been approved, to the extent required by law, by the Federal Reserve and by all other governmental or regulatory agencies or authorities having jurisdiction over such transaction, (ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by Catawba, Bancshares, or First Gaston to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement as to render it inadvisable for such party to consummate the transactions contemplated herein;
(iii) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of any waiting period imposed by law or regulation following approval by the Federal Reserve, or other governmental or regulatory authority, no unwithdrawn objection to the transactions contemplated herein shall have been raised by the U.S. Department of Justice; and (iv) all other consents, approvals, and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

              B. EFFECTIVENESS OF REGISTRATION STATEMENT, COMPLIANCE WITH
                 --------------------------------------------------------
SECURITIES AND OTHER "BLUE SKY" REQUIREMENTS. The Registration Statement shall
--------------------------------------------
be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. Bancshares shall have taken all such actions, if any, as required by applicable state securities laws (i) to cause the Bancshares Stock to be issued upon consummation of the Exchange, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

              C. ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be
                 ------------------------------------
(i) any order, decree, or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Exchange or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Exchange or any of such other transactions contemplated herein by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Exchange or any other such transactions, or (iii) any suit, action, or proceeding by any person (including any governmental, administrative, or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit First Gaston, Bancshares, or Catawba from consummating the transactions contemplated herein or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action, or proceeding pending or threatened against First Gaston, Bancshares, or Catawba or any of their officers or directors which shall reasonably be considered by First Gaston, Bancshares, or Catawba to be materially burdensome in relation to the proposed transactions or materially adverse in relation to the financial condition of such corporation, and which has not been dismissed, terminated, or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof

              D. APPROVAL BY BOARDS OF DIRECTORS AND SHAREHOLDERS. The
                 ------------------------------------------------
Boards of Directors of First Gaston, Catawba, and Bancshares shall have duly approved and adopted this Agreement by appropriate resolutions and the shareholders of First Gaston and Bancshares shall have duly approved, ratified, and confirmed this Agreement and the transactions contemplated herein, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and Bylaws.

              E. APPROVAL OF CHARTER AMENDMENT. Bancshares' Board of
                 -----------------------------
Directors and shareholders shall have approved an amendment to Bancshares' Articles of Incorporation to authorize the name change of (i) Bancshares to "United Community Banks, Inc.", and that amendment should have been effected through filing of appropriate Articles of Amendment with the North Carolina Secretary of State, and (ii) an amendment to the bylaws of Bancshares to reduce the minimum number of directors from nine (9) to eight (8).

              F. FAIRNESS OPINIONS. First Gaston shall have received from
                 -----------------
Smith Capital, Inc. a written opinion, in form and substance satisfactory to First Gaston and its counsel, dated as of a date at least five (5) days prior to the mailing of materials to First Gaston's shareholders calling for a special meeting to vote on the Agreement, to the effect that the terms of the transactions contemplated herein are fair, from a financial point of view, to First Gaston and its shareholders. Bancshares shall have received from The Orr Group a written opinion, in form and substance satisfactory to Bancshares and counsel, dated as of a similar date to Bancshares' shareholders, to the effect that the terms of the transactions contemplated herein are fair, from a financial point of view, to Bancshares' shareholders.

              G. TAX OPINION. The parties shall have received, in form and
                 -----------
substance satisfactory to Catawba, Bancshares and First Gaston, an opinion of Dixon Odom PLLC substantially to the effect that: (1) for federal income tax, purposes, consummation of the Exchange will constitute a "reorganization" as defined in (S)368(a)(1)(B) of the Code; (ii) that no taxable gain will be recognized by a shareholder of First Gaston upon such shareholder's receipt of Bancshares Stock in exchange for his or her First Gaston Stock; (iii) that the basis of the Bancshares Stock received by the shareholder in the Exchange will be the same as his or her First Gaston Stock surrendered in exchange therefor; and (iv) that, if First Gaston Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the Bancshares Stock received by the shareholder in the Exchange will include the holding period of First Gaston Stock surrendered in exchange therefor. In rendering its opinion, Dixon Odom PLLC may rely on representations contained in certificates of officers of First Gaston, Bancshares, and Catawba.

              H. LISTING OF BANCSHARES' STOCK. Bancshares Stock shall have been
                 ----------------------------
approved for inclusion in the Nasdaq SmallCap Market effective as of the Effective Time.

              I. NO TERMINATION OR ABANDONMENT. This Agreement shall not have
                 -----------------------------
been terminated by any party hereto.

        7.02  ADDITIONAL CONDITIONS TO FIRST GASTON'S OBLIGATIONS.
              ---------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, First Gaston's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

              A. MATERIAL ADVERSE CHANGE. There shall not have been any Material
                 -----------------------
Adverse Change in the financial condition or results of operations of Catawba or Bancshares, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in any such Material Adverse Change.

              B. COMPLIANCE WITH LAWS. Catawba and Bancshares shall have
                 --------------------
complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect on the financial condition or results of operations of Catawba or Bancshares.

              C. CATAWBA'S AND Bancshares' REPRESENTATIONS AND WARRANTIES
                 --------------------------------------------------------
AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing
----------------------------------------------------
by First Gaston as provided in Paragraph 9.02 below, each of the representations and warranties of Catawba and Bancshares contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) representations and warranties that speak as of a specific date, (ii) for changes which are not, in the aggregate, material and adverse to the financial condition and results of operations of Catawba or Bancshares, and (iii) as otherwise contemplated by this Agreement; and Catawba and Bancshares shall have performed in all material respects all their respective obligations, covenants, and agreements hereunder to be performed by them on or before the Closing Date.

              First Gaston shall have received a certificate dated as of the Closing Date and executed by Catawba's and Bancshares' President and Chief Financial Officer to the foregoing effect and as to any other matter as First Gaston may reasonably request.

              D. LEGAL OPINION OF CATAWBA'S AND BANCSHARES' COUNSEL. FIRST
                 --------------------------------------------------
Gaston shall have received from Catawba's and Bancshares' counsel, Gaeta & Glesener, P.A., Raleigh, North Carolina, a written opinion, dated as of the Closing Date and in form and substance reasonably satisfactory to First Gaston.

              E. OTHER DOCUMENTS AND INFORMATION FROM CATAWBA AND BANCSHARES.
                 -----------------------------------------------------------
Catawba and Bancshares shall have provided to First Gaston correct and complete copies of their respective Bylaws, Articles of Incorporation, and board and shareholder resolutions (all certified by their respective secretaries), together with a certificate of the incumbency of its officers and such other closing documents and information as may be reasonably requested by First Gaston or its counsel.

              F. ACCEPTANCE BY FIRST GASTON'S COUNSEL. The form and substance of
                 ------------------------------------
all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to First Gaston's legal counsel, Moore & Van Allen, PLLC, Charlotte, North Carolina.

              G. EXERCISE OF DISSENTERS RIGHTS. The aggregate number of shares
                 -----------------------------
of Bancshares Stock as to which cash is required to be paid as the result of the exercise of any dissenters rights pursuant to the Act, when coupled with any other shares of Bancshares Stock and First Gaston Stock deemed tainted for "pooling-of-interest" purposes, shall not exceed 10% of the total number of shares of Bancshares Stock outstanding at the date of this Agreement or at the Effective Time.

              H. ACCOUNTING TREATMENT. (i) First Gaston shall have received
                 --------------------
assurances from Larrowe & Company, in form and content satisfactory to it, to the effect that the Exchange will qualify to be treated as a "pooling-of-interests" for accounting purposes; (ii) if requested by First Gaston, Catawba's and Bancshares' independent public accountants shall have delivered to First Gaston a letter in form and content satisfactory to them to the effect that such accountants are not aware of any fact or circumstance that might cause the Exchange not to qualify for such treatment; (iii) it shall not have come to the attention of management of First Gaston that any event has occurred or that any condition or circumstance exists that makes it likely that the Exchange may not so qualify.

              I. AFFILIATES' AGREEMENTS. First Gaston shall have received
                 ----------------------
an Affiliates Agreement executed by each person who is an Affiliate of Catawba or Bancshares (as defined in Paragraph 3.26 above) at least five (5) days prior to the Closing in form and content reasonably satisfactory to First Gaston.

        7.03  ADDITIONAL CONDITIONS TO CATAWBA'S AND BANCSHARES' OBLIGATION.
              -------------------------------------------------------------
Notwithstanding any other provision of this Agreement to the contrary, Catawba's and Bancshares' obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

              A. MATERIAL ADVERSE CHANGE. There shall not have occurred any
                 -----------------------
Material Adverse Change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, or operations of First Gaston, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in any such Material Adverse Change.

              B. COMPLIANCE WITH LAWS. First Gaston shall have complied in all
                 --------------------
material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect on First Gaston.

              C. FIRST GASTON'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE
                 -------------------------------------------------------------
OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Catawba or
------------------------------------
Bancshares as provided in Paragraph 9.02 below, each of the representations and warranties of First Gaston contained in this Agreement shall have been true and correct in all material respects as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (i) representations and warranties that speak as of a specific date, (ii) for changes which do not, in the aggregate, result in a Material Adverse Effect on First Gaston, and (iii) as otherwise contemplated by this Agreement; and First Gaston shall have performed in all material respects all its obligations, covenants, and agreements hereunder to be performed by it on or before the Closing Date.

              Catawba and Bancshares shall have received a certificate dated as of the Closing Date and executed by First Gaston's President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by Catawba or Bancshares.

              D. LEGAL OPINION OF FIRST GASTON'S COUNSEL. Bancshares shall have
                 ---------------------------------------
received from First Gaston's counsel, Moore & Van Allen, PLLC, Charlotte, North Carolina, a written opinion, dated as of the Closing Date and in the form and substance reasonably satisfactory to Bancshares.

              E. OTHER DOCUMENTS AND INFORMATION FROM FIRST GASTON. First
                 -------------------------------------------------
Gaston shall have provided to Catawba and Bancshares correct and complete copies of its Articles of Incorporation, Bylaws, and board and shareholder resolutions (all certified by First Gaston's Secretary), together with certificates of the incumbency of First Gaston's officers and such other closing documents and information as may be reasonably requested by Catawba, Bancshares or their counsel.

              F. ACCEPTANCE BY FIRST GASTON'S COUNSEL. The form and substance of
                 ------------------------------------
all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Catawba's and Bancshares' legal counsel, Gaeta & Glesener, PA, Raleigh, North Carolina.

              G. EXERCISE OF DISSENTERS RIGHTS. The aggregate number of shares
                 -----------------------------
of First Gaston Stock as to which cash is required to be paid as the result of the exercise of any dissenters rights pursuant to the Act, when coupled with any other shares of Bancshares Stock and First Gaston Stock deemed tainted for "pooling-of-interest" purposes, shall not exceed 10% of the total number of shares of First Gaston Stock outstanding at the date of this Agreement or at the Effective Time.

              H. ACCOUNTING TREATMENT. (i) Catawba and Bancshares shall have
                 --------------------
received assurances from Dixon Odom PLLC, in form and content satisfactory to them, to the effect that the Exchange will qualify to be treated as a "pooling-of-interests" for accounting purposes; (ii) if requested by Catawba or Bancshares, First Gaston's independent public accountants shall have delivered to Catawba and Bancshares a letter in form and content satisfactory to them to the effect that such accountants are not aware of any fact or circumstance that might cause the Exchange not to qualify for such treatment; (iii) it shall not have come to the attention of management of Catawba or Bancshares that any event has occurred or that any condition or circumstance exists that makes it likely that the Exchange may not so qualify.

              I. AFFILIATES' AGREEMENTS. Catawba and Bancshares shall have
                 ----------------------
received an Affiliates Agreement executed by each person who is an Affiliate of First Gaston (as defined in Paragraph 2.26 above) at least five (5) days prior to the Closing in form and content reasonably satisfactory to Catawba and Bancshares.

                                  ARTICLE VIII
                               TERMINATION; BREACH

        8.01  MUTUAL TERMINATION. At any time prior to the Effective Time (and
              ------------------
whether before or after approval hereof by the shareholders of Catawba or First Gaston), this Agreement may be terminated by the mutual agreement of Bancshares and First Gaston. Upon any such mutual termination, all obligations of Catawba, Bancshares, and First Gaston hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04 above.

        8.02  UNILATERAL TERMINATION. This Agreement may be terminated by
              ----------------------
either Bancshares or First Gaston (whether before or after approval hereof by First Gaston's or Catawba's shareholders) upon written notice to the other party.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

        9.01  "PREVIOUSLY DISCLOSED" INFORMATION; "MATERIAL ADVERSE EFFECT"
              -------------------------------------------------------------
 AND "MATERIAL ADVERSE CHANGE".
------------------------------

              A. "Previously Disclosed" shall mean, as to First Gaston, Catawba or Bancshares, the disclosure of information in a letter delivered by such party to the others prior or subsequent to the date of this Agreement and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs, and items of this Agreement applicable thereto, all of which documents are incorporated herein by reference.

              Information disclosed in any party's letter described above shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph, or item of this Agreement only to the extent that information is expressly set forth in such Party's letter described above and that, in connection with such disclosure, a specific reference is made in the letter to that Paragraph, subparagraph, or item,

                  B. Where used in this Agreement, the terms "Material Adverse Effect" and "Material Adverse Change" shall mean an event, matter, item or circumstance (other than as a result of (i) changes in GAAP, (ii) changes in banking and similar laws of general application or interpretations thereof by courts or governmental authorities, or (iii) any non-recurring unregulated expense of any kind) that in and of itself, or when combined with all similar events, matters, items or circumstances, reasonably would be expected to have, now or in the future, a material adverse effect on the business, financial condition, operations, results of operations or prospects of either party.

         9.02 WAIVER. Any term or condition of this Agreement may be waived
              ------
(except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

         9.03 AMENDMENT. This Agreement may be amended, modified, or
              ---------
supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of First Gaston, by an agreement in writing approved by a majority of the Board of Directors of Bancshares, Catawba, and First Gaston executed in the same manner as this Agreement; provided, however, that, except with the further approval of First Gaston's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of First Gaston no change may be made in the number of shares of Bancshares Stock into which each share of First Gaston Stock will be converted.

         9.04 NOTICES. All notices and other communications hereunder shall be
              -------
in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:

                  A.       If to First Gaston, to:

                           First Gaston Bank of North Carolina
                           Post Office Box 1478
                           Gastonia, North Carolina 28053-1478
                           Attention: Mr. W. Alex Hall

                           With copy to:

                           Brian T. Atkinson, Esq.
                           Moore & Van Allen, PLLC
                           100 North Tryon Street, Floor 47
                           Charlotte, North Carolina 28202

                  B.       If to Bancshares or Catawba, to:
                           Catawba Valley Bank
                           Post Office Box 2328
                           Hickory, North Carolina  28603-2328
                           Attention:  Mr. R. Steve Aaron

                           With copy to:

                           Anthony Gaeta, Jr., Esq.
                           Gaeta & Glesener, P.A.
                           808 Salem Woods Drive, Suite 201
                           Raleigh, North Carolina 27615


          9.05 FURTHER ASSURANCES. First Gaston, Bancshares, and Catawba each
               ------------------
agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations, and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request.

          9.06 HEADINGS AND CAPTIONS. Headings and captions of the articles,
               ---------------------
sections, and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

          9.07 ENTIRE AGREEMENT. This Agreement (including all schedules and
               ----------------
exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

          9.08 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of
               --------------------------
any term, phrase, clause, paragraph, restriction, covenant, agreement, or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

          9.09 ASSIGNMENT. This Agreement may not be assigned by any party
               ----------
hereto except with the prior written consent of the other parties hereto.

         9.10 ENFORCEMENT. The parties agree that irreparable damage would occur
              -----------
in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court located in the State of North Carolina, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.11 COUNTERPARTS. Any number of counterparts of this Agreement may be
              ------------
signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

          9.12 GOVERNING LAW. This Agreement is made in and shall be construed
               -------------
and enforced in accordance with the internal laws (and not the laws of conflict) of the State of North Carolina.

          9.13 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND OTHER AGREEMENTS.
               -------------------------------------------------------------
None of the representations, warranties or agreements herein shall survive the effectiveness of the Exchange, and no party shall have any right after the Effective Time to recover damages or other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise.

  [remainder of page intentionally left blank; signatures appear on next page]

         IN WITNESS WHEREOF, First Gaston, Catawba and Bancshares have each caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

                                      CATAWBA VALLEY BANK


                                      BY:      /s/ R. Steve Aaron
                                               ------------------
                                               R. Steve Aaron, President and CEO

ATTEST:


/s/ Carole F. Teague
--------------------
Secretary

[CORPORATE SEAL]

                                      CATAWBA VALLEY BANCSHARES, INC.


                                      BY:      /s/ R. Steve Aaron
                                               ------------------
                                               R. Steve Aaron, President and CEO

ATTEST:


/s/ Carole F. Teague
--------------------
Secretary

[CORPORATE SEAL]

                                      FIRST GASTON BANK OF NORTH CAROLINA


                                      BY:      /s/ W. Alex Hall
                                               ----------------
                                               W. Alex Hall, President and CEO

ATTEST:


/s/ Barbara D. Myers
--------------------
Secretary

[CORPORATE SEAL]

                                    EXHIBIT A
                     to Agreement and Plan of Share Exchange
                               dated June 29, 2001

                            PLAN OF EXCHANGE BETWEEN
            CATAWBA VALLEY BANK, CATAWBA VALLEY BANCSHARES, INC. AND
                       FIRST GASTON BANK OF NORTH CAROLINA

          A. Names of Exchange Corporations. The name of the corporation whose
             ------------------------------
shares will be acquired is "First Gaston Bank of North Carolina", a North Carolina commercial bank ("First Gaston"), and the name of the acquiring corporation is "Catawba Valley Bancshares, Inc.", a North Carolina corporation ("Bancshares").

          B. Nature of Transaction. Subject to the provisions of this Plan of
             ---------------------
Exchange, all of the outstanding shares of First Gaston's common stock (other than any shares held by Catawba or as to which rights of dissent and appraisal are properly exercised) shall be exchanged for newly issued shares of Bancshares common stock pursuant to N.C. GEN. STAT. Section 55-11-02 (the "Exchange") and with the effect provided under N.C. GEN. STAT. Section 55-11-06.

          C. Terms and Conditions of the Exchange and Manner and Basis of
             ------------------------------------------------------------
Exchanging Shares.
-----------------

               1. The Exchange shall be effected pursuant to the terms and conditions of this Plan of Exchange and of the Agreement and Plan Share Exchange dated as of June 29, 2001, by and among First Gaston, Bancshares and Catawba Valley Bank (the "Agreement").

               2. Each outstanding share of First Gaston common stock ($5.00 par value) will be exchanged for 0.8934 newly issued shares of Bancshares' $1.00 par value common stock, rounded to the nearest whole share.

               3. No fractional shares will be issued to the First Gaston shareholders. Bancshares' shares to be issued as a result of the Exchange will be rounded to the nearest whole share and any shareholder of First Gaston who would otherwise be entitled to receive five-tenths (.5) or more of a share will instead receive an additional whole share; and any shareholder who would otherwise be entitled to receive less than five-tenths (.5) of a share will not receive any consideration for such fractional interest.

               4. Each holder of a certificate representing shares to be exchanged in the Exchange will surrender such certificate and after the Effective Time will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares to which he is entitled under this Plan. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of First Gaston will be deemed for all purposes to evidence ownership of the consideration to be issued for such shares under this Plan; provided, however, that no holder of any such outstanding certificate shall be entitled to the payment of dividends or other distributions on the shares represented by such certificate until the surrender of such certificate, but upon surrender of such certificate as provided in the Agreement, Bancshares' exchange agent shall pay to the registered holder of the shares of Bancshares' stock represented by such certificate the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither Bancshares, its exchange agent, nor First Gaston shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment.

               5. The outstanding shares of Bancshares will not be converted, exchanged, or altered in any manner as a result of the Exchange and will remain outstanding as shares of Bancshares.

     D. Abandonment. This Plan of Exchange may be terminated and the Exchange
        -----------
may be abandoned at any time prior to the Effective Time upon termination of the Agreement as provided therein.

         AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF SHARE EXCHANGE BY AND AMONG CATAWBA VALLEY BANK, CATAWBA VALLEY BANCSHARES, INC. AND
                      FIRST GASTON BANK OF NORTH CAROLINA


     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF SHARE EXCHANGE (this "Amendment") is entered into as of August 10, 2001, by and among Catawba Valley Bank ("Catawba"), Catawba Valley Bancshares, Inc. ("Bancshares"), and First Gaston Bank of North Carolina ("First Gaston").

     WHEREAS, Catawba, Bancshares, and First Gaston are parties to the Agreement and Plan of Share Exchange, dated as of June 29, 2001 (the "Agreement"); and

     WHEREAS, the transactions contemplated by the Agreement may be accounted for on either a pooling-of-interests basis or as a purchase and the parties hereto believe the economic impact will not be affected in any material way irrespective of accounting treatment is utilized to account for the transactions; and

     WHEREAS, Catawba, Bancshares, and First Gaston desire to amend the Agreement as provided herein to eliminate any reference to requiring that the transactions contemplated by the Agreement qualify for pooling-of-interests accounting treatment; and

     WHEREAS, the Agreement sets forth as a condition precedent to the consummation of the transactions contemplated therein that Bancshares changes its name to United Community Banks, Inc. and the parties hereto desire to eliminate that requirement and provide for more flexibility in renaming Bancshares upon consummation of the transactions.

     NOW, THEREFORE, in consideration of the premises and mutual benefits to be derived from this Amendment and the Agreement, Catawba, Bancshares, and First Gaston hereby adopt and make this Amendment and mutually agree as follows:

1. Paragraphs 7.02.G. and H and Paragraphs 7.03.G and H are hereby stricken from the Agreement.

2. Paragraph 7.01.E is hereby amended to provide that Bancshares shall change its name to one which is mutually agreed upon by and between First Gaston and Bancshares and to eliminate the requirement that Bancshares change its name to "United Community Banks, Inc."


              [remainder of this page intentionally left blank;
                        signatures appear on next page]

     IN WITNESS WHEREOF, First Gaston, Catawba, and Bancshares have each caused this Amendment to be executed in its name by its duly authorized officers as of the date first written above.

                                      CATAWBA VALLEY BANK


                                      BY:      ___________________________
                                               R. Steve Aaron, President and CEO
ATTEST:


----------------------------
Carole F. Teague, Secretary

[CORPORATE SEAL]

                                      CATAWBA VALLEY BANCSHARES, INC.


                                      BY:      ____________________________
                                               R. Steve Aaron, President and CEO
ATTEST:


----------------------------
Carole F. Teague, Secretary

[CORPORATE SEAL]

                                      FIRST GASTON BANK OF NORTH CAROLINA


                                      BY:      ____________________________
                                               W. Alex Hall, President and CEO
ATTEST:


----------------------------
Barbara D. Myers, Secretary

[CORPORATE SEAL]

                                   Appendix II
                                   -----------


                              Smith Capital, Inc.,
                                200 Hargett Court
                         Charlotte, North Carolina 28211

Tel 704 362 1563                                    Fax 704 364 3451



                                  July 24, 2001

The Board of Directors
First Gaston Bank
804 South New Hope Road
Gastonia, North Carolina
Attention: W. Alex Hall

          President and CEO

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of First Gaston Bank of North Carolina("First Gaston") of the consideration proposed to be paid to them in connection with the proposed merger (the "Merger") of First Gaston with Catawba Valley Bancshares, Inc. Pursuant to the Agreement and Plan of Share Exchange (the Agreement") dated June 29, 2001 stockholders of First Gaston common stock will receive for each share of Common Stock, par value $5.00 per share, held by them consideration equal to
0.8945 shares of Common Stock, par value $1.00 per share, of Catawba Valley (the "Exchange Ratio").

In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of First Gaston and of certain other companies engaged in businesses comparable to those of First Gaston, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to First Gaston and the consideration received for such companies; (iv) current and historical market prices of the common stock of First Gaston and Catawba Valley; (v) the audited financial statements of First Gaston and Catawba Valley for the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998; (vi) certain internal financial analyses and forecasts prepared by First Gaston and Catawba Valley and their respective managements; and (vii) the terms of other business combinations that we deemed relevant.

In addition, we have held discussions with certain members of the management of First Gaston and Catawba Valley with respect to certain aspects of the Merger, and the past and current business operations of First Gaston and Catawba Valley, the financial condition and future prospects and operations of First Gaston and Catawba Valley, the effects of the Merger on the financial condition and future prospects of First Gaston and Catawba Valley, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by First Gaston and Catawba Valley or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of First Gaston and Catawba Valley to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax and accounting consequences described in discussions with, and materials furnished to us by, representatives of First Gaston, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion. We are expressing no opinion herein as to the price at which Catawba Valley's stock will trade at any future time.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to First Gaston's stockholders.

This letter is provided to the Board of Directors of First Gaston in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of First Gaston as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance.

This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of First Gaston but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

                               Very truly yours,

                               Smith Capital, Inc.

                               By:
                                           ---------------------
                                           Name: Alison J. Smith
                                           Title:   President

                                  APPENDIX III
                                  ------------



                                  July 17, 2001

The Board of Directors of
Catawba Valley Bancshares
1039 Second Street NE
Hickory, NC 28601

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders, ("Company Common Stock"), of Catawba Valley Bancshares, Inc. (the "Company") of the consideration to be paid by such stockholders in the proposed merger (the "Merger") of the Company with First Gaston Bank ("Acquiree") pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), between the Company and Acquiree.

Upon the consummation of the Merger, each share of Acquiree's Stock outstanding immediately prior to the consummation of the Merger will cease to be outstanding and will be converted into 0.8934 shares of the Company's Stock ("Merger Consideration").

In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Merger Agreement; (ii) certain publicly available information concerning the Company and Acquiree, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 2000 and of the Acquiree for each of the years in the three year period ended December 31, 2000, the Quarterly Reports on Form 10-Q of the Company and Acquiree for the quarter ended March 31, 2001, (iii) certain available financial forecasts concerning the business and operations of the Company and Acquiree that were prepared by management of the Company and Acquiree, respectively, and (iv) certain publicly available information with respect to other companies that we believe to be comparable in certain respects to the Company and Acquiree and the trading markets for such other companies' securities. We have held discussions with certain officers and employees of the Company and Acquiree to discuss the past and current business operations, financial condition and prospects of the Company and Acquiree, as well as matters we believe relevant to our inquiry. We have also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

In our review and analysis, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us, or that is publicly available, and have not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company or Acquiree, as the case may be, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including loans, properties and facilities) or liabilities of the Company or Acquiree.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors that we have deemed appropriate under the circumstances, including the following: (i) the historical and current financial position and results of operations of the Company and Acquiree; (ii) the historical and current market for the equity securities of the Company, Acquiree and other companies that we believe to be comparable in certain respects to the Company or Acquiree; (iii) the nature and terms of certain other acquisition transactions that we believe to be relevant; and (iv) the current and historical relationships between the trading levels of the Company Common Stock and Acquiree Common Stock. We have taken into account our assessment of general economic, market and financial conditions and our knowledge of the banking industry, as well as our experience in connection with similar transactions and securities valuation generally. Our opinion is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstance or events occurring after the date hereof. Our opinion expressed below does not imply any conclusion as to the likely trading range for the Company's Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement.

In rendering our opinion we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger no restrictions will be imposed that would have a material adverse affect on the contemplated benefits of the Merger to the Company following the Merger. We understand that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code and that, for accounting purposes, the Merger will be accounted for as a pooling of interests.

We will receive a fee from the Company for delivery of this fairness opinion, the payment of which is contingent upon consummation of the Merger.

Subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the stockholders of the Acquiree is fair to the stockholders of the Company from a financial point of view.

                                       Very truly yours,


                                       The Orr Group

                                   APPENDIX IV

                               DISSENTERS' RIGHTS
                     N.C. GEN. STAT. CHAPTER 55, ARTICLE 13
                       GENERAL STATUTUES OF NORTH CAROLINA

CHAPTER 55.  NORTH CAROLINA BUSINESS CORPORATION ACT
ARTICLE 13.  DISSENTERS' RIGHTS
PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

N.C. Gen. Stat. (S)55-13-01

     (S)55-13-01.  Definitions

In this Article:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G. S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporation action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

N.C. Gen. Stat. (S)55-13-02

     (S)55-13-02.  Right to dissent

     (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger whose shares are not affected under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes;
               (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired in cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding any other provision of this Article, there shall be no right of dissent from, or obtain payment of the fair market value of the shares in the event of, the corporate actions set forth in subdivisions (1), (2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Security Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in which either:

          (1) The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or

          (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

               a.   Cash;

               b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record or date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designed as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 record shareholders; or

               c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

N. C. Gen. Stat. (S)55-13-03

     (S)55-13-03.  Dissent by nominees and beneficial owners

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He does so with respect to all shares of which he is the beneficial shareholder.

N.C. Gen. Stat. (S)55-13-04

     (S)55-13-04 through 55-13-19

     Reserved for future codification purposes.

PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

N.C. Gen. Stat. (S)55-13-20

     (S)55-13-20. Notice of dissenters' rights

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

     (b) If corporate action creating dissenters' rights under G. S. 55-13-02 is taken without a vote of shareholders, the corporation shall no longer than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G. S. 55-13-22.

     (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G. S. 55-13-02 unless he voted for such corporate action.

N.C. Gen. Stat. (S)55-13-21

     (S)55-13-21. Notice of intent to demand payment

     (a) If proposed corporate action creating dissenters' rights under G. S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)  Must not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

N.C. Gen. Stat. (S)55-13-22

     (S)55-13-22 Dissenters' notice

     (a) If proposed corporate action creating dissenters' rights under G. S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G. S. 55-13-21.

     (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G. S. 55-13-02, and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3)  Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

          (5)  Be accompanied by a copy of this Article.

N.C. Gen. Stat. (S)55-13-23

     (S)55-13-23. Duty to demand payment

     (a) A shareholder sent a dissenters' notice described in G. S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates were required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

N.C. Gen. Stat. (S)55-13-24

     (S)55-13-24. Share restrictions

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under
          G. S. 55-13-26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

N.C. Gen. Stat. (S)55-13-25

     (S)55-13-25. Payment

     (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G. S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

     (b)  The payment shall be accompanied by:

          (1) The corporation's most recent available balance sheet as of the end of the fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

          (2) An explanation of how the corporation estimated the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4)  A statement of the dissenters' right to demand payment under G.
               S. 55-13-28; and

          (5)  A copy of this Article.

N.C. Gen. Stat. (S)55-13-26

     (S)55-13-26. Failure to take action

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

N.C. Gen. Stat. (S)55-13-27

     (S)55-13-27. Reserved for future codification purposes

N.C. Gen. Stat. (S)55-13-28

     (S)55-13-28. Procedure if shareholder dissatisfied with corporation's payment or failure to perform

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G. S. 55-13-25 for the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under G. S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2)  The corporation fails to make payment under G. S. 55-13-25; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives the right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

N.C. Gen. Stat. (S)55-13-29

     (S)55-13-29. Reserved for future codification purposes.


PART 3.  JUDICIAL APPRAISAL OF SHARES

N.C. Gen. Stat. (S)55-13-30

     (S)55-13-30. Court action

     (a) If a demand for payment under G. S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G. S. 55-13-25, or (ii) the date of the dissenter's payment demand under G. S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

     (a1) Repealed by Session Laws 1997-202, s.4, effective October 1, 1997.

     (b)  [Reserved for future codification purposes.]

     (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceedings shall be tied as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G. S. 55-13-02, there is no right to a trial by jury.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of this shares, plus interest, exceeds the amount paid by the corporation.

 N.C. Gen. Stat. (S)55-13-31

     (S)55-13-31. Court action

     (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

          (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexastiously, or not in good faith with respect to the rights provided in this Article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                   APPENDIX V
                                   ----------


                                    ARTICLE I

The name of the corporation is _______ (herein referred to as the "Corporation").

                                   APPENDIX VI
                                   -----------

         Section 2. Number, Term and Qualifications: The number and of directors constituting the Board of Directors of the Corporation shall be not less than eight (8) nor more than eighteen (18) as from time to time may be fixed or changed within said minimum and maximum by the shareholders or by a majority of the full Board of Directors. If there are less than nine (9) directors, they shall be elected for terms of one (1) year. Provided there are nine (9) or more directors, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of shareholders after their election, the term of office of the second class to expire at the second annual meeting of shareholders after their election, and the term of office of the third class to expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of three years or until their successors are elected and shall qualify. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen so that all classes of directors shall remain and become equal in number, as nearly as possible. In the event of the death, resignation, retirement, removal or disqualification of a director, a successor shall be elected to serve only until the next meeting of shareholders at which directors are elected.

         No person shall be elected, re-elected or appointed as a director after attaining seventy (70) years of age except for members of the initial Board of Directors of the Corporation. In the event a director attains the age of seventy
(70) years during his term, such director shall serve until the next annual meeting, at which time his successor shall be elected by the shareholders for the remainder of the unexpired term.

                Part II - Information Not Required in Prospectus

Item 20.  Indemnification of Directors and Officers

         Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above its determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

         In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Bylaws of Catawba Valley Bancshares provide for indemnification to the fullest extent permitted under North Carolina law for persons who serve as directors or officers of Catawba Valley Bancshares, or at the request of Catawba Valley Bancshares serve as an officer, director, agent, partner, trustee, administrator or employee for any other foreign or domestic entity, except to the extent such activities were at the time taken known or believed by the potential indemnities to be clearly in conflict with the best interests of Catawba Valley Bancshares. Accordingly, Catawba Valley Bancshares may indemnify its directors, officers, or employees in accordance with either the statutory or non-statutory standards.

         Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

         Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party. Catawba Valley Bank has purchased a standard directors' and officers' liability policy which will, subject to certain limitations, indemnify Catawba Valley Bank and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such. Catawba Valley Bancshares may also purchase such a policy.

         As permitted by North Carolina law, Article 5 of Catawba Valley Bancshares Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action whether by or in the right of Catawba Valley Bancshares or otherwise, provided that such limitation will not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of Catawba Valley Bancshares, (ii) any liability under
Section 55-8-33 of the General Statutes of North Carolina, or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of Catawba Valley Bancshares).

Item 21.  Exhibits and Financial Statement Schedules

         The following documents are filed herewith and made a part of this Registration Statement.


  Exhibit
   Number Description of Exhibit
   ------ ----------------------

     2.1 Agreement and Plan of Share Exchange By and Among Catawba Valley Bank, Catawba Valley Bancshares, Inc. and First Gaston Bank of North Carolina dated as of June 29, 2001 (included as Appendix I to the Joint Proxy Statement-Prospectus)

     2.2 Amendment No. 1 to Agreement and Plan of Share Exchange by and Among Catawba Valley Bank, Catawba Valley Bancshares, Inc. and First Gaston Bank of North Carolina (included as Appendix I to the Joint Proxy Statement-Prospectus)

     3.1 Articles of Incorporation of Registrant (incorporated by reference to Registrant's Form S-4 filed on

  Exhibit
   Number Description of Exhibit
   ------ ----------------------

          March 25, 1999 with the SEC)

     3.2 Bylaws of Registrant (incorporated by reference to Registrant's Form S-4 filed on March 25, 1999 with the SEC)

     4.1 Form of Stock Certificate of Registrant (incorporated by reference to Registrant's Form S-4 filed on March 25, 1999 with the SEC)

     5.1 Opinion of Gaeta & Glesener, P.A. regarding the legality of securities being registered

     8.1  Tax Opinion of Dixon Odom PLLC (to be filed by amendment)

     10.1 Employment Agreement, dated January 1, 1999, between Catawba Valley Bank and R. Steve Aaron (incorporated by reference to Registrant's Form S-4 filed on March 25, 1999)

     10.2 Employment Agreement, dated November 30, 1998, between First Gaston Bank of North Carolina and W. Alex Hall (incorporated by reference to
          Exhibit 10(I) of First Gaston's Form 10-KSB filed on March 29, 2000 with the FDIC)

     13.1 Registrant's 2000 Annual Report (incorporated by reference to Registrant's Schedule 14A filed on March 14, 2001 with the SEC)

     13.2 Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 (incorporated by reference to Registrant's Form 10-QSB filed on July 19, 2001 with the SEC)

     13.3 First Gaston Bank of North Carolina's 2000 Annual Report (Filed herewith)

     13.4 First Gaston Bank of North Carolina's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 (Filed herewith)

     21.1 Subsidiaries of the Registrant (filed herewith)

     23.1 Consent of Dixon Odom PLLC (filed herewith)

     23.2 Consent of Gaeta & Glesener, P.A (included with Exhibit 5.1 hereto)

     23.3 Consent of Smith Capital, Inc. (filed herewith)

     23.4 Consent of The Orr Group (filed herewith)

     23.5 Consent of Larrowe & Company PLC (filed herewith)

     24.1 Power of Attorney (filed herewith)

     99.1 Form of Proxy of Catawba Valley Bancshares, Inc. (filed herewith)

     99.2 Form of Proxy of First Gaston Bank of North Carolina (filed herewith)

Item 22. Undertakings

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form and that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Catawba Valley Bancshares being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hickory, State of North Carolina, on August 10,
2001.

                                     CATAWBA VALLEY BANCSHARES, INC.


                                     By:  /s/ R. Steve Aaron*
                                          -------------------------------------
                                          R. Steve Aaron
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 10, 2001 in the capacities indicated.


SIGNATURE                              CAPACITY
---------                              --------

/s/ R. Steve Aaron*                    President and Chief Executive Officer
-----------------------------------
R. Steve Aaron

/s/ G. Marvin Lowder*                  Treasurer (Chief Financial Officer)
-----------------------------------
G. Marvin Lowder

/s/ Hal F. Huffman, Jr.*               Director
-----------------------------------
Hal F. Huffman, Jr.

/s/ Robert P. Huntley*                 Director
-----------------------------------
Robert P. Huntley

/s/ W. Steve Ikerd*                    Chairman of its Board of Directors
-----------------------------------
W. Steve Ikerd

/s/ Robert T. King*                    Director
-----------------------------------
Robert T. King

/s/ Pat M. Moss*                       Director
-----------------------------------
Pat M. Moss

/s/ Cloyd Hugh Propst, Jr.*            Director
-----------------------------------
Cloyd Hugh Propst, Jr.

/s/ Howard L. Pruitt*                  Director
-----------------------------------
Howard L. Pruitt

/s/ William R. Sigmon, Jr.*            Director
-----------------------------------
William R. Sigmon, Jr.


* By: /s/ R. Steve Aaron, Attorney-in-fact

                                  Exhibit Index


    Exhibit
     Number       Description of Exhibit
    -------       ----------------------
      2.1         Agreement and Plan of Share Exchange By and Among Catawba Valley Bank,  Catawba Valley  Bancshares,
                  Inc. and First Gaston Bank of North  Carolina  dated as of June 29, 2001 (included as Appendix I to the Joint Proxy Statement-Prospectus)

      2.2         Amendment No. 1 to Agreement and Plan of Share Exchange by and among Catawba Valley Bank, Catawba Valley
                  Bancshares, Inc. and First Gaston Bank of North Carolina dated August 10, 2001 (included as Appendix I to the
                  Joint Proxy Statement-Prospectus)

      3.1         Articles of Incorporation of Registrant  (incorporated by reference to Registrant's  Form S-4 filed on March 25, 1999 with the SEC)

      3.2         Bylaws of Registrant (incorporated by reference to Registrant's Form S-4 filed on March 25, 1999 with the SEC)

      4.1         Form of Stock  Certificate of Registrant  (incorpoated by reference to Registrant's  Form S-4 filed on March 25, 1999 with the SEC)

      5.1         Opinion of Gaeta & Glesener, P.A. regarding the legality of securities being registered

      8.1         Tax Opinion of Dixon Odom PLLC (to be filed by amendment)

      10.1        Employment  Agreement,  dated  January 1, 1999,  between  Catawba  Valley  Bank and R. Steve  Aaron
                  (incorporated by reference to Registrant's Form S-4 filed on March 25, 1999)

      10.2        Employment Agreement, dated November 30, 1998, between First
                  Gaston Bank of North Carolina and W. Alex Hall (incorporated by reference to Exhibit 10(I) of First Gaston's Form 10-KSB filed on March 29, 2000 with the FDIC)

      13.1        Registrant's  2000 Annual Report  (incorporated by reference to Registrant's  Schedule 14A filed on
                  March 14, 2001 with the SEC)

      13.2        Registrant's  Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001  (incorporated by reference to Registrant's Form 10-QSB filed on July 19, 2001 with the SEC)

      13.3        First Gaston Bank of North Carolina's 2000 Annual Report (filed herewith)

      13.4        First Gaston Bank of North  Carolina's  Quarterly  Report on Form 10-QSB for the quarter ended June
                  30, 2001 (filed herewith)

      21.1        Subsidiaries of the Registrant (filed herewith)

      23.1        Consent of Dixon Odom PLLC (filed herewith)

      23.2        Consent of Gaeta & Glesener, P.A (included with Exhibit 5.1 hereto)

      23.3        Consent of Smith Capital, Inc. (filed herewith)

      23.4        Consent of The Orr Group (filed herewith)

      23.5        Consent of Larrowe & Company PLC (filed herewith)

      24.1        Power of Attorney (filed herewith)

      99.1        Form of Proxy of Catawba Valley Bancshares, Inc. (filed herewith)

      99.2        Form of Proxy of First Gaston Bank of North Carolina (filed herewith)